FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Made as of July 4,  2007

Among

SUNOPTA INC.

SUNOPTA LP

SUNOPTA FOOD GROUP LLC

as Borrowers

and

EACH OF THE FINANCIAL INSTITUTIONS
AND OTHER ENTITIES FROM TIME TO TIME
PARTIES HERETO

as Lenders

and

CERTAIN AFFILIATES OF

THE BORROWERS

as Obligors

and

BANK OF MONTREAL
 as Agent

and

HARRIS N.A.
 as US Security Agent and
as US Administrative Agent

Table of Contents
SECTION 1 INTERPRETATION		2
1.1	Certain Defined Terms	2
1.2	Business Day	34
1.3	Conflict	34
1.4	Currency	35
1.5	References	35
1.6	Governing Law	36
1.7	Entire Agreement	36
1.8	Severability	36
1.9	Schedules	36

SECTION 2 REPRESENTATIONS AND WARRANTIES		37
2.1	Representations, Warranties and Agreements of the Obligors	37
2.2	Deemed Repetition	44

SECTION 3 THE CREDIT FACILITIES		44
3.1	Establishment of Credit Facilities	44
3.2	Availability of Credit Facilities	45
3.3	Obligations of the Lenders	46
3.4	Revolving Nature of Facility A, Facility B and Facility E	46
3.5	Purpose	46
3.6	Initial and Maximum Utilization	47
3.7	Borrowing Procedures – General	48
3.8	Libor Loans	49
3.9	Bankers' Acceptances	50
3.10	Letters of Credit and Letters of Guarantee	53
3.11	Hedge Contracts	57
3.12	Prime Loans, USBR Loans, Alternate Base Rate Loans, Overdrafts and Swing B Loans.	57
3.13	Conversion Option	57
3.14	Conversion and Rollover Not Repayment	58
3.15	Mandatory Conversion of Libor Loans and Bankers' Acceptances	58
3.16	Deposit of Proceeds of Loans and Discount Proceeds	59
3.17	Evidence of Obligations	59
3.18	Swing A Loans	59
3.19	Swing B Loans	61

SECTION 4 INTEREST, FEES AND EXPENSES		62
4.1	Interest on Prime Loans, Canadian Overdrafts and Swing A Loans	62
4.2	Interest on USBR Loans, Alternate Base Rate Loans, US Overdrafts, Swing A Loans and Swing B Loans	63
4.3	Interest on Libor Loans	64
4.4	Interest on Treasury Rate Loan	64
4.5	Fees on Bankers' Acceptances	65
4.6	Letters of Credit and Letters of Guarantee	66

- i -

4.7	Commitment Fees	66
4.8	Applicable Pricing	67
4.9	Interest on Overdue Amounts	68
4.10	Interest Act	68
4.11	Limit on Rate of Interest	68
4.12	Substitute Basis of Advance – Libor Loans	69
4.13	Indemnity	70
4.14	Breakage Costs	71
4.15	Change in Circumstances	71
4.16	Payment of Portion	72
4.17	Illegality	73

SECTION 5 REDUCTION AND REPAYMENT		73
5.1	Term and Maturity	73
5.2	Repayment	74
5.3	Mandatory Repayment – Currency Fluctuations	75
5.4	Optional Prepayment – Facility C	76
5.5	Optional Prepayment – Facility D and Facility E	77

SECTION 6 PAYMENTS AND TAXES		77
6.1	Payments Generally	77
6.2	Taxes	78
6.3	No Set-Off	79
6.4	Application of Payments Before Exercise of Rights	79
6.5	Application of Payments After Exercise of Rights Under Section 10.2	79

SECTION 7 SECURITY DOCUMENTS		80
7.1	Security Documents	80
7.2	Further Assurances	85

SECTION 8 CONDITIONS PRECEDENT		85
8.1	Conditions Precedent to Disbursements of Advances	85
8.2	Conditions Precedent to All Advances	88
8.3	Conditions Precedent to Advances Under Facility D and Facility E	88
8.4	Waiver of a Condition Precedent	90

SECTION 9 COVENANTS		90
9.1	Affirmative Covenants	90
9.2	Negative Covenants	93
9.3	Financial Covenants of the Borrowers	97
9.4	Accounting, Financial Statements and Other Information	98

SECTION 10 DEFAULT AND ENFORCEMENT		100
10.1	Events of Default	100
10.2	Rights upon Default and Event of Default	104
10.3	Waiver of Default	105

- ii -

SECTION 11 REMEDIES		105

11.1	Remedies Cumulative	105
11.2	Remedies Not Limited	105
11.3	Set-Off, etc	106
11.4	Agent or Lender May Perform Covenants	106

SECTION 12 THE AGENTS AND THE LENDERS		106
12.1	Arrangements for Advances	106
12.2	Payments by Agents	107
12.3	Decision-Making	109
12.4	Security Held by Agent and US Security Agent	111
12.5	Priorities of Security	112
12.6	Appointment of Agents	112
12.7	Protection of Agent	112
12.8	Duties of Agents	114
12.9	Indemnification of Agents	115
12.10	Termination or Resignation of Agents	115
12.11	Rights of Agent as a Lender	116
12.12	Financial Information	116
12.13	Lenders' Independent Investigation	116
12.14	Legal Proceedings by Agents	116
12.15	Lenders' Obligations Several; No Partnership	116
12.16	Sharing of Information	117
12.17	Acknowledgement by Borrower	117
12.18	Amendments to Section 12	117
12.19	Deliveries, etc	117
12.20	Agency Fee	117
12.21	Adjustments Among Lenders	117
12.22	Agents May Debit Accounts	118
12.23	Fonde de Pouvoir	118

SECTION 13 ASSIGNMENTS		119
13.1	Assignment	119

SECTION 14 MISCELLANEOUS		121
14.1	Amendments	121
14.2	Notice	121
14.3	Disruption of Postal Service	122
14.4	Environmental Indemnity	122
14.5	Further Assurances	122
14.6	Judgment Currency	122
14.7	Waivers	123
14.8	Reimbursement of Expenses	123
14.9	Submission to Jurisdiction	123
14.10	Waiver of Trial by Jury	123
14.11	Counterparts	124
14.12	Excluded Subsidiaries	124
14.13	Acknowledgement	124

- iii -

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This fourth amended and restated credit agreement is made as of July 4,  2007

A M O N G

SUNOPTA INC.

and

SUNOPTA LP

and

SUNOPTA FOOD GROUP LLC

as Borrowers

and

EACH OF THE FINANCIAL INSTITUTIONS AND OTHER ENTITIES FROM TIME TO TIME PARTIES TO THIS AGREEMENT
as Lenders

and

CERTAIN AFFILIATES OF THE BORROWERS
 as Obligors

and

BANK OF MONTREAL
 as Agent

and

HARRIS N.A.
 as US Security Agent and
as US Administrative Agent

RECITALS:

A.

Certain of the parties hereto, including without limitation, SunOpta Inc., SunOpta LP, SunOpta Food Group LLC, BMO, Harris, Hancock, Hancock USA, Manulife, Sun Life, the Agent and the US Security Agent, are parties to a third amended and restated credit agreement dated as of December 9, 2005, as amended by a first amending agreement dated as of September 13, 2006 (collectively, the "Original Agreement").

B.

SunOpta Inc. and its various Subsidiaries desire to amend and restate the Original Agreement in its entirety in order to incorporate, among other things, a new credit facility, an increase in certain credit facilities and certain other provisions set out herein.

C.

The Lenders, the Agent, the US Security Agent, the US Administrative Agent, the Borrowers and the Obligors wish to make amendments to and restate the terms of the Original Agreement in its entirety in accordance with the terms and conditions set forth herein.

FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1
INTERPRETATION

1.1

Certain Defined Terms

The terms defined below shall have the indicated meanings unless the context expressly or by necessary implication requires otherwise:

"Acceptance Fee" means a fee payable by the Facility A Borrower with respect to the acceptance of a Bankers' Acceptance under this Agreement, as set out in Section 4.5(a).

"Accounts Receivable" means all "accounts", as such term is defined in the PPSA, now or hereafter acquired by the relevant Borrowers and Obligors and includes all of the relevant Borrowers' and Obligors' accounts, contract rights, instruments, documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to the relevant Borrowers and Obligors arising out of or in connection with the sale or lease of Inventory or otherwise, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Agent , the US Security Agent, or a Lender hereunder or in connection herewith.

"Additional Obligor" means any Person who has executed and delivered an Additional Obligor Counterpart and such additional Security Documents as may be required by the Agent or the US Security Agent in its discretion.

"Additional Obligor Counterpart" means a counterpart to this Agreement in the form attached as Schedule A executed and delivered by any Additional Obligor and the Agent.

"Advance" means an extension of credit under any Credit Facility by a Lender to a Borrower by way of: (a) the advance of a Prime Loan, a USBR Loan, an Overdraft, the acceptance of Bankers' Acceptances or the issuance of a Letter of Credit or a Letter of Guarantee in the case of Facility A; or (b) the advance of an Alternate Base Rate Loan, a Libor Loan, a Swing B Loan or the issuance of a Letter of Credit in the case of Facility B; or (c) the advance of a Treasury Rate Loan in the case of Facility C; or (d) the advance of an Alternate Base Rate Loan or a Libor Loan in the case of Facility D; (e) the advance of an Alternate Base Rate Loan, a USBR Loan, a Libor Loan, a Prime Loan or the acceptance of Banker's Acceptances in the case of Facility E.

"Affiliate" has the meaning given to it in the Business Corporations Act (Ontario), as in effect on the Closing Date.

"Agent" means BMO when acting as agent and any successor agent appointed under Section 12.10.

"Agent's Account for Payments" means (a) for all payments for and by a Borrower under and in connection with Facility A and Facility E in Canadian Dollars, the following account maintained by the Agent at its Toronto main office, to which payments and transfers are to be offered as follows:  2303-1026-125 or, for either purpose, any other account of the Agent as the Agent may from time to time advise the Borrower and the Lenders in writing; (b) for all payments for and by a Borrower under and in connection with Facility A and Facility E in US Dollars, the following account maintained by the Agent at its Toronto main office, to which payments and transfers are to be offered as follows:  2303-4601-550 or, for either purpose, any other account of the Agent as the Agent may from time to time advise the Borrower and the Lenders in writing; (c) for all payments for and by a Borrower under and in connection with Facility B in US Dollars, the following account maintained by the US Administrative Agent at its Chicago, Illinois main office, to which payment and transfers are to be offered as follows:  420-981-3 or, for either purpose, any other account of the US Administrative Agent as the US Administrative Agent may from time to time advise the Borrower and the Lenders in writing; and (d) for all payments for and by a Borrower under and in connection with Facility C or Facility D in US Dollars, the following account maintained by the Agent at its Chicago Branch, to which payments and transfers are to be effected as follows:  0002-4680-740 or, for either purpose, any other account of the Agent as the Agent may from time to time advise the Borrowers and the Lenders under Facility C and Facility D in writing.

"Agent's Branch of Account" means the office of the Agent located at 1 First Canadian Place, 100 King Street West, Toronto, Ontario, M5X 1A1 (Fax No.: (416) 360-7168) or such other office or branch of the Agent in Canada as the Agent may from time to time advise the Borrower and the Lenders in writing.

"Agreement" means this Fourth Amended and Restated Credit Agreement, including the Schedules hereto, as amended, varied, supplemented, restated, renewed or replaced at any time and from time to time.

"Alternate Base Rate" means a fluctuating rate of interest per annum, expressed on the basis of a year of 365 or 366 days, as applicable, which is equal at all times to the greater of (a) the reference rate of interest (however designated) of the Chicago Branch of the Agent for determining interest chargeable by it on United States Dollar commercial loans in the United States and (b) the sum of (i) the Federal Funds Effective Rate and (ii) 100 Basis Points per annum.  Any change in the Alternate Base Rate shall be effective on the date the change becomes effective generally.

"Alternate Base Rate Loan" means an Advance made by the relevant Lenders under Facility B,  Facility D or Facility E which is denominated in US Dollars and in respect of which a Borrower has elected to pay interest in accordance with Section 4.2.

"Applicable Law" means, at any time, in respect of any Person, property, transaction or event, all laws, statutes, regulations, treaties, judgments and decrees applicable to that Person, property, transaction or event (whether or not having the force of law with respect to regulatory matters applicable to the Agent, the US Security Agent or the Lenders) and all applicable requirements, requests, official directives, consents, approvals, authorizations, guidelines, decisions, rules, orders and policies of any Governmental Authority having or purporting to have authority over such Person, property, transaction or event.

"Aseptic" means SunOpta Aseptic, Inc., a corporation formed under the laws of Minnesota, and its successors and permitted assigns.

"Assignee" has the meaning given to it in Section 13.1(c)(i).

"Assigning Lender" has the meaning given to it in Section 13.1(c)(i).

"Associate" has the meaning given in the Business Corporations Act (Ontario), as in effect on the Closing Date.

"Auditors" means PricewaterhouseCoopers LLP or any other independent chartered accounting firm of national standing or otherwise acceptable to the Agent providing audit services to the Borrowers from time to time.

"BA Equivalent Loan" means an Advance made by a Non BA Lender evidenced by a Discount Note.

"Bankers' Acceptance" and "B/A" each means a bill of exchange, including a depository bill issued in accordance with the Depository Bills and Notes Act (Canada), denominated in Canadian Dollars, drawn by a Borrower and accepted by a Lender.

"Basis Point" and "bp" each means one one-hundredth of one percent (.01%).

"Bioprocess" means SunOpta BioProcess Inc., a corporation incorporated under the laws of Canada, and its successors and permitted assigns.

"Borrower" means (a) in respect of Facility A, the Facility A Borrower, (b) in respect of Facility B, SunOpta Food Group, (c) in respect of Facility C, LP, (d) in respect of Facility D, LP and (e) in respect of Facility E, the Facility E Borrower.  For greater certainty, the reference to the term "Borrower" or "Borrowers" without reference to any applicable Credit Facility, unless the context expressly or by necessary implication requires otherwise, is a reference to all of the Persons referred to above.

"Borrower's Account" means an account of any of the Borrowers maintained, as applicable, at the Agent's Branch of Account in respect of Facility A or Facility E, the US Administrative Agent's Branch of Account in respect of Facility B, the Agent's Chicago Branch in respect of Facility C, Facility D and Facility E, or any other branch of the Agent in Canada or the United States, as applicable, as the Borrowers may from time to time advise the Agent in writing and includes those accounts listed on Schedule B and "Borrower's Accounts" means any two or more such accounts.

"Branch of Account" means with respect to each Lender, the branch of that Lender at the address set out opposite the Lender's name on Schedule U or such other branch in Canada or the United States, as applicable, as that Lender may advise the Borrower and the Agent in writing from time to time.

"BMO" means Bank of Montreal and its successors and assigns.

"BMO Chicago" and "Chicago Branch" means the branch of BMO located at 115 South LaSalle St., 12-W, Chicago, Illinois 60603 or such other branch in Illinois as BMO may designate from time to time.

"Business Day" means a day on which chartered banks are open for over-the-counter business in Toronto, Ontario, New York City, New York and Chicago, Illinois and excludes (a) Saturday, Sunday and any other day which is a statutory holiday in Toronto, Ontario in respect of Facility A, Facility C and Facility E and Chicago, Illinois in respect of Facility B, Facility C, Facility D and Facility E and (b) in respect of Libor Loans, any other day on which transactions cannot be carried out by and between banks in the London Interbank Market.

"Business Plan" means collectively the business plans prepared in form and content satisfactory to the Majority Lenders from time to time, (a) for each of  the primary operating Obligors on an unconsolidated basis, and (b) for the Obligors on a consolidated basis, each including budgets (including without limitation income statements, balance sheets, cash flows, ratio compliance and Capital Expenditures) and projections for a one year period and detailing any proposed Capital Expenditures showing all adjustments made to prepare the business plan of the Obligors on a consolidated basis from the business plan of the Obligors on a unconsolidated basis.  For greater certainty, budgets will be prepared for each of the key operating divisions of the consolidated Borrower (SunOpta Bio Process group, Kettle Valley Dried Fruit group, SunOpta Organics Ingredients group and Canada Food Distribution group) plus related groups within the applicable division.

"Canadian Dollar Amount" means, for any amount on any particular date, the aggregate of: (a) the portion, if any, of the amount denominated in Canadian Dollars; and (b) the amount in Canadian Dollars (determined on that date unless otherwise specified herein in accordance with Section 1.4) of the portion, if any, of the amount denominated in US Dollars or any other relevant currency.

"Canadian Dollars "and the symbols "$" and "C$" each means lawful money of Canada.

"Canadian Overdraft" means, subject to terms hereof, any draw by the Facility A Borrower by way of overdraft under Facility A on any of its Canadian Dollar current accounts maintained with BMO.

"Canadian Pension Plans" means, in respect of any Person, all plans or arrangements which are considered to be pension plans for the purposes of any applicable pension benefits standards statute or regulation in Canada established, maintained or contributed to by such Person for its employees or former employees.

"Capital Asset" means, at any time, for any Person, the capital or fixed assets of that Person determined on a consolidated basis in accordance with GAAP.

"Capital Expenditure" means, for any period, those expenditures made in connection with the acquisition, improvement or maintenance of a Capital Asset.

"Capital Lease" means, with respect to a Person, any lease or other arrangement relating to property or assets which would be required to be accounted for as a capital lease on a balance sheet of that Person in accordance with GAAP.  The amount of any Capital Lease at any date shall be the amount of the obligation in respect thereof which would be included on the balance sheet.

"Cash Equivalents" means: (a) securities issued or fully guaranteed or insured by the Government of Canada or the Government of a province of Canada or an agency thereof having maturities of not more than six months from the date of acquisition; (b) certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a maturity of not more than six months, issued by any commercial bank organized under the laws of Canada and having combined capital and surplus of not less than $1,000,000,000 and a short term debt rating of at least "A-" or the equivalent; or (c) commercial paper of an issuer rated at least "A-1" by Standard & Poor's Corporation or P-1 by Moody's Investors Services Inc. and in either case having a maturity of not more than three months.

"CDOR Rate" means, on any day, the annual rate of interest which is the arithmetic average of the "BA 1 month" rates applicable to Canadian Dollar banker's acceptances identified as such on the Reuters Screen CDOR Page at approximately 10:00 a.m. on such day (as adjusted by BMO after 10:00 a.m. to reflect any error in any posted rate or in the posted average annual rate) or if such date is not a Business Day then on the immediately preceding Business Day.  If the rate does not appear on the Reuters Screen CDOR Page as contemplated above, then the CDOR Rate shall be the rate per annum quoted from time to time by BMO as being its reference rate then in effect for determining fees on Canadian Dollar denominated bills of exchange accepted by BMO.

"Certificate" means, in respect of a Person that is not an individual, a written certificate signed in the name of the Person by an appropriate officer thereof and in respect of a Person that is an individual, a written certificate signed by that individual.

"CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

"Claim" means any claim of any nature whatsoever including any demand, cause of action, suit or proceeding.

"Closing" shall mean the closing on the Closing Date of the transactions contemplated herein.

"Closing Date" means July 4,  2007.

"Code" means the United States Internal Revenue Code of 1986, as amended.

"Collateral" means the undertaking, property and assets covered by the Security Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired by any Obligor, or any other party to a Security Document that may at any time be or become subject to a Lien in favour of a Lender, the Agent or the US Security Agent, as applicable, on behalf of the Lenders to secure any or all of the Obligations.  When used in relation to any Person, the term "Collateral" means the undertaking, property and assets covered by those Security Documents to which that Person is a party and any other property, real or personal, tangible or intangible, now existing or hereafter acquired by that Person, that may at any time be or become subject to a Lien in favour of a Lender, the Agent or the US Security Agent, as applicable, on behalf of the Lenders to secure any or all of the Obligations.

"Commitment" means with respect to any Lender, its Facility A Commitment, Facility B Commitment, Facility C Commitment, Facility D Commitment or Facility E Commitment, as the case may be.

"Consolidated Borrower" means SunOpta and all Included Subsidiaries on a consolidated basis.

"Contingent Obligations" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person:  (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Swap Transaction; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; (e) for the obligations of another through any agreement to purchase, repurchase or otherwise acquire any obligation of another Person or any property constituting security therefor, or to provide funds for the payment or discharge of such obligation; and (f) to maintain the solvency, financial condition or any balance sheet item or level of income of another Person.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

"Contract Period" means the period selected by the Borrower in accordance with Section 3.7(a) commencing on the Drawdown Date, Issuance Date, Rollover Date or Conversion Date, as applicable, and expiring on a Business Day, in respect of an Advance during which the interest rate, discount rate or stamping fee with respect to any Advance is established in accordance with and subject to Section 3.8 with respect to Libor Loans, Section 3.9 with respect to Bankers' Acceptances and Section 3.10 with respect to Letters of Credit or Letters of Guarantee.

"Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control, which together with a Borrower and any of its subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

"Conversion" means the conversion of an outstanding Advance, or a portion of an outstanding Advance, into an alternative type of Advance under Section 3.13.

"Conversion Date" means the Business Day that a Borrower elects as the date on which a Conversion is to occur.

"Credit Facilities" means, collectively, Facility A, Facility B, Facility C, Facility D and Facility E, "Credit Facility" means any one of them.

"Debt" of a Person means, without duplication:

(a)

all debts and liabilities of the Person for borrowed money;

(b)

all Contingent Obligations of the Person;

(c)

any obligation, contingent or other, which is required to be classified in accordance with GAAP upon the Person's balance sheet as a liability;

(d)

any obligation secured by any Lien existing on property owned or acquired by the Person subject to the Lien whether or not the obligation secured thereby shall have been assumed;

(e)

any debt or liability of the Person representing the deferred acquisition cost of property or assets created or arising under any conditional sale agreement or other title retention agreement even though the rights and remedies of the seller under that agreement in the event of default are limited to repossession or sale of property or assets covered thereby;

(f)

any liabilities, contingent, unmatured or other, under indemnities given in respect of any bankers' acceptance, letter of credit or letter of guarantee;

(g)

any operating lease under which the Person has furnished a residual value guarantee in respect of which the Person is liable as lessee; and

(h)

any Capital Lease by which the Person is bound,

but "Debt" does not include, in respect of the Consolidated Borrower, deferred Taxes and Subordinated Debt.

"Debt to Tangible Net Worth Ratio" means at any time, with respect to the Consolidated Borrower, (a) Debt at such time divided by (b) Tangible Net Worth at such time.

"Debt Service" means, for any period, the amount required by the Obligors to service the outstanding Debt during that period and includes without limitation interest, required principal payments, payments required or made under any Capital Lease, payments made in respect of letters of credit or letters of guarantee and the stamping fees and discount rates associated with bankers' acceptances facilities.

"Default" means an event, circumstance or omission which is an Event of Default or which, with any or all of the giving of notice, lapse of time, or a failure to remedy the event, circumstance or omission within a period of time, would be an Event of Default.

"Discount Note" means a non-interest bearing promissory note denominated in Canadian Dollars issued by the Borrower to a Non BA Lender to evidence a BA Equivalent Loan.

"Discount Proceeds" means, for any Bankers' Acceptance issued hereunder, an amount calculated on the applicable Drawdown Date as follows:

(1 1 + [DR(CP)] 365)	x BA

Where:

(i)

BA = the face amount of the Bankers' Acceptance

(j)

DR = the Discount Rate applicable to the Bankers' Acceptance expressed as a decimal

(k)

CP = the applicable Contract Period in days

(l)

the product of [DR (CP/365)] is rounded up or down to the fifth decimal place and .000005 is rounded up

"Discount Rate" means, with respect to an issue of Bankers' Acceptances with the same maturity date, (a) the CDOR Rate in respect of any B/A accepted by a Lender that is a Schedule I Lender, and (b) in respect of any B/A accepted by a Lender that is a Schedule II Lender, a Schedule III Lender or other type of financial institution, the CDOR Rate plus 10 bps.

"Dispute" means any cause asserted for non-payment of Accounts Receivable including any dispute, claim, complaint, set-off, defence, contra account or counterclaim (real or asserted), lawful or unlawful, whether arising from or relating to a sale of merchandise by a Borrower or any other transaction or occurrence.

"Documents" means this Agreement, the Security Documents, and all Certificates, instruments, agreements and other documents (including without limitation any Hedge Agreement or Hedge Contract) delivered, or to be delivered, to the Agent, the US Security Agent or the Lenders under or in connection with this Agreement or any Security Document and, when used in relation to any Person, "Documents" means the Documents executed and delivered by such Person.

"Drawdown Date" means any Business Day on which an Advance is made or is deemed to be made.

"Drive" means Drive Organics Corporation, a corporation incorporated under the law of British Columbia, and its successors and permitted assigns.

"EBITDA" means, with respect to any fiscal period of the Consolidated Borrower, the net income of the Consolidated Borrower (adjusted from time to time, with the prior written consent of the Agent, for extraordinary gains or losses, including an amount of US$1,601,000 in respect of one-time recall costs for Cleugh's Frozen Foods Inc., a predecessor of SunOpta Fruit, income or expenses or for acquisitions of any other Person) for that period, plus, to the extent deducted in determining the net income, interest and income taxes accrued during that period, and eliminating any non-cash items deducted or added in determining that net income, including depreciation, depletion and amortization expenses and unrealized foreign exchange losses or gains.

"EDC" means Export Development Canada and its successors and assigns.

"EDC Insured Accounts Receivable" means Accounts Receivable which are, other than with respect to the requirement that the account debtor in respect of the Accounts Receivable be located in Canada or the United States of America, are Eligible Accounts Receivables and are insured by an EDC Policy.

"EDC Policy" means, from time to time, one or more EDC comprehensive insurance policies issued by EDC in favour of a Borrower which insures the payment of certain Accounts Receivable owing to a Borrower from time to time and wherein EDC acknowledges that all payments under such EDC Policy have been assigned to the Agent or the US Security Agent on behalf of the Lenders, a certified copy of which such EDC Policy and acknowledgment shall be provided to the Agent or US Security Agent upon issuance.

"Effective US Treasury Yield" means in connection with any prepayment of the principal amount outstanding under Facility C, the yield, expressed as an annual rate, equal to: (i) the mid-point between the bid side yield and the offer side yield of the Reference US Treasury established on the second Business Day prior to the date of such prepayment where the Reference US Treasury has a term to maturity equal to the Maturity Date in respect of Facility C or (ii) the yield determined by interpolating linearly between the Reference US Treasury securities on the second Business Day prior to the date of such prepayment where the term to maturity does not equal the Maturity Date in respect of Facility C, as determined by the Agent and the Lenders under Facility C on such date.  Both the yields used in calculations under (i) and (ii) shall be reported as of 10:00 am Toronto, Ontario time using the display designated as Page PX 1 on the Bloomberg Financial Markets (or such other display as may replace Page PX 1 on the Bloomberg Financial Markets) for actively traded US Treasury securities.  If the yields referred to above are not reported as of such time or the yields reported as of such time are not ascertainable from the Bloomberg Financial Markets display (or such other display as may replace Page PX1 on the Bloomberg Financial Markets), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the relevant date in the Federal Reserve Statistical Release H.15(519)  (or any comparable successor publication) for actively traded U.S. Treasury securities shall be used.  Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotation to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the term closest to and greater than the Maturity Date in respect of Facility C and (2) the actively traded U.S. Treasury security with the term closest to and less than the Maturity Date in respect of Facility C.

"Eligible Accounts Receivable" shall mean each Account Receivable arising in the ordinary course of the relevant Obligor's business from the sale of Inventory which meets the requirements of the Agent (in respect of Facility A) and the US Administrative Agent (in respect of Facility B) set out herein and which such requirements may change from time to time.  An Account Receivable shall not be deemed eligible unless such Account Receivable is subject, as applicable, to the Agent's or the US Security Agent's perfected, first priority security interest on behalf of the Lenders and no other Liens other than Permitted Liens, and is evidenced by an invoice or other documentary evidence satisfactory to the Agent (in respect of Facility A) and the US Administrative Agent (in respect of Facility B).  In addition, and without limiting, as applicable, the Agent's and the US Administrative Agent's discretion to establish criteria of eligibility in its reasonable credit judgment from time to time, an Account Receivable shall not be an "Eligible Accounts Receivable" if:

(a)

it arises out of a sale made by the relevant Obligor to an Affiliate of the relevant Obligor or to a Person controlled by an Affiliate of the relevant Obligor;

(b)

it is due or unpaid more than 90 days after the original invoice date;

(c)

30% or more of the aggregate amount of the Accounts Receivable from the account debtor are unpaid more than 60 days after the invoice due date;

(d)

any covenant, representation or warranty contained in this Agreement with respect to such Account Receivable has been breached;

(e)

the account debtor is also the relevant Obligor's creditor or supplier, or the account debtor has disputed liability, or the account debtor has made any claim with respect to any other Account Receivable due from such account debtor to the relevant Obligor, or the Account Receivable otherwise is or may become subject to any right of setoff by the account debtor;

(f)

any one or more of the following events has occurred and is continuing with respect to the account debtor on such account: (i) death or judicial declaration of incompetency of an account debtor who is an individual; (ii) the filing by or against the account debtor of a request, proposal, notice of intent to file a proposal, proceeding, action or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, restructuring, liquidation, winding-up, corporate or similar laws of Canada, any province or territory thereof, or any foreign jurisdiction, now or hereafter in effect; (iii) the making of a general assignment by the account debtor for the benefit of creditors; (iv) the appointment of a receiver, trustee, monitor, custodian, liquidator, administrator, interim receiver, monitor or trustee or other official for the account debtor or for any of the assets of the account debtor, including "trustee" under the Bankruptcy and Insolvency Act, (Canada); (v) the institution by or against the account debtor of any other type of insolvency, liquidation, bankruptcy, winding-up or reorganization proceeding (under the laws of Canada, the United States of America or otherwise, including applicable corporate statutes, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the account debtor; (vi) the sale, assignment, or transfer of all or any material part of the assets of the account debtor; (vii) the nonpayment generally by the account debtor of its debts as they become due; (viii) the failure, cessation of the business of the account debtor as a going concern or insolvency of the account debtor; or (ix) the account debtor calling a meeting of its creditors or indicating its consent to any proceeding or action hereinabove described;

(g)

the sale giving rise to the Account Receivable is to an account debtor outside Canada or the United States of America, unless the sale is on letter of credit, guarantee or acceptance terms, in each case, as applicable, acceptable to the Agent or the US Administrative Agent in its reasonable credit judgment, or unless the Account Receivable is an EDC Insured Accounts Receivable;

(h)

the sale giving rise to the Accounts Receivable to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(i)

the Agent or the US Administrative Agent, as applicable, believes, in its sole reasonable credit judgment, that collection of such Account Receivable is insecure or that such Account Receivable may not be paid by reason of the account debtor's financial inability to pay and written notice thereof has been provided to the Borrower;

(j)

the account debtor is the United States of America, any state or any department, agency or instrumentality of any of them, unless the Borrower assigns its right to payment of such Account Receivable to the Agent on behalf of the Lenders pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 203 et seq.) or has otherwise complied with other applicable laws, statutes, regulations or ordinances;

(k)

the account debtor is Canada or any province thereof, or any agency or instrumentality thereof, unless the Borrower has complied with all applicable laws, statutes (including the Financial Administration Act (Canada)) and regulations in order to duly and validly assign such Account Receivable to the Agent on behalf of the Lenders;

(l)

the goods giving rise to such Account Receivable have not been shipped and delivered to and accepted by the customer or the services giving rise to such Account Receivable have not been performed by the Borrower and accepted by the customer or the Account Receivable otherwise does not represent a final sale;

(m)

the Accounts Receivable of the account debtor exceed a credit limit determined by the Agent or the US Administrative Agent, as applicable, in its sole discretion acting reasonably of which the Borrower has received prior written notice, to the extent such Accounts Receivable exceeds such limit;

(n)

any Account Receivable to the extent rebilled or to the extent subject to any credit notes, allowances, or rebates, including volume rebates;

(o)

the Account Receivable is subject to any offset, deduction (other than ordinary course volume rebates deducted as provided in paragraph (n) above), defence, Dispute, or counterclaim or if the Account Receivable is contingent in any respect or for any reason;

(p)

the relevant Obligor has made any agreement with any account debtor for any extension of the time for payment or any deduction from payment, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(q)

shipment of the merchandise or the rendition of services has not been completed or the Account Receivable otherwise represents a progress billing or the account debtor's obligation to pay is otherwise conditional upon completion of any further performance under any contract, agreement or arrangement;

(r)

any return, rejection or repossession of the merchandise has occurred;

(s)

such Account Receivable is subject to a Lien ranking in priority to the Liens granted to the Agent or the US Security Agent, as applicable, on behalf of the Lenders under the  Security Documents;

(t)

such Account Receivable is not payable to the applicable Obligor;

(u)

such Account Receivable is not otherwise satisfactory to, as applicable, the Agent or the US Administrative Agent as determined in good faith by the Agent or the US Administrative Agent in the exercise of its reasonable credit judgment upon written notice being provided to the Borrower;

provided, however, that, as applicable, the Agent or the US Administrative Agent will provide the relevant Obligors with 20 days prior written notice if the Agent or the US Administrative Agent is to change any of the criteria (any such change being consistent with the normal operating procedures of the Agent, the US Administrative Agent and the Lenders, as applicable) relating to the determination of Eligible Accounts Receivable and such change will take effect with the delivery of the Borrowing Base Certificate immediately following the expiry of such notice.

"Eligible Inventory" means the aggregate Inventory of the relevant Obligors calculated at the lower of cost and net realizable value less:

(a)

Inventory that does not meet the quality or other standards imposed by any Governmental Authorities;

(b)

Inventory that is unsaleable;

(c)

Inventory that is subject to any Lien ranking in priority to the Liens granted to the Agent or the US Security Agent, as applicable, on behalf of the Lenders under the Security Documents;

(d)

Inventory that is not in the possession of the relevant Obligor either on premises owned by the relevant Obligor or in respect of which the Agent or the US Security Agent, as applicable, has not received a waiver of the Landlords' rights or warehouseman's rights in respect of such Inventory in form and substance satisfactory to the Agent or the US Security Agent, as applicable;

(e)

Inventory located outside Canada or the United States, other than Inventory for which title has passed to the relevant Obligor which is insured to the full value thereof and for which the Agent or the US Security Agent, as applicable, shall have in its possession (i) all negotiable bills of lading properly endorsed in favour of the Agent or the US Security Agent, as applicable, and (ii) all non-negotiable bills of lading issued in the Agent's name or the US Security Agent's name;

(f)

any other Inventory deemed ineligible, as applicable, by the Agent or the US Administrative Agent in its sole discretion,

provided, however, that, as applicable, the Agent or the US Administrative Agent will provide the relevant Obligors with 20 days prior written notice if the Agent or the US Administrative Agent is to change any of the criteria (any such change being consistent with the normal operating procedures of the Agent and the Lenders, as applicable) relating to the determination of Eligible Inventory and such change will take effect with the delivery of the Borrowing Base Certificate immediately following the expiry of such notice.  Notwithstanding the foregoing and for greater certainty with respect to item (d) above, (i) Inventory which has an aggregate value (calculated at the lower of cost and net realizable value) of less than or equal to US$500,000.00 may be located on leased premises in respect of which no waiver of Landlord's rights or warehouseman's rights has been obtained, and (ii) Inventory which has an aggregate value (calculated at the lower of cost and net realizable value) of greater than US$500,000.00 may be located on leased premises in respect of which no waiver of Landlord's rights or warehouseman's rights has been obtained provided, however, that an amount equal to three months rent (in respect of the rent for the relevant leased premises) will be deducted from the lending value otherwise attributable to the Inventory located on the relevant leased premises.

"Environmental Activity" means any activity, event or circumstance in respect of a Hazardous Substance including its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation or its Release into the natural environment including movement through or in the air, soil, subsoil, surface water or groundwater.

"Environmental Laws" means all Applicable Laws pertaining to environmental or occupational health and safety matters, in effect as at the date hereof and as may be brought into effect or amended at a future date, including those pertaining to reporting, licensing, permitting, investigation, remediation and clean-up in connection with any presence or Release of a Hazardous Substance or threat of same or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling and the like of a Hazardous Substance.

"ERISA" means the Employee Retirement Income Security Act of 1974 of the United States, together with the regulations thereunder as the same may be amended from time to time.  Reference to Sections of ERISA also refer to any successive Sections thereto.

"ERISA Plan" means an "employee welfare benefit plan" or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA.

"Event of Default" means any of the events or circumstances specified in Section 10.1.

"Excluded Subsidiary" means any Subsidiary of SunOpta Inc. now or hereafter designated in writing by the Agent and the Lenders to be an Excluded Subsidiary for purposes of this Agreement, and the name of any Excluded Subsidiary shall be set out on Schedule "Y" from time to time.

"Excluded Taxes" means, in relation to the Agent or any Lender, any Taxes imposed on the net income or capital of the Agent or any Lender by any Governmental Authority as a result of the Agent or the Lender (a) carrying on a trade or business or having a permanent establishment in any jurisdiction or political subdivision thereof, (b) being organized under the laws of such jurisdiction or any political subdivision thereof, or (c) being or being deemed to be resident in such jurisdiction or political subdivision thereof.

"EXIM" means The Export-Import Bank of the United States and its successors and assigns.

"EXIM Insured Accounts Receivable" means Accounts Receivable which are, other than with respect to the requirement that the account debtor in respect of the Accounts Receivable be located in Canada or the United States of America, are Eligible Accounts Receivables and are insured by an EXIM Policy.

"EXIM Policy" means, from time to time, one or more EXIM comprehensive insurance policies issued by EXIM in favour of a Borrower which insures the payment of certain Accounts Receivable owing to a Borrower from time to time and wherein EXIM acknowledges that all payments under such EXIM Policy have been assigned to the Agent or the US Security Agent on behalf of the Lenders, a certified copy of which such EXIM Policy and acknowledgment shall be provided to the Agent or US Security Agent upon issuance.

"Existing Borrowers' Debt" means those Debts listed in Schedule R.

"Facility A" has the meaning given to it in Section 3.1(a).

"Facility A Borrower" means SunOpta which may obtain Advances under Facility A.

"Facility A Borrowing Base" means, as of any date of determination thereof by the Agent from time to time, an amount, without duplication, equal to the aggregate at such time of:

(a)

75% of the value of Eligible Accounts Receivable in respect of SunOpta (and all Canadian divisions thereof including, Kettle Valley, SunOpta Organics and SunOpta Canadian Food Distribution Group), Drive and Marathon;

(b)

90% of the value of EDC Insured Accounts Receivable and EXIM Insured Accounts Receivable in respect of SunOpta (and all Canadian divisions thereof including, Kettle Valley, SunOpta Organics and SunOpta Canadian Food Distribution Group), Drive and Marathon, less any claims made by the relevant Obligor under and, without duplication, amounts received by the Facility A Borrower or the relevant Obligor pursuant to the EDC Policy or EXIM Policy in any particular calendar year, provided however that the amount available to the Facility A Borrower from time to time under this clause (b) shall not at any time exceed an amount equal to the then maximum coverage amount for EDC Insured Accounts Receivables or EXIM Insured Accounts Receivable in respect of SunOpta (and all Canadian divisions thereof including, Kettle Valley, SunOpta Organics and SunOpta Canadian Food Distribution Group), Drive and Marathon insured by the EDC Policy or EXIM Policy;

(c)

100% of Accounts Receivable in respect of SunOpta (and all Canadian divisions thereof including, Kettle Valley, SunOpta Organics and SunOpta Canadian Food Distribution Group), Drive and Marathon arising on sales on letter of credit, guarantees or acceptance terms acceptable to the Agent; and

(d)

50% of the value of Eligible Inventory in respect of SunOpta (and all Canadian divisions thereof including, Kettle Valley, SunOpta Organics and SunOpta Canadian Food Distribution Group), Drive and Marathon;

provided, however, (i) that the Agent will provide the Facility A Borrower with 20 days prior written notice if the Agent is to change any of the criteria (other than the margin advance rates described above which may only be changed with the agreement of the Facility A Borrower) relating to the Facility A Borrowing Base, which change shall take effect with the delivery of the Facility A Borrowing Base Certificate immediately following the expiry of such notice and (ii) the lending value under Facility A attributable to Eligible Inventory shall not at any time exceed $12,500,000.

"Facility A Commitment" means, with respect to any Lender, the principal amount set out beside such Lender's name in Schedule V with reference to Facility A, as amended from time to time, and to the extent not cancelled or terminated hereunder.

"Facility A Unutilized Portion" means, in respect of Facility A, at the date of determination, the maximum principal amount of such Credit Facility expressed in Canadian Dollars at such date, after giving effect to any reductions required by this Agreement, minus the Facility A Utilized Portion expressed in Canadian Dollars at such date.

"Facility A Utilized Portion" means, in respect of Facility A, at the date of determination, the aggregate principal Canadian Dollar Amount of all Advances outstanding under such Credit Facility at such date.

"Facility B" has the meaning given to it in Section 3.1(b).

"Facility B Borrowing Base" means, as of any date of determination thereof by the US Administrative Agent from time to time, an amount, without duplication, equal to the aggregate at such time of:

(a)

75% of the value of Eligible Accounts Receivable in respect of SunOpta Food Group, SunOpta Fruit, Sunrich, Aseptic, SunOpta Ingredients, Trading and Global;

(b)

90% of the value of EDC Insured Accounts Receivable and EXIM Insured Accounts Receivable in respect of SunOpta Food Group, SunOpta Fruit, Sunrich, Aseptic, SunOpta Ingredients, Trading and Global, less any claims made by the relevant Obligor under and, without duplication, amounts received by SunOpta Food Group or the relevant Obligor pursuant to the EDC Policy or EXIM Policy in any particular calendar year, provided however that the amount available to SunOpta Food Group from time to time under this clause (b) shall not at any time exceed an amount equal to the then maximum coverage amount for EDC Insured Accounts Receivables or EXIM Insured Accounts Receivable in respect of SunOpta Food Group, SunOpta Fruit, Sunrich, Aseptic, SunOpta Ingredients, Trading and Global insured by the EDC Policy or EXIM Policy;

(c)

100% of Accounts Receivable in respect of SunOpta Food Group, SunOpta Fruit, Sunrich, Aseptic, SunOpta Ingredients, Trading and Global arising on sales on letter of credit, guarantees or acceptance terms acceptable to the US Administrative Agent; and

(d)

50% of the value of Eligible Inventory in respect of SunOpta Food Group, SunOpta Fruit, Sunrich, Aseptic, SunOpta Ingredients, Trading and Global, except where the Eligible Inventory is commodity corn and soy beans, in which case the margin limit shall be increased from fifty percent (50%) to seventy-five percent (75%)  (for greater certainty, such seventy-five percent (75%) margin rate is available in respect of Eligible Inventory which is commodity corn and soy beans only);

provided however, that (i) the US Administrative Agent will provide SunOpta Food Group with 20 days prior written notice if the US Administrative Agent is to change any of the criteria (other than the margin advance rates described above which may only be changed with the agreement of SunOpta Food Group) relating to the Facility B Borrowing Base, which change shall take effect with the delivery of the Facility B Borrowing Base Certificate immediately following the expiry of such notice; and (ii) the lending value attributable under Facility B to Eligible Inventory shall not at any time exceed US$30,000,000.

"Facility B Commitment" with respect to any Lender, the principal amount set out beside such Lender's name in Schedule V with reference to Facility B, as amended from time to time, and to the extent not cancelled or terminated hereunder.

"Facility B Unutilized Portion" means, in respect of Facility B, at the date of determination, the maximum principal amount of such Credit Facility expressed in US Dollars at such date, after giving effect to any reductions required by this Agreement, minus the Facility B Utilized Portion expressed in US Dollars at such date.

"Facility B Utilized Portion" means, in respect of Facility B, at the date of determination, the aggregate principal amount of all Advances outstanding under such Credit Facility in US Dollars at such date.

"Facility C" has the meaning given to it in Section 3.1(c).

"Facility C Commitment" means, with respect to any Lender, the principal amount set out beside such Lender's name in Schedule V with reference to Facility C, as amended from time to time, and to the extent not cancelled or terminated hereunder.

"Facility C Interest Premium" has the meaning given to it in Section 4.4(d).

"Facility D" has the meaning given to it in Section 3.1(d).

"Facility D Commitment" with respect to any Lender, the principal amount set out beside such Lender's name in Schedule V with reference to Facility D, as amended from time to time, and to the extent not cancelled or terminated hereunder.

"Facility D Unutilized Portion" means, in respect of Facility D, at the date of determination, the maximum principal amount of such Credit Facility expressed in US Dollars at such date, after giving effect to any reductions required by this Agreement, minus the Facility D Utilized Portion expressed in US Dollars at such date.

"Facility D Utilized Portion" means, in respect of Facility D, at the date of determination, the aggregate principal amount of all Advances outstanding under such Credit Facility in US Dollars at such date.

"Facility E" has the meaning given to it in Section 3.1(e).

"Facility E Borrower" means SunOpta and/or SunOpta Food Group, as applicable, both of which may obtain Advances under Facility E.

"Facility E Commitment" with respect to any Lender, the principal amount set out beside such Lender's name in Schedule V with reference to Facility E, as amended from time to time, and to the extent not cancelled or terminated hereunder.

"Facility E Revolving Period Maturity Date" means July 3, 2008, as such date may be extended for a period of 364 days from time to time in accordance with Section 5.1.

"Facility E Unutilized Portion" means, in respect of Facility E, at the date of determination, the maximum principal amount of such Credit Facility expressed in US Dollars at such date, after giving effect to any reductions required by this Agreement, minus the Facility E Utilized Portion expressed in US Dollars at such date.

"Facility E Utilized Portion" means, in respect of Facility E, at the date of determination, the aggregate principal amount of all Advances outstanding under such Credit Facility in US Dollars at such date.

"Federal Funds Effective Rate" means, for any day, the annual rate of interest quoted for that day in H.15(519) opposite the caption "Federal Funds (Effective)".  If H.15(519) is not available for the relevant day, the Federal Funds Effective Rate shall be the annual rate of interest quoted for that day in the Composite 3:30 p.m. Quotations for US Government Securities for that day under the caption "Federal Funds Effective Rate".  If neither of the foregoing quotations is available, the "Federal Funds Effective Rate" shall be the average of the quotations for that day on overnight federal funds (those words to have the meaning generally given to them by money market brokers of recognized standing doing business in the United States of America) transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.  For the purposes of this definition, "H.15(519)" means the weekly statistical release published by the Board of Governors for the Federal Reserve System of the United States or any successor and "Composite 3:30 p.m. Quotations for US Government Securities" means the daily statistical release published by the Federal Reserve Bank of New York or any successor.

"Fiscal Quarter" means each three month period of any Obligor, as the case may be, all of which currently end on March 31, June 30, September 30 and December 31.

"Fiscal Year" means the fiscal year of each Obligor, all of which currently end on December 31.

"Fixed Charge Coverage Ratio" means, at any time with reference to the Consolidated Borrower (a) EBITDA, less cash taxes and sustaining Capital Expenditures (namely up to US$4,500,000 in each Fiscal Year for the period of four Fiscal Quarters then ended) divided by (b) Debt Service for such period.

"Fixed Rate" has the meaning given to it in Section 4.4(a).

"Funded Debt" means, with reference to the Consolidated Borrower at any time and without duplication:

(a)

all debts and liabilities for borrowed money including the Obligations;

(b)

all debts or liabilities (including without limitation any earn-out amount payable by the Consolidated Borrower in connection with any agreement once the quantum of such earn-out payment is determined) representing the deferred acquisition cost of property or assets created or arising under any conditional sale agreement or other title retention agreement even though the rights and remedies of the seller under that agreement in the event of default are limited to repossession or sale of property or assets covered thereby;

(c)

all liabilities, contingent, unmatured or other, under indemnities given in respect of any bankers' acceptance, letter of credit or letter of guarantee;

(d)

all operating leases under which a residual value guarantee or the equivalent has been furnished;

(e)

all Capital Leases; and

(f)

all liabilities under Swap Transactions determined on a "mark to market" basis,

after deducting all cash on deposit with, as applicable, the Agent, the US Administrative Agent, the US Security Agent, BMO or Harris and the value of all marketable securities acceptable to the Agent or the US Security Agent in its sole discretion and which are subject to Liens in favour of the Agent or the US Security Agent on behalf of the Lenders under the Security Documents but excludes, to the extent included above, Subordinated Debt, deferred Taxes, accounts payable incurred in the ordinary course of the Borrowers' business.

"Funded Debt to EBITDA Ratio" means, at any date of determination with reference to the Consolidated Borrower, the Consolidated Borrower's Funded Debt at such date divided by the Consolidated Borrower's EBITDA for the period of four consecutive Fiscal Quarters ended on or immediately prior to such date.

"GAAP" means generally accepted accounting principles in effect from time to time in Canada or the United States, as the case may be, applicable to the relevant Person, applied in a consistent manner from period to period.

"Global" means SunOpta Global Organic Ingredients Inc., a corporation formed under the laws of California, and its successors and permitted assigns.

"Government Approvals" means, with respect to any Person, all licenses, permits, consents, authorizations and approvals from any and all Governmental Authorities required for the conduct of that Person's business as presently conducted.

"Governmental Authority" means any domestic or foreign government including any federal, provincial, state, territorial or municipal government and any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government or any person, body, department, bureau, agency, board, tribunal, commission branch or office thereof or having or claiming to have jurisdiction over the Obligors or any of their respective property or assets.

"Hancock" means  John Hancock Life Insurance Company and its successors and assigns.

"Hancock USA" means John Hancock Life Insurance Company (U.S.A.) and its successors and assigns.

"Harris" means Harris N.A. and its successors and assigns.

"Hazardous Substance" means any solid, liquid, gas, odour, heat, sound, vibration, radiation or combination of them that may impair the natural environment, injure or damage property or plant or animal life or harm or impair the health of any individual and includes, but is not limited to, petroleum, its derivatives, by-products or other hydrocarbons, asbestos, controlled products, wastes and any other materials are regulated by Environmental Laws or which may not by their nature be hazardous, either in fact or as defined in or pursuant to any Environmental Laws but which become prohibited, controlled or regulated by any Governmental Authority.

"Hedge Agreement" has the meaning set forth in Section 3.11(c).

"Hedge Contract" means a Swap Transaction for the purchase of Canadian Dollars, US Dollars, or any other currency in which one of the Borrowers is doing business with US Dollars or Canadian Dollars, as applicable, at an agreed rate of exchange on a specified date, an interest rate or currency swap or any other interest or exchange rate exposure management arrangement in respect of Canadian Dollars, US Dollars or any other currency in which one of the Borrower's is doing business.

"Hedge Contract Exposure" means, with reference to any Hedge Contract, the amount owing to the issuer of that Hedge Contract in the event of a default under and determined in accordance with the terms of the applicable Hedge Agreement.

"HSBC" means HSBC Bank Canada and its successors and assigns.

"HSBC US" means HSBC Bank U.S.A., N.A. and its successors and assigns.

"Included Subsidiary" means any Subsidiary of SunOpta, which at any time has assets or revenues of greater than or equal to C$100,000 and includes each of Mexico and Servicios.  For greater certainty, the term "Included Subsidiary" shall not include any Person which is designated as an Excluded Subsidiary in accordance with the provisions of this Agreement.

"including" means "including without limitation" and the term "including" shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.

"Indemnified Person" means the Agent, the US Security Agent, the US Administrative Agent and each Lender from time to time and its officers, directors, employees, attorneys and agents.

"Intellectual Property" means all trade or brand names, business names, trade-marks (including logos), trade-mark registrations and applications, brand names, service marks, service mark registrations and applications, copyrights, copyright registrations and applications, issued patents and pending applications and other patent rights, industrial design registrations, pending applications and other industrial design rights, trade secrets, proprietary information and know-how, equipment and parts lists and descriptions, instruction manuals, inventions, inventors' notes, research data, blue prints, drawings and designs, formulae, processes, technology and other intellectual property, together with all registered user agreements, technology transfer agreements and other agreements or instruments relating to any of the foregoing.

"Interest Expense" means, with reference to the Consolidated Borrower and any period, the cost of advances of Funded Debt outstanding during that period including interest charges, the interest component of Capital Leases, fees payable in respect of letters of credit and letters of guarantee and discounts incurred and fees payable in respect of bankers' acceptances, all determined on a consolidated basis.

"Interest Payment Date" means, (i) in respect of any of Facility A, Facility B, Facility D and Facility E, the last Business Day of each month or such other day of each month as the US Administrative Agent (in respect of Facility B), the Agent (in respect of Facility A, Facility D and Facility E) and the relevant Borrowers may otherwise agree, and (ii) in respect of Facility C, the last Business Day of each third month (which for greater certainty, commenced on February 28, 2006 in accordance with the provisions of the Original Agreement) or such other day of each month as the Agent, all of the Lenders under Facility C and the relevant Borrower may agree.

"Inventory" means inventory of the relevant Obligors now or hereafter acquired consisting of all readily saleable finished goods for which an identifiable market is discernable but shall not include work in progress unless such work in progress is, in the opinion of the Agent (in respect of Facility A) or the US Administrative Agent (in respect of Facility B) in its sole discretion, in a readily saleable condition.

"Issuance Date" means the date on which a Letter of Credit or a Letter of Guarantee is issued by the L/C Lender at the request of a Borrower.

"ITA" means the Income Tax Act (Canada) and any successor thereto, and any regulations promulgated thereunder.

"Landlord" means any landlord of an Obligor pursuant to a lease agreement between such landlord and an Obligor, whether oral or in writing, in respect of the lease of any property.

"L/C Agreement" has the meaning specified in Section 3.10(c).

"L/C Lender" means (a) in respect of Letters of Credit and/or Letters of Guarantee issued at the request of the Facility A Borrower under Facility A, BMO and its successors and assigns in such capacity, and (b) in respect of Letters of Credit issued at the request of SunOpta Food Group under Facility B, Harris and its successors and assigns in such capacity.

"Lenders" means all of the banks and other financial institutions named on the signature pages of this Agreement and any Assignee and their successors and "Lender" means any one or all of them if the context so requires.  For greater certainty, without limiting the generality of the foregoing, the term "Lender" shall mean, as of the date of this Agreement and as applicable, (a) each of BMO, Rabobank and HSBC in respect of Facility A, (b) each of BMO Chicago, Rabobank US, HSBC US and Harris in respect of Facility B, (c) each of Hancock, Hancock USA, Manulife and Sun Life in respect of Facility C, (d) BMO Chicago in respect of Facility D, (e) each of BMO, BMO Chicago, HSBC, HSBC US, Harris, Rabobank and Rabobank US, as applicable, in respect of Facility E, (f) the L/C Lender, and (g) each Swingline Lender.

"Letter of Credit" means a standby documentary credit issued by the L/C Lender on behalf of the Lenders in respect of Facility A and/or Facility B at the request and for the account of the relevant Borrower to beneficiaries resident in Canada or the United States, as applicable.

"Letter of Guarantee" means a letter of guarantee issued by the L/C Lender on behalf of the Lenders in respect of Facility A at the request and for the account of the relevant Borrower to beneficiaries resident in Canada or the United States, as applicable.

"LIBOR" means the rate of interest per annum for deposits in US Dollars appearing on page 3750 of the Telerate screen as of 11:00 a.m. London time two Business Days in Toronto and London prior to the relevant Drawdown Date or Rollover Date, for the designated maturity and the amount selected, provided that if Telerate page 3750 is unavailable, then LIBOR shall be determined by the Agent with reference to Reuters page LIBO as of 11:00 a.m. London time two Business Days in Toronto and London prior to the relevant Drawdown Date or Rollover Date, for the designated maturity and the amount selected, further provided that if Reuters page LIBO is unavailable, then LIBOR shall be determined by the Agent as the rate, if any, at which it is prepared to offer deposits to leading banks in the London interbank Eurocurrency market in US Dollars, for the designated maturity and the amount selected, for delivery on the relevant Drawdown Date or Rollover Date.

"Libor Interest Date" means, with respect to any Libor Loan, the date falling on the last day of each Contract Period applicable to the Libor Loan and, if the applicable Contract Period is longer than three months, the date falling every three months after the beginning of the Contract Period and the last day of the Contract Period.

"Libor Loan" means an Advance which is denominated in US Dollars and in respect of which a Borrower has elected to pay interest in accordance with Section 4.3.

"Lien" means any mortgage, charge, lien, hypothec or encumbrance, whether fixed or floating on, or any security interest in, any property, whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, Capital Lease or other security arrangement of any kind.

"LLC" means SunOpta LLC, a limited liability company formed under the laws of the State of Delaware and its successors and permitted assigns.

"Loan" means a Prime Loan, a USBR Loan, an Overdraft, an Alternate Base Rate Loan, a Treasury Rate Loan, a Libor Loan, a Swing A Loan or a Swing B Loan and "Loans" means any combination of them.

"Loss" means any loss whatsoever, whether direct or indirect, including expenses, costs, damages, judgments, penalties, awards, assessments, fines and any and all fees, disbursements and expenses of counsel, experts and consultants.

"LP" means SunOpta LP, a limited partnership formed under the laws of the State of Delaware and its successors and permitted assigns.

"Majority Lenders" means (i) at any time when there exists two (2) or fewer Lenders under this Agreement, all such Lenders, (ii) at any time when there exists three (3) or more Lenders under this Agreement and there exists no Event of Default which is continuing, those Lenders having at least 66.67% of the aggregate Total Commitment at such time, (iii) at any time when there exists three (3) or more Lenders under this Agreement and there exists an Event of Default which is continuing, those Lenders which are owed Obligations under the Credit Facilities aggregating at least 66.67% of the principal amount of the Advances outstanding under the Credit Facilities at such time, and (iv) at any time when there exists two (2) or fewer Lenders under this Agreement and there exists an Event of Default which is continuing, those Lenders which are owed Obligations under the Credit Facilities aggregating 100% of the principal amount of the Advances outstanding under the Credit Facilities at such time.

"Manulife" means The Manufacturers Life Insurance Company and its successors and assigns.

"Marathon" means Marathon Natural Foods Ltd., a corporation incorporated under the laws of British Columbia, and its successors and permitted assigns.

"Material Adverse Change" means, with reference to any Person, a change that would reasonably be expected to have a Material Adverse Effect on that Person.

"Material Adverse Effect" means a material adverse effect on (a) the business, operations, or property or financial or other condition of a Person which would negatively affect the ability of that Person to perform and discharge its obligations under this Agreement, any of the other Documents, or its Material Contracts, (b) the Collateral, the Agent's, any Lender's or the US Security Agent's Liens on the Collateral or the priority of those Liens, or (c) the Agent's, any Lender's or the US Security Agent's ability to enforce its rights or remedies under this Agreement or any of the other Documents.

"Material Contract" means, in respect of any Person, any contract or agreement to which the Person is a party or by which it is bound which is material to its business, having regard to its subject matter or the potential consequences of breach or termination.

"Material License" means, in respect of any Person, any license granted to such Person which is material to its business, having regard to its subject matter or the potential consequences of breach or termination.

"Maturity Date" means (a) with respect to Facility A, June 30, 2008, as such date may be extended for a period of 364 days from time to time in accordance with Section 5.1, (b) with respect to Facility B, June 30, 2008, as such date may be extended for a period of 364 days from time to time in accordance with Section 5.1, (c) with respect to Facility C, December 20, 2010, (d) with respect to Facility D, June 30, 2009, and (e) with respect to Facility E, June 30, 2010.

"Mexico" means SunOpta de Mexico, S. de R.L. de C.V., a corporation incorporated under the laws of Mexico, and its successors and permitted assigns.

"Non BA Lender" means a Lender that cannot or does not as a matter of policy issue BAs.

"Obligations" means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for the payment of monetary amounts (whether or not performance is then required or contingent, or whether or not those amounts are liquidated or determinable) owing by the Borrowers and/or the Obligors to the Agent, the US Security Agent or any Lender, as applicable, under any or all of the Documents (including without limitation under any Hedge Agreement or Hedge Contract) and all covenants and duties regarding those amounts, of any kind or nature, present or future, whether or not evidenced by any agreement or other instrument, owing under any or all of the Documents including all obligations owed by the Borrowers to the Lenders under the Credit Facilities.

"Obligor" means each of the Borrowers, any other Person and their respective successors and permitted assigns delivering any of the Security Documents, any Additional Obligor or any Person executing this Agreement as Obligor and "Obligors" means all of them.  For greater certainty, the term "Obligor" includes without limitation, 1510146 Ontario, Drive, Marathon, SunOpta Fruit, Sunrich, ULC, LLC, SunOpta Holding, SunOpta Financing, Aseptic, SunOpta Ingredients, Global, Trading, Mexico and Servicios.

"Original Currency" has the meaning given to it in Section 14.6.

"Other Currency" has the meaning given to it in Section 14.6.

"Overdraft" means a Canadian Overdraft and/or US Overdraft as the context requires.

"Permitted Investments" means Investments by any Obligor in Persons or assets principally related to the natural or organic food business, provided that (i) each Investment shall not exceed a maximum amount of US$7,500,000 which such amount shall include any Debt assumed and any projected earn out payments required to be made as a result of such Investment provided, however, that the Investment limit previously referred to in this clause shall be US$3,750,000 in respect of the acquisition of any assets or Person outside of Canada, the United States or Western Europe (ii) the aggregate of all Investments made by all Obligors in any Fiscal Year of SunOpta shall not exceed an aggregate maximum amount of US$22,500,000, (iii) each Investment in any such Person or assets shall be accretive to the earnings of the relevant Obligor, (iv) each Investment in any such Person shall be consented to by such Person or its shareholders or directors, as applicable, and such Investment shall not be or consist of a hostile takeover, (v) the Obligor shall acquire a 100% ownership interest in the relevant Person if the Investment is effected by way of a share purchase, (vi) all Debt attached to or associated with such Investment (other than in favour of the Lenders hereunder) must be repaid upon the closing of the Investment and all Liens in connection therewith must be discharged.  Notwithstanding the foregoing, if the Investment is in a Person that will, as a result of such Investment, become a subsidiary, the Borrower or relevant Obligor may take up to 30 days after making such Investment to repay all Debt attached to or associated with such Investment (other than in favour of the Lenders hereunder), discharge all Liens and provide the Lenders with such first ranking security as the Lenders may require, and (vii) if the Investment in whole or in part is to be funded by the proceeds of Advances under Facility A or Facility B, then after giving effect to the requested Advance under either Facility A or Facility B, as applicable, there shall remain available for borrowing an amount of at least US$5,000,000 either under Facility A or Facility B.  For greater certainty, no separate Investment shall be permitted if such Investment were to cause the foregoing US$22,500,000 aggregate limit to be exceeded or the proposed Investment otherwise contravenes the provisions of this Agreement.

"Permitted Liens" means, with respect to any property or asset of any Person:

(a)

in respect of personal property:

(i)

Liens arising under the Documents or intended to be created pursuant to this Agreement or any Security Document;

(ii)

Liens for Taxes against personal property (A) which are not delinquent or remain payable without penalty or which are being contested in good faith in accordance with Section 9.1(h) by appropriate proceedings and (B) for which appropriate reserves have been taken in accordance with GAAP, provided that, in respect of this clause (ii), all such Liens secure claims in the aggregate at any time outstanding for the Obligors not exceeding $100,000, excluding any such Lien where there is any material risk that enforcement proceedings in respect thereof will result in the seizure or sale of the relevant  property or assets;

(iii)

carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent for more than 90 days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(iv)

Liens (other than any Lien imposed in respect of a Canadian Pension Plan) consisting of pledges or deposits required in the ordinary course of business in connection with workplace safety insurance, employment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(v)

Purchase Money Liens securing indebtedness not in excess of $500,000 in the aggregate;

(vi)

Liens arising in respect of indebtedness between any of the Obligors provided that such indebtedness is assigned, as applicable, to the Agent or the US Security Agent on behalf of the Lenders and such Liens are subordinated to Liens arising under the Security Documents;

(vii)

Liens acceptable to the Agent or the US Security Agent, as applicable, in its sole discretion arising in respect of Existing Borrowers' Debt; and

(viii)

any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

(b)

in respect of real property (whether leased or owned):

(i)

permits, licenses, agreements, restrictions, easements, rights-of-way and other similar interests in land (including permits, licenses, agreements, restrictions, easements and rights-of-way for sidewalks, public ways, sewers, drains, gas steam and water mains, utilities, telephone and telegraph conduits, poles, wires and cables) which will not, in the reasonable opinion of the Agent or the US Security Agent, as applicable, materially impair the use or the value of the real property and improvements thereon;

(ii)

reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown;

(iii)

Liens for Taxes against real property which are not delinquent or remain payable without penalty or which are being contested in good faith in accordance with Section 9.1(h) by appropriate proceedings and for which appropriate reserves have been taken in accordance with GAAP, provided that, in respect of this clause (iii), all such Liens secure claims in the aggregate at any time outstanding for the Obligors not exceeding $100,000, excluding any such Lien where there is any material risk that enforcement proceedings in respect thereof will result in the seizure or sale of the relevant property or assets;

(iv)

the Liens of the Security Documents created or intended to be created pursuant to this Agreement or any Security Document;

(v)

any interest or title of a lessor or sublessor under any real property lease permitted by this Agreement; and

(vi)

a Lien (consisting of an immovable hypothec) in favour of Caisse Populaire Desjardins des Hauts Boises in an amount not in excess of US$151,827.00 in respect of property municipally known as 35 Rue du Parc, Scotstown, Quebec which such Lien was assumed by SunOpta in connection with its acquisition in December 2006 of Aux Mille et Une Saisons Inc.

"Person" means any natural person, sole proprietorship, partnership, syndicate, trust, joint venture, Governmental Authority or any incorporated or unincorporated entity or association of any nature.

"PPSA" means the Personal Property Security Act (Ontario).

"Pricing Grid" has the meaning given to it in Section 4.8.

"Prime Loan" means an Advance which is denominated in Canadian Dollars and in respect of which a Borrower has elected to pay interest in accordance with Section 4.1(a).

"Prime Rate" means, with respect to a Prime Loan or a Canadian Overdraft, on any day, the greater of (a) the annual rate of interest announced from time to time by the Agent as being its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made by it in Canada, and (b) the CDOR Rate in effect from time to time, plus 100 Basis Points per annum.  Any change in Prime Rate shall be effective on the date the change becomes effective generally.

"principal amount" means (a) with reference to any Loan, the principal amount thereof; (b) with reference to a Bankers' Acceptance, the face amount thereof; and (c) with reference to a Letter of Credit or a Letter of Guarantee, the maximum amount payable to the beneficiary thereof.

"Purchase Money Liens" means any Lien on specific fixed assets (including Capital Leases but, for greater certainty, excluding real property) to secure the payment of the purchase price of those fixed assets where the amount of the obligations secured does not exceed 100% of the lesser of the cost or fair market value of those fixed assets; and extensions, renewals or replacements of such Lien if the amount of the obligations secured thereby is not increased.

"Rabobank" means the Canadian branch of Cooperatieve Centrale Raiffesein-Boerenleenbank B.A., a full service branch under Schedule III of the Bank Act (Canada) which is also referred to as Rabobank Nederland Canadian Branch, and its successors and assigns.

"Rabobank US" means Cooperatieve Centrale Raiffeisen – Boerenleenbank B.A., ''Rabobank Nederland'', New York Branch, and its successors and assigns.

"Rateable Portion" means, with reference to any Lender and any Credit Facility:  (a) prior to the Agent making a declaration under Section 10.2, the fraction that Lender's Commitment under that Credit Facility represents of the Total Commitment under that Credit Facility; and (b) after the Agent makes a declaration under Section 10.2, the fraction that Lender's Advances under that Credit Facility represents of all Advances under that Credit Facility after the adjustments required under Section 12.21.  Notwithstanding the generality of the foregoing, and for greater certainty, the term "Rateable Portion" means, prior to the occurrence of an Event of Default:

(i)

in the context of any Lender's obligation to make Advances under all Credit Facilities, such Lender's Commitment to make Advances under all Credit Facilities divided by the aggregate amount of all Lenders' Commitments to make Advances under all Credit Facilities;

(ii)

in the context of any Lender's obligations to make Advances under a Credit Facility, such Lender's Commitment to make Advances under such Credit Facility divided by the aggregate amount of all Lenders' Commitments to make Advances under such Credit Facility;

(iii)

in the context of any Lender's entitlement to receive a portion of the standby/commitment fee in respect of Facility A, Facility B and Facility E, as applicable, payable pursuant to Section 4.7, such Lender's Commitment to make Advances under the relevant Credit Facility divided by the aggregate amount of all Lenders' Commitments to make Advances under the relevant Credit Facility;

(iv)

in the context of any Lender's entitlement to receive payments of principal, interest or fees under all Credit Facilities (other than a portion of the standby/commitment fee referred to in clause (iii) immediately above), the outstanding Advances due to such Lender under all Credit Facilities divided by the aggregate amount of the outstanding Advances due to all Lenders under all Credit Facilities; and

(v)

in the context of any Lender's entitlement to receive payments of principal, interest or fees under a Credit Facility (other than a portion of the standby fee referred in clause (iii) above), the outstanding Advances due to such Lender under such Credit Facility divided by the aggregate amount of the outstanding Advances due to all Lenders under such Credit Facility.

"Reference US Treasury" means, in connection with any prepayment of the principal amount outstanding under Facility C, (i) the security determined by the Agent and the Lenders under Facility C to be the most actively-traded issue of non-callable security(ies) issued by the Government of the United States having interest compounded semi-annually and a term to maturity equal to the Maturity Date in respect of Facility C or (ii) if such a Treasury security is not available, then the Treasury securities used in the interpolation shall be (1) the actively traded Treasury security with a term to maturity closest to and greater than the  Maturity Date in respect of Facility C and (2) the actively traded Treasury security with a term of maturity closest to and less than the Maturity Date in respect of Facility C.

"Release" means a discharging, spraying, injection, abandonment, depositing, spilling, leaking, seeping, pouring, emitting, emptying, throwing, dumping, placing, pumping, escaping, leaching, migrating, dispensing, dispersal, disposing, and exhausting, and when used as a noun has a correlative meaning.

"Reuters Screen CDOR Page" means the display designated as page CDOR on the Reuters Monitor Money Rates Service or other page as may, from time to time, replace that page on that service for the purpose of displaying bid quotations for bankers' acceptances accepted by leading Canadian banks.

"Reuters Screen LIBO Page" means the display designated as page LIBO on the Reuters Monitor Money Rates Service or other page as may, from time to time, replace that page on that service for the purpose of displaying interbank offered rates for deposits in the London interbank market.

"Rollover" means the rollover of an Advance by way of Libor Loan, Bankers' Acceptance, Letter of Credit or Letter of Guarantee for an additional Contract Period under Section 3.8(c), Section 3.9(h) or Section 3.10(g) , respectively.

"Rollover Date" means the Business Day on which a Rollover occurs.

"Scheduled Payments" means payments made in accordance with Section 5.2 and "Scheduled Payment" means any such payment.

"Schedules" means the schedules attached to and forming part of this Agreement, as particularized in Section 1.9.

"Schedule I Lender" means any Lender named on Schedule I to the Bank Act (Canada).

"Schedule II Lender" means any Lender named on Schedule II to the Bank Act (Canada).

"Schedule III Lender" means any Lender named on Schedule III to the Bank Act (Canada).

"Security" means all security (including guarantees) held from time to time by or on behalf of the Lenders or the Agent or the US Security Agent by or on behalf of the Lenders, securing or intended to secure directly or indirectly repayment of the Obligations and includes all Security described in Section 7.

"Security Documents" means the Documents creating Liens on the assets of the Obligors, in favour of a Lender, the Agent or the US Security Agent, as applicable, on behalf of the Lenders, and all other instruments, agreements, guarantees and documents which have been or may hereafter from time to time be executed in connection therewith, including without limitation the Documents set out in Section 7.1 and, when used in relation to any Person, the term "Security Documents" means the Security Documents executed and delivered by such Person.

"Security Sharing Agreement" means the security sharing agreement entered into among the Agent, the US Security Agent and the Lenders relating to the Security Documents and the Security delivered in connection with this Agreement.

"Servicios" means Servicios SunOpta, S. de R.L. de C.V., a corporation formed under the laws of Mexico, and its successors and permitted assigns.

"Subordinated Debt" means Debt owing by any Obligor where the payee has agreed to postpone payment of all principal and interest on such Debt to payment and satisfaction in full of the Obligations and has subordinated any security taken in respect of such Debt to the position of the Agent or the US Security Agent, as applicable, on behalf of the Lenders under the Security Documents, all in form and substance satisfactory to the Agent or the US Security Agent, as applicable, in its discretion.

"Subsidiary" of a Person means (a) any corporation of which the Person and/or any one of its Affiliates holds, directly or indirectly, other than by way of security only, securities to which are attached more than 50% of the votes that may be cast to elect directors of such corporation, (b) any corporation of which the Person and/or any one of its Affiliates has, through operation of law or otherwise, the ability to elect or cause the election of a majority of the directors of such corporation, (c) any partnership, limited liability company, unlimited liability company or joint venture in which such Person and/or one or more of its Affiliates has, directly or indirectly, more than 50% of the votes that may be cast to elect the governing body of such entity or otherwise control its activity, and (d) any partnership, limited liability company, unlimited liability company or joint venture in which such Person and/or one or more of its Affiliates has, through operation of law or otherwise, the ability to elect or cause the election of a majority of the members of the governing body of such entity or otherwise control its activity.

"Sufficient Copies" means, in respect of documents required to be delivered under this Agreement, the number of copies of each document equal to the number of Lenders plus the Agent at the time the document is delivered, unless the Borrower is otherwise notified by the Agent.

"Sun Life" means Sun Life Assurance Company of Canada and its successors and assigns.

"SunOpta" means SunOpta Inc., a corporation amalgamated under the laws of Canada, and its successors and permitted assigns.

"SunOpta Financing" means SunOpta Financing Inc., a corporation incorporated under the laws of Delaware, and its successors and permitted assigns.

"SunOpta Food Group" means SunOpta Food Group LLC, a limited liability company formed under the laws of Delaware, and its successors and permitted assigns.

"SunOpta Fruit" means SunOpta Fruit Group Inc., a corporation formed under the laws of California, and its successors and permitted assigns.

"SunOpta Holdings" means SunOpta Holdings Inc., a corporation incorporated under the laws of Delaware, and its successors and permitted assigns.

"SunOpta Ingredients" means SunOpta Ingredients, Inc. a corporation formed under the laws of Delaware, and its successors and permitted assigns.

"Sunrich" means Sunrich LLC, a limited liability company formed under the laws of Minnesota, and its successors and permitted assigns.

"Swap Transaction" means an agreement which may be entered into between a Lender and a Borrower in connection with the management of foreign exchange risks in all major currencies acceptable to such Lender (provided that the Borrower or relevant Obligor is doing business in such currency and the quantum or amount of any currency being hedged or managed is reasonable in relation to the volume of the Borrower's or Obligor's business being conducted in any such currency) and includes (a) foreign currency options, (b) foreign exchange forward contracts, and (c) financial products offered by such Lender to the Borrower in connection with management of interest rate risks including forward rate agreements and interest rate swaps.

"Sweep to Loan Program" means the program established by Harris pursuant to which SunOpta Food Group may link one or more deposit accounts maintained by it with Harris with a commercial loan facility provided by Harris.

"Swing A Loan" means any Prime Loan (including by way of Canadian Overdraft) or USBR Loan (including by way of US Overdraft) made pursuant to Section 3.18.

"Swing B Loan" has the meaning assigned thereto in Section 3.19.

"Swing Line A Sublimit" means Cdn.$3,000,000, as reduced pursuant to the terms hereof, by mutual agreement of the Swingline Lender and the Facility A Borrower or by the Swingline Lender in its discretion.

"Swing Line B Sublimit" means US$5,000,000, as reduced pursuant to the terms hereof, by mutual agreement of the Swingline Lender and SunOpta Food Group or by the Swingline Lender in its discretion.

"Swingline Lender" means (a) in respect of Facility A, BMO and its successors and permitted assigns in such capacity, and (b) in respect of Facility B, Harris and its successors and permitted assigns in such capacity.

"Tangible Net Worth" means, with respect to the Consolidated Borrower, the sum of the book value of all common share capital, contributed surplus, retained earnings and unrealized foreign currency adjustments held by the Consolidated Borrower plus any preferred share capital and Subordinated Debt, less Accounts Receivable owed by Affiliates to the Obligors, investments in Affiliates, deferred charges, goodwill, organizational expenses, trademarks, tradenames, copyrights, patents, patent applications, licenses, deferred costs and any such other assets as are properly classified as "intangible".

"Tax" and "Taxes" include, at any time, all taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges of any nature imposed by any Governmental Authority (including income, capital (including large corporations), withholding, consumption, sales, use, transfer, goods and services or other value-added, excise, customs, anti-dumping, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and charges) together with all fines, interest, penalties on or in respect of, or in lieu of or for non-collection of, those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges.

"Total Commitment" means, (a) with respect to Facility A, $25,000,000, (b) with respect to Facility B, US$60,000,000, (c) with respect to Facility C, US$45,000,000, (d) with respect to Facility D, US$9,000,000, and (e) with respect to Facility E, US$20,000,000, as such amounts may be reduced or cancelled in accordance with this Agreement.

"Total Liabilities" means all liabilities of the consolidated Borrower as determined in accordance with GAAP but excludes, however, for purposes of this definition, Funded Debt which constitutes Subordinated Debt.

''Trading'' means Global Trading Inc., a corporation formed under the laws of South Carolina, and its successors and permitted assigns.

"Treasury Constant Maturity Series Yields" means the yields on Treasury securities at constant fixed maturity as constructed and published by the United States Treasury Department based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market as calculated from composites of quotations obtained by the Federal Reserve Bank of New York.

"Treasury Rate" means, on any date, the then current yield to maturity expressed as a rate per annum, assuming semi-annual compounding, equal to (a) if determined on or before December 14, 2005, the ask yield of the 4 ½% November 15, 2010 US Treasury security, or, (b) if determined on or after December 15, 2005, the ask yield of the then applicable five year benchmark US Treasury security, both as determined by the Agent and the Lenders under Facility C at approximately 10:00 am Toronto, Ontario time on such date using the display designated as Page PX 1 on the Bloomberg Financial Markets (or such other display as may replace Page PX 1 on the Bloomberg Financial Markets) for actively traded US Treasury securities.  For greater certainty, the Treasury Rate has been previously determined in accordance with the provisions of the Original Agreement.

"Treasury Rate Loan" means an Advance which is denominated in US Dollars and in respect of which the Borrower has elected to pay interest in accordance with Section 4.4.

"ULC" means 3060385 Nova Scotia Company, an unlimited liability company formed under the laws of Nova Scotia, and its successors and permitted assigns.

"Unanimous Lenders" means (a) all of the Lenders under Facility A, (b) all of the Lenders under Facility B, (c) all of the Lenders under Facility C, (d) all of the Lenders under Facility D, and (e) all of the Lenders under Facility E.

"US Base Rate" means, with respect to a USBR Loan or a US Overdraft, on any day, the greater of (a) the annual rate of interest announced from time to time by the Agent as being its reference rate then in effect for determining rates on US Dollar denominated commercial loans made by it in Canada, and (b) the Federal Funds Effective Rate in effect from time to time (multiplied by 365 or 366/360 if the rate is calculated on the basis of a 360 day year), plus 100 Basis Points per annum.  Any change in the US Base Rate shall be effective on the date the change becomes effective generally.

"USBR Loan" means an Advance which is denominated in US Dollars and in respect of which the Borrower has elected to pay interest in accordance with Section 4.2(a).

"US Dollars" and the symbol "US$" each means lawful money of the United States of America.

"US Dollar Amount" means, for any amount on any particular date, the aggregate of:  (a) the portion, if any, of the amount denominated in US Dollars; and (b) the amount in US Dollars (determined on that date unless otherwise specified herein in accordance with Section 1.4) of the portion, if any, of the amount denominated in Canadian Dollars or any other relevant currency.

"US Overdraft" means, subject to the terms hereof, any draw by the applicable Borrower by way of overdraft under Facility A on any of its US Dollar current accounts maintained with BMO, as applicable.

"US Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which an Obligor, or any corporation, trade or business that is, along with any other Person, a member of a Controlled Group, may reasonably be expected to have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

"US Administrative Agent" means Harris in its capacity, pursuant to this Agreement, as administrative agent for the Lenders under Facility B.

"US Security Agent" means Harris in its capacity, pursuant to the Security Sharing Agreement, as security agent for the Lenders in respect of United States based Obligors that have or will in connection with the transactions contemplated by this Agreement, and as security for their respective Obligations, grant Liens in favour of the Lenders in respect of their United States located property and assets.

"US Welfare Plan" means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

"Working Capital Ratio" means, at any time with reference to the Consolidated Borrower, current assets (less receivables from Affiliates) at such time divided by current liabilities (less Subordinated Debt) at such time.

"written" or "in writing" includes printing, typewriting, or any electronic means of communication capable of being legibly reproduced at the point of reception.

"Yield Maintenance Amount" means, in connection with any prepayment of any principal amount outstanding under Facility C, an amount equal to the positive difference, if any, between (i) the sum of the present value of the outstanding principal amount being prepaid under Facility C and all of the remaining scheduled payments of interest in respect of such principal amount outstanding under such Facility C (but for greater certainty, excluding any interest which is accrued and unpaid as at the date of such prepayment), from the date of such prepayment to the Maturity Date in respect of Facility C, determined by discounting such payments at a rate per annum (assuming semi-annual compounding, payable monthly) equal to one-half percent (0.50%) greater than the Effective US Treasury Yield and (ii) the portion of such outstanding principal amount under Facility C immediately prior to the date of prepayment.

"1510146 Ontario" means 1510146 Ontario Inc., a corporation incorporated under the laws of Ontario, and its successors and permitted assigns.

1.1

Business Day.

If under this Agreement any payment or calculation is to be made, or any other action is to be taken, on or as of a day which is not a Business Day, that payment or calculation is to be made, and that other action is to be taken, as applicable, on or as of the next day that is a Business Day unless the Business Day next following the day is in the next following month, in which event the payment, calculation or action shall be made or taken on or as of the immediately preceding Business Day.

1.2

Conflict.

If there is a conflict or inconsistency between any provision of this Agreement and any provision of another document contemplated by or delivered under or in connection with this Agreement, the relevant provision of this Agreement is to prevail.  For greater certainty, notwithstanding events of default set forth in the Security Documents, the Events of Default shall, if the Events of Default conflict with the events of default set forth is such Security Documents, be the Events of Default to the extent required to remove the conflict, and if a particular event of default is set out in such other Security Document and is not set out in this Agreement, provided that such event of default does not pertain to representations, warranties, covenants or other matters relating specifically to the property secured, charged or hypothecated by the relevant Security Document, the particular event of default shall not be effective as an event of default in that Security Document.  For greater certainty, the events of default contained in the Security Documents will only be effective and apply to the extent that the relevant representation, warranty and/or covenant relating specifically to the property secured, charged or hypothecated by such Security Document is not addressed in the Credit Agreement.

1.3

Currency.

Unless otherwise specified, all amounts are stated in Canadian Dollars.  For the purpose of determining the aggregate Canadian Dollar Amount outstanding on any date of one or more Advances made hereunder, unless otherwise specified, the principal amount of any Loans made in US$ and the face amount of any Letters of Credit and Letters of Guarantee denominated in US$ shall be converted to Canadian Dollars at the rate then being used for this purpose by the Agent on such date, or, if such date is not a Business Day, on the next Business Day.  For the purpose of determining the aggregate US Dollar Amount outstanding on any date of one or more Advances made hereunder, unless otherwise specified, the principal amount of any Loans made in Canadian Dollars and the face amount of any Bankers' Acceptances, Letters of Credit and Letters of Guarantee denominated in Canadian Dollars or any other relevant currency shall be converted to US Dollars at the rate then being used for this purpose by the Agent on such date, or, if such date is not a Business Day on the next Business Day.  In addition to the foregoing, and for greater certainty, for purposes of determining at any time the amount of the Commitments in connection with the definition of Majority Lenders, the term Commitments shall, for such purpose, refer to the US Dollar Amount of such Commitments.

1.4

References.

Time shall be of the essence in all provisions of this Agreement.  Unless otherwise expressly provided, all accounting terms used in this Agreement shall be interpreted, all financial information shall be prepared and all financial calculations shall be made in accordance with GAAP, consistently applied from period to period.  The division of this Agreement into sections, the insertion of headings and the provision of a table of contents are for convenience of reference only and are not to affect the construction or interpretation of this Agreement.  Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders.  Unless otherwise specified, references in this Agreement to Sections and Schedules are to sections of, and schedules to, this Agreement.  Unless otherwise specified, each reference to an enactment is deemed to be a reference to that enactment, and to the regulations made under that enactment, as amended or re-enacted from time to time.  Unless otherwise specified, references to time of day or date mean the local time or date in the City of Toronto, Ontario.

1.5

Governing Law.

This Agreement and each of the Documents (unless the particular Document otherwise provides) are governed by, and are to be construed and interpreted in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

1.6

Entire Agreement.

This Agreement and all Documents constitute the entire agreement between the parties with respect to the subject matter and supersede all prior agreements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or oral, submitted to the Borrowers by the Agent and the Lenders.

1.7

Severability.

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect (a) the legality, validity or enforceability of the remaining provisions of this Agreement; or (b) the legality, validity or enforceability of that provision in any other jurisdiction.

1.8

Schedules.

The following Schedules are attached to and form part of this Agreement:

Schedule	Description
A	Additional Obligor Counterpart
B	Borrowers Accounts
C	Business and Operations
D	Governmental Approvals
E	Litigation
F	Unpaid Taxes
G	Subsidiaries and Corporate Chart
H	Labour Matters
I	Real Property and Locations of Collateral
J	Intellectual Property
K	Environmental Matters
L	Material Contracts and Material Licenses
M	Notice of Advance
N	Rollover and Conversion Notice
O	Power Of Attorney – Banker's Acceptance and BA Equivalent Loans
P-1	Facility C Repayment Schedule – Sun Life
P-2	Facility C Repayment Schedule – Manulife
P-3	Facility C Repayment Schedule – Hancock
P-4	Facility C Repayment Schedule – Hancock USA
Q	Prepayment Notice
R	Existing Debt
S	Transactions with Affiliates

Schedule	Description
T	Compliance Certificate
U	Lenders Branch of Account
V	Commitments
W	Assignment Agreement
X	[Intentionally Deleted]
Y	Excluded Subsidiaries
Z	Interest Rate Confirmation Certificate

SECTION 2
REPRESENTATIONS AND WARRANTIES

2.1

Representations, Warranties and Agreements of the Obligors.

Each Obligor, for itself and only with respect to itself, makes the following representations and warranties to the Agent, the US Administrative Agent, the US Security Agent and each Lender, all of which shall survive the execution and delivery of this Agreement and acknowledges and confirms that the Agent, the US Administrative Agent, the US Security Agent and each Lender is relying on such representations and warranties in entering into this Agreement, all other Documents and making Advances hereunder:

(a)

Corporate Status.  It (i) is a duly organized and validly existing corporation or partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (iii) is duly qualified as a foreign corporation or partnership or an extra-provincial corporation or partnership and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualification.

(b)

Power and Authority.  It has the corporate and/or partnership power to execute, deliver and perform the terms and provisions of each of the Documents and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Documents.  It has duly executed and delivered each of the Documents, and each Document constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, reorganization, moratorium or similar laws affecting creditors' generally, (ii) the fact that specific performance and injunctive relief may only be given at the discretion of the courts, and (iii) the equitable or statutory powers of the courts to stay proceedings before them and to stay the execution of judgments.

(c)

No Violation.  Neither the execution, delivery or performance by it of the Documents, nor compliance by it with the terms and provisions thereof, (i) will contravene any Applicable Law, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which it is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of its constating documents.

(d)

Business and Operations.  Its business and operations and locations of its business and operations are accurately described in Schedule C.

(e)

Governmental Approvals.  Except as set forth in Schedule D, no order, consent, certificate, approval, permit, license, authorization or validation of, or filing, recording or registration with or exemption by (except as have been obtained or made prior to the date hereof or exist and are in full force and effect) any Person (including any Governmental Authority), is required to authorize, or is required in connection with (i) the execution, delivery and performance by it of any Document, or (ii) the legality, validity, binding effect or enforceability with respect to it of any such Document.

(f)

Security Documents.  The Security Documents create valid and enforceable Liens upon the Collateral on the terms set out therein, subject only to the terms of this Agreement and to Permitted Liens, and the Security Documents have been registered or recorded in all places where registration and recording is necessary to protect the charges and security interests created therein.

(g)

Title to Collateral.  It has good and marketable title to all Collateral free and clear of all Liens except Permitted Liens.

(h)

Financial Statements; Financial Condition; Undisclosed Liabilities.

(i)

The consolidated financial statements submitted to the Lenders for the period ended December 31, 2006 and each subsequent set of audited and internally prepared financial statements submitted to the Lenders present fairly (subject, in the case of interim internally prepared financial statements, to normal year end adjustments) the financial position of the Obligors, as at the date of said statements and the results of operations for the periods covered thereby and all such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.  Since December 31, 2006 there has been no Material Adverse Change to any Obligor; and

(ii)

Except as fully reflected in the financial statements and the notes related thereto described in Section 2.1(h)(i), there were no liabilities or obligations with respect to it of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to it.  It does not know of any basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements and notes related thereto described in Section 2.1(h)(i) which, either individually or in the aggregate, would be material to it.

(i)

Litigation.  Except as set forth on Schedule E, there are no actions, suits or proceedings pending or threatened (i) with respect to any Document or the transactions contemplated thereby, or (ii) that are reasonably likely to have a Material Adverse Effect on it.

(j)

True and Complete Disclosure.  All factual information heretofore or contemporaneously furnished by or on behalf of it in writing to the Agent and/or the Lenders (including all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein, is true and accurate in all material respects on the date as of which such information is dated or certified and is not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

(k)

Tax Returns and Payments.  Except as set forth in the financial statements for the 12 month period ended December 31, 2006 or Schedule F, (i) it has filed or caused to be filed all Tax returns which are required to have been filed with respect to its five most recent tax years, and has paid all Taxes shown to be due and payable on those returns or any assessments made against it and all other Taxes, fees or other charges imposed on it by any Governmental Authority, other than those the amount of or validity of which is currently being contested in good faith by appropriate proceedings being diligently pursued, and with respect to which adequate reserves in conformity with GAAP have been provided in its books and of which the details have been provided to the Lender, and (ii) no Liens for Taxes have been filed and, to its knowledge, no claims are being asserted against it with respect to any Taxes.

(l)

Subsidiaries.  It has no Subsidiaries other than those listed on Schedule G. Schedule G correctly sets forth, the percentage ownership (direct and indirect) of it in each class of shares of each of its Subsidiaries and also identifies the direct owner thereof and also identifies any other owner of shares or options of any of its Subsidiaries.  Schedule G also appends a true and complete corporate chart of SunOpta and each of its Subsidiaries.

(m)

No Restrictions.  There does not exist any encumbrance or restriction on its ability to (i) pay dividends or make any other distributions on its shares or any other interest or participation in its profits, or to pay any Debt owed by it, (ii) make loans or advances, or (iii) transfer any of its properties or assets, except, in each case, for such encumbrances or restrictions existing under or by reason of (i) Applicable Law, (ii) this Agreement or the other Documents, (iii) customary provisions restricting subletting or assignment of any lease governing any of its leasehold interests, or (iv) customary provisions restricting the assignment of contracts, permits and/or licenses.

(n)

Compliance with Applicable Laws, etc. It (i) has obtained and is in compliance with all Governmental Approvals which are necessary for the conduct of its business as presently conducted and the use of its property and assets (both real and personal), each of which is in full force and effect, is a good, valid and subsisting approval which has not been surrendered, forfeited or become void or voidable and is unamended, and (ii) is in compliance with all Applicable Laws, including Environmental Laws.

(o)

Labour Matters.  There are no strikes or other labour disputes against it that are pending or, to its best knowledge, threatened.  All payment due from it on account of employee insurance of every kind and vacation pay have been paid or accrued as a liability on its books.  It does not have any obligation under any collective agreements or under any consulting or management agreement requiring payments which cannot be cancelled without material liability.  It is in material compliance with the terms and conditions of all consulting agreements, management agreements and employment agreements, if any.  There is no organizing activity involving it or, to its knowledge, threatened by any labour union or group of employees.  No labour union or group of employees has made a pending demand for recognition.  Except as set forth in Schedule H, there are no complaints or charges against it pending or threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by it.

(p)

Insurance.  It maintains insurance in compliance with Section 9.1(b) and all premiums and other sums of money payable for that purpose have been paid.

(q)

Location of Collateral.  All of the Collateral is located at the locations identified in Schedule I or is in transit to or from such locations.  It has no material account debtors resident outside of Canada or the United States of America that are not insured to at least 90% of their book value by EDC or EXIM, as applicable.

(r)

Intellectual Property.  It has no material Intellectual Property other than the Intellectual Property listed in Schedule J.

(s)

Real Property.

(i)

All real property owned or leased by it and the nature of its interest (both registered and beneficial) therein, is correctly set forth on Schedule I.  It has good and marketable title to all real property owned by it free and clear of all Liens other than Permitted Liens.

(ii)

The real property owned or leased by it described in Schedule I has full, free and unobstructed access to and from adjoining public highways, streets and/or roads, and it has no knowledge of any existing fact or condition which could reasonably be expected to result in the amendment or termination of such access.  All entrances/exits to such real property are permitted under Applicable Law and allow free and uninterrupted ingress and egress to public highways, streets and/or roads.

(iii)

There are no outstanding work orders, notices of deficiency and/or notices of violation issued by any Governmental Authority affecting or pertaining in any respect to part or all of its real property, other than those received and addressed in the normal course of business and which, in the aggregate, would not have a Material Adverse Effect.

(iv)

Each of the Permitted Liens registered against its real property is in good standing and there are no unresolved disputes concerning the same except as disclosed in Schedule E.

(v)

To the extent possible as of the date hereof, each of any outstanding site-plan, development and other municipal agreements entered into by it have been complied with and satisfied.

(vi)

All its real property is zoned to permit its present use.

(vii)

No written notice has been received by it from any Governmental Authority or from any other source whatsoever (and it has otherwise no knowledge thereof), advising of, ordering, directing or requiring that any alteration, repair, improvement or other work be done with respect to its real property or relating to its non-compliance with any Applicable Law regarding land use or any other Applicable Law material to its real property which has not or will not be complied with within the relevant permitted period or relating to any threatened or impending condemnation, or relating to any changes (actual, pending or proposed) to any zoning or other land use law regulating or affecting the use to which such real property may be put.

(viii)

It is not aware of any expropriation or pending expropriation of part or all of its real property.

(ix)

It has not received notice of and, to the best of its knowledge, information and belief, after having made due enquiry, is not otherwise aware of any natural or artificial condition upon its real property which shall or could result in a Material Adverse Change or materially adversely limit or materially adversely affect the intended use of the real property.

(x)

It has not received written notice of and is not otherwise aware of any pending or proposed amendment to any Applicable Law relating to its real property, or of any planning report or other government study concerning the real property, any of which shall or could result in any Material Adverse Change or materially adversely affect the intended use of the real property.

(xi)

Taxes on its real property have not been reduced, deferred or eliminated pursuant to government schemes such as (but not limited to) a farm rebate tax program, a managed forest tax rebate program or conservation land tax rebate program; save for increases that will result from the development of its real property in the ordinary course, it has no knowledge of any proposal by a municipal corporation or other Governmental Authority to increase Taxes relating to or in respect of its real property other than normal annual tax increases levied from time to time.

(xii)

It has no knowledge of any existing or future obligation to pay or any proposed assessment of local improvement charges in relation to its real property.  It has done no act nor executed any agreement with a municipal corporation or other Governmental Authority the effect of which would be to provide for a future obligation to pay or a future assessment of local improvement charges in connection with the real property.

(t)

Environmental Matters.

(i)

It does not engage in any Environmental Activity which, if conducted improperly, could reasonably be expected to have a Material Adverse Effect on it or the value of its property and, except as disclosed in Schedule K, no material amount of Hazardous Substances are stored in or present in any form in or under any premises or lands owned, leased or operated, at any time by it and which, if Released, could reasonably be expected to have a Material Adverse Effect on it or the value of its property.

(ii)

To its knowledge, there is no material amount of asbestos in any form present or suspected to be present at any premises owned leased or operated, at any time, by it.

(iii)

It has a waste management program in compliance with Applicable Law to deal with Hazardous Substances generated in the ordinary course of business, including but not limited to waste generated by its production activities.

(u)

Representations and Warranties in Other Documents.  All representations and warranties made by it in the Documents other than this Agreement are true and correct in all material respects as of the time as of which such representations and warranties were made.

(v)

Material Contracts.  All of its Material Contracts and Material Licenses are listed on Schedule L and true and complete copies thereof have been provided to the Agent or the US Security Agent, as applicable.

(w)

GST Matters.  There are no outstanding obligations owed by any Obligor to Canada Revenue Agency for payment of goods and services tax.

(x)

Debt.  It has, as of the Closing Date, no Debt other than that listed in Schedule R.

(y)

CERCLA.  No portion of any Obligor's property has been listed, designated or identified in the National Priorities List or the CERCLA Information System both as published by the United States Environmental Protection Agency, or any similar list of sites published by any federal, state or local authority proposed for requiring clean up or remedial or corrective action under any requirements of Applicable Laws.

(z)

ERISA Plans.  Each ERISA Plan has been maintained and is in compliance in all material respects with Applicable Laws including, without limitation, all requirements relating to employee participation, investment of funds, benefits and transactions with the Obligors and persons related to them.  With respect to ERISA Plans: (a) no condition exists and no event or transaction has occurred with respect to any ERISA Plan that is reasonably likely to result in any Obligor, to the best of its knowledge, incurring any material liability, fine or penalty; and (b) no Obligor has a material contingent liability with respect to any post-retirement benefit under a US Welfare Plan.  All contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made have been made in all material respects in accordance with all Applicable Laws and the terms of each ERISA Plan.  Each of the ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code either (a) has received a favourable determination letter from the Internal Revenue Service, (b) is or will be the subject of an application for a favourable determination letter, and no circumstances exist that has resulted or could reasonably be expected to result in the revocation or denial of any such determination letter, or (c) is entitled to rely on an appropriately updated prototype plan document that has received a national office determination letter and has not applied for a favourable determination letter of its own.

(aa)

Not an Investment Company.  No Obligor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a holding company, or of a "subsidiary company" of a "holding company", within the meaning of the United States Public Utility Holding Company Act of 1935, as amended.

(bb)

No Margin Stock.  No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock.  None of the proceeds of any Advance shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System of the United States) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(cc)

Schedules.  The information contained in the Schedules attached hereto is true, correct and complete in all material respects.

2.2

Deemed Repetition.

The representations and warranties made in Section 2.1 shall (a) continue in effect until payment and performance of all the Obligations, and (b) be deemed to be repeated on each Drawdown Date, Interest Payment Date, Rollover Date and Conversion Date, mutatis mutandis, as if made on that date and, in any event, as of the end of each Fiscal Quarter.

SECTION 3
THE CREDIT FACILITIES

3.1

Establishment of Credit Facilities.

Subject to the terms and conditions of this Agreement, the Lenders under Facility A (in respect of Facility A), the Lenders under Facility B (in respect of Facility B), the Lenders under Facility C (in respect of Facility C), the Lenders under Facility D (in respect of Facility D) and the Lenders under Facility E (in respect of Facility E), as applicable, hereby establish the following:

(a)

in favour of the Facility A Borrower, an extendable 364 day committed revolving credit facility ("Facility A") in the aggregate principal amount of up to $25,000,000 or the equivalent US Dollar Amount thereof;

(b)

in favour of SunOpta Food Group, an extendable 364 day committed revolving credit facility ("Facility B") in the aggregate principal amount of up to US$60,000,000;

(c)

in favour of LP, a committed non-revolving term credit facility ("Facility C") in the aggregate principal amount of up to US$45,000,000;

(d)

in favour of LP, a committed non-revolving term credit facility ("Facility D") in the aggregate principal amount of up to US$8,500,000; and

(e)

in favour of the Facility E Borrower, an extendable 364 day committed revolving credit facility ("Facility E") in the aggregate principal amount of up to US$20,000,000 or the equivalent Canadian Dollar Amount thereof.

3.2

Availability of Credit Facilities.

Subject to the provisions of this Agreement:

(a)

Facility A.  The Facility A Borrower may borrow, repay and reborrow under Facility A up to the lesser of the Facility A Borrowing Base and a maximum principal amount of $25,000,000 or the equivalent US Dollar Amount thereof.

(b)

Facility B.  SunOpta Food Group may borrow, repay and reborrow under Facility B up to the lesser of the Facility B Borrowing Base and a maximum principal amount of US$60,000,000.

(c)

Facility C.  LP has, in accordance with the provisions of the Original Agreement prior to the date hereof, borrowed by way of a single drawdown under Facility C a principal amount of US$45,000,000.  As at the date hereof, a principal amount of US$45,000,000 remains outstanding under Facility C.

(d)

Facility D.  LP may borrow under Facility D up to a maximum principal amount of US$8,500,000.  For greater certainty, LP has, in accordance with the provisions of the Original Agreement prior to the date hereof, borrowed a principal amount of US$8,500,000 and, as at the date hereof, a principal amount of US$8,500,000 remains outstanding under Facility D.  LP acknowledges that no further new drawings are available under Facility D.

(e)

Facility E.  The Facility E Borrower may borrow, repay and reborrow under Facility E up to a maximum principal amount of US$20,000,000 or the equivalent Canadian Dollar Amount thereof.

(f)

Types of Advances.  Subject to the provisions of this Agreement:

(i)

each Lender agrees to severally make its Commitment under Facility A available to the Facility A Borrower by way of Prime Loans, USBR Loans, Bankers' Acceptance, Letters of Credit or Letters of Guarantee, provided, however, that the Swingline Lender may make available Swing A Loans to the Facility A Borrower up to the Swing Line A Sublimit;

(ii)

each Lender agrees to severally make its Commitment under Facility B available to SunOpta Food Group by way of Alternate Base Rate Loans, Libor Loans or Letters of Credit, provided however that the Swingline Lender may make available to SunOpta Food Group advances by way of Swing B Loans up to the Swing Line B Sublimit;

(iii)

each Lender continues to agree to severally make its Commitment under Facility C available to LP by way of a Treasury Rate Loan;

(iv)

each Lender continues to agree to severally make its Commitment under Facility D available to LP by way of Alternate Base Rate Loans or Libor Loans; and

(v)

each Lender agrees to severally make its commitment under Facility E available to the Facility E Borrower by way of, as applicable, Alternate Base Rate Loans, USBR Loans, Prime Loans, Libor Loans or Bankers' Acceptance.

3.3

Obligations of the Lenders.

(a)

Rateable Portion.  Subject to the terms and conditions of this Agreement, each Lender under each relevant Credit Facility agrees to make available its Rateable Portion of each Advance to the Borrower.  No Lender shall be responsible for a Commitment of any other Lender.  The failure of a Lender to make available an Advance in accordance with its obligations under this Agreement shall not release any other Lender from its obligations.  Notwithstanding anything to the contrary in this Agreement, no Lender shall be obligated to make Advances available to the Borrower under any Credit Facility in excess of its Commitment under the Credit Facility.

(b)

Separate Obligation.  The obligation of each Lender to make its Commitment available to the Borrower is a separate obligation between each Lender and the Borrower, and that obligation is not the several or joint and several obligation of any other Lender.

3.4

Revolving Nature of Facility A, Facility B and Facility E.

Subject to the provisions of this Agreement:

(a)

Facility A.  The Facility A Borrower may increase or reduce the amount of Advances outstanding under Facility A by borrowing, repaying and reborrowing Prime Loans, USBR Loans and Overdrafts, by causing the acceptance of Bankers' Acceptances and funding them at maturity, and by causing the issue and re-issue of Letters of Credit or Letters of Guarantee from time to time.

(b)

Facility B.  SunOpta Food Group may increase or reduce the amount of Advances outstanding under Facility B by borrowing, repaying and reborrowing Alternate Base Rate Loans, Libor Loans and Swing B Loans and by causing the issue and re-issue of Letters of Credit from time to time.

(c)

Facility E.  The Facility E Borrower may increase or reduce the amount of Advances outstanding  under Facility E by borrowing, repaying and reborrowing Alternate Base Rate Loans, Libor Loans, Prime Loans and USBR Loans or by causing the acceptance of Bankers' Acceptances and funding them at maturity.

3.5

Purpose.

(a)

Facility A.  The proceeds of Advances made under Facility A shall be used by the Facility A Borrower solely to provide for the ongoing general corporate and working capital purposes of the Facility A Borrower and its Canadian Subsidiaries and divisions.

(b)

Facility B.  The proceeds of Advances made under Facility B shall be used by SunOpta Food Group solely to provide for the ongoing general corporate and working capital purposes of SunOpta Food Group and its Subsidiaries and divisions.

(c)

Facility C.  The proceeds of the single Advance made by the Lenders under Facility C shall be and is being used by LP primarily to indirectly refinance certain term indebtedness of LP.

(d)

Facility D.  The proceeds of Advances made by the Lenders, through their respective United States branches, under Facility D shall be used by LP to assist with the financing of acquisitions and capital expenditures by the Borrowers and their Subsidiaries.  For greater certainty, the proceeds of the Advances under Facility D shall be, and have been, used by the LP primarily to subscribe for and/or refinance a wholly-owned equity interest in ULC which in turn will use the proceeds of such equity injection to subscribe for and/or refinance a wholly-owned equity interest in LLC which in turn will use the proceeds from such equity injection to make or refinance a secured loan to the Borrowers for the purpose of financing future acquisitions and capital expenditures.

(e)

Facility E.  The proceeds of advances made by the Lenders under Facility E shall be used by the Facility E Borrower to assist with the financing of future acquisitions and capital expenditures by the Facility E Borrower and its Subsidiaries.

(f)

General.  Each Borrower acknowledges and agrees that the proceeds of the Credit Facilities shall be used for such Borrower's business purposes only.

3.6

Initial and Maximum Utilization.

(a)

Facility A.  Advances outstanding under Facility A shall not at any time exceed the Facility A Borrowing Base.  SunOpta shall submit monthly to the Agent within 30 days after the last day of the month or, if that day is not a Business Day, the next preceding Business Day, a certified aged statement of Accounts Receivable and listing of Inventory (the "Borrowing Base Certificate") in form and substance satisfactory to the Agent in its sole discretion.

(b)

Facility B.  Advances outstanding under Facility B shall not at any time exceed the Facility B Borrowing Base.  SunOpta Food Group shall submit monthly to the US Administrative Agent within 30 days after the last day of the month or, if that day is not a Business Day, the next preceding Business Day, a Borrowing Base Certificate in form and substance satisfactory to the US Administrative Agent in its sole discretion.

(c)

Facility C.  Only one Advance has been made available under Facility C.  No further Advances are available under Facility C and the principal amount outstanding under Facility C as at the date hereof is US $45,000,000.

(d)

Facility D.  Advances outstanding under Facility D shall not at any time exceed a maximum principal amount of US$8,500,000, as reduced from time to time in accordance with the provisions hereof.  LP acknowledges that Facility D has been fully drawn down and that no further new drawings are available under Facility D.

(e)

Facility E.  Advances outstanding under Facility E shall not at any time exceed a maximum principal amount of US$20,000,000.

3.7

Borrowing Procedures – General.

(a)

Notice of Borrowing.  All Advances, other than Advances by way of Overdraft, require the delivery of prior notice.  To request an Advance, the applicable Borrower shall give to the US Administrative Agent in respect of Facility B and to the Agent in respect of Facility A, Facility C, Facility D and Facility E written notice substantially in the form attached as Schedule M, indicating the amount of the requested Advance, at or before the time set out below opposite the type of Advance that the applicable Borrower wishes to request:

Type of Advance	Time of Notice
Prime Loans, USBR Loans, Alternate Base Rate Loans and Bankers' Acceptance less than or equal to $10 million	Before 11:00 a.m. one Business Day prior to the requested Drawdown Date.
Prime Loans, USBR Loans, Alternate Base Rate Loans and Bankers' Acceptance greater than $10 million	Before 11:00 a.m. two Business Days prior to the requested Drawdown Date.
Libor Loans	Before 11:00 a.m. three Business Days prior to the requested Drawdown Date.
Letters of Credit and Letters of Guarantee	Before 11:00 a.m. five Business Days prior to the requested Drawdown Date
Treasury Rate Loan	Before 11:00 a.m. up to five (or such other number of Business Days as the Agent and the Lenders under Facility C may in their sole discretion agree) Business Days prior to the requested Drawdown Date

Each notice given in respect of an Advance by way of Prime Loan, USBR Loan, Treasury Rate Loan or Alternate Base Rate Loan shall indicate the amount of the required Advance and the date funds are required. Each notice given in respect of an Advance by way of Libor Loan shall indicate the amount of the required Advance, the date funds are required and the duration of the initial Contract Period applicable thereto.  Each notice given in respect of an Advance by way of Bankers' Acceptances shall indicate the amount of the Bankers' Acceptances to be issued and the applicable Contract Period of the Bankers' Acceptances.  Each notice given in respect of an Advance by way of Letters of Credit or Letters of Guarantee shall indicate the amount of the Letter of Credit or Letter of Guarantee to be issued, the applicable Contract Period, the beneficiary, the terms of draw under the requested Letter of Credit or Letter of Guarantee and all other relevant information.  Notwithstanding the foregoing and for greater certainty, the procedure for SunOpta Food Group to obtain Swing B Loans is set out in Section 3.19(c).

(b)

Limits on Advances.  Notwithstanding any other term of this Agreement, a Borrower shall not request from BMO, Harris, the US Administrative Agent or the Agent, as applicable, an Advance under any Credit Facility if, on the day notice of the Advance is given pursuant to Section 3.7(a) or Section 3.19(c), after giving effect to the Advance, (i) in the case of Facility A, the Canadian Dollar Amount of the principal amount of all Advances outstanding from the Lenders under Facility A would exceed the then current Facility A Borrowing Base, (ii) in the case of Facility B, the US Dollar Amount of the principal amount of all Advances outstanding from the Lenders under Facility B would exceed the then current Facility B Borrowing Base, or (iii) in the case of Facility C, Facility D and Facility E, the US Dollar amount of the principal amount of all Advances outstanding from any Lender under the Credit Facility would exceed that Lender's Commitment under the Credit Facility.  No Advance under any Credit Facility shall have a Contract Period that extends beyond the Maturity Date of that Credit Facility.

(c)

Lender or Agent Determination.  Each determination, as applicable, by the L/C Lender, by the US Administrative Agent for purposes of Facility B and by the Agent for purposes of Facility A, Facility C, Facility D and Facility E of, as applicable, the Prime Rate, the US Base Rate, the Alternate Base Rate, the Treasury Rate, the CDOR Rate, an Acceptance Fee, an issuance fee for a Letter of Credit or a Letter of Guarantee and LIBOR shall, in the absence of manifest error, be final, conclusive and binding on the Borrowers and the Lenders.

3.8

Libor Loans.

(a)

Minimum Advance.  Each Advance by way of Libor Loan shall be in a minimum aggregate amount of US$1,000,000 and larger whole multiples of US$100,000.

(b)

Term.  Each Libor Loan shall have a Contract Period of one, two, three or six months (each month being a period of 30 days for purposes of this Section), subject to availability.  No Contract Period shall extend beyond the Maturity Date.

(c)

Rollover of Libor Loans.  At least three Business Days before the expiry of the Contract Period of each Libor Loan, the Borrower shall notify, as applicable, the US Administrative Agent in respect of Facility B or the Agent in respect of Facility D and Facility E by irrevocable telephone notice, followed by written confirmation on the same day in form and substance substantially in accordance with Schedule N, if it intends to:

(i)

enter into a new Contract Period with respect to the maturing Libor Loan, or

(ii)

repay the maturing Libor Loan.

If a Borrower fails to provide the foregoing notice or make the required payment, payment of its Obligations to the applicable Lender with respect to that maturing Libor Loan shall be funded with an Advance under, as applicable, a USBR Loan or Alternate Base Rate Loan in the amount outstanding under that Libor Loan.

3.9

Bankers' Acceptances.

(a)

Minimum Advances.  Each Advance by way of Bankers' Acceptance shall be in a minimum aggregate face amount of $500,000 and larger whole multiples of $100,000.

(b)

Term.  Each Bankers' Acceptance shall have a Contract Period of not less than 10 days or such greater period in multiples of 10 days to a maximum of 180 days or a longer term, subject, in all cases, to availability.

(c)

Discount Rate.  On each Drawdown Date on which Bankers' Acceptances are to be accepted, the Agent shall advise the Borrower as to the Agent's determination of the applicable Discount Rate for the Bankers' Acceptances which any of the Lenders have agreed to purchase.

(d)

Purchase.  If the Lender purchases a Bankers' Acceptance accepted by it, the Borrower shall sell and the Lender shall purchase the Bankers' Acceptance at the applicable Discount Rate. The Lender shall provide to the Agent's Account for Payments the Discount Proceeds less the Acceptance Fee payable with respect to that Bankers' Acceptance.

(e)

Sale.  Each Lender may from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

(f)

Bankers' Acceptances in Blank.  To facilitate the acceptance of Bankers' Acceptances under this Agreement, the Borrowers shall, upon execution of this Agreement, if so requested by a Lender, and from time to time as required, provide to that Lender Bankers' Acceptances substantially in the form as may be acceptable to that Lender duly executed and endorsed in blank by the Borrower, in quantities sufficient for that Lender to fulfill its obligations under this Agreement or, if so requested by a Lender, provide to that Lender, with a copy to the Agent, a power of attorney substantially in the form of Schedule O executed by the Borrower in favour of that Lender authorizing that Lender to execute drafts in the form attached thereto.  If Bankers' Acceptances have been provided to a Lender duly executed and endorsed in blank by the Borrower, that Lender is hereby authorized to issue Bankers' Acceptances endorsed in blank in face amounts as may be determined by the Borrower provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by the Lender.  No Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance as required under this Agreement if the cause of the failure is, in whole or in part, due to the failure of the Borrower to provide to the Lender on a timely basis a sufficient number of duly executed Bankers' Acceptances or a duly executed power of attorney, as applicable, nor shall any Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any Bankers' Acceptance except a loss or improper use arising by reason of the gross negligence or wilful misconduct of the Lender or its employees.

(g)

Execution.  Drafts drawn by a Borrower to be accepted as Bankers' Acceptances shall be signed by a duly authorized officer or officers of the Borrower or by its attorneys.  Notwithstanding that any Person whose signature appears on any Bankers' Acceptance may no longer be an authorized signatory for the Borrower at the time of issuance of a Bankers' Acceptance, that signature shall nevertheless be valid and sufficient for all purposes as if the authority had remained in force at the time of issuance and any Bankers' Acceptance so signed shall be binding on the Borrower.

(h)

Issuance.  The Agent, promptly following receipt of a notice of Advance, Rollover or Conversion by way of Bankers' Acceptances, shall advise the applicable Lenders of the notice and shall advise each Lender of the face amount of Bankers' Acceptances to be accepted by it and the applicable Contract Period (which shall be identical for all Lenders).  The aggregate face amount of Bankers' Acceptances to be accepted by a Lender shall be determined by the Agent by reference to that Lender's Rateable Portion of the issue of Bankers' Acceptances, except that, if the face amount of a Bankers' Acceptance which would otherwise be accepted by a Lender would not, subject to Section 3.9(a), be Cdn$100,000 or a whole multiple thereof, the face amount shall be increased or reduced by the Agent in its sole discretion to Cdn$100,000 or the nearest whole multiple of that amount, as appropriate; provided that after such issuance, no Lender shall have aggregate outstanding Advances in excess of its Commitment.

(i)

Rollover.  At or before 1:00 p.m. two Business Days before the maturity date of any Bankers' Acceptance, the Borrower shall give to the Agent written notice substantially in the form attached as Schedule N if the Borrower intends to repay the maturing Bankers' Acceptances on the maturity date or if the Borrower intends to issue Bankers' Acceptances on the maturity date to provide for the payment of the maturing Bankers' Acceptances. Otherwise, the Borrower shall provide payment to the Agent on behalf of the Lenders of an amount equal to the aggregate principal amount of the Bankers' Acceptances on their maturity date.  If the Borrower fails to make the payment, the Borrower's obligations in respect of the maturing Bankers' Acceptances shall be deemed to have been funded on the maturity date thereof with an Advance by way of Prime Loan.

(j)

Waiver of Presentment and Other Conditions.  The Borrower waives presentment for payment and any other defence to payment of any amounts due to the Lender in respect of a Bankers' Acceptance accepted and purchased by it pursuant to this Agreement which might exist solely by reason of the Bankers' Acceptance being held, at the maturity thereof, by the Lender in its own right and each Borrower agrees not to claim any days of grace if the Lender as holder sues the Borrower on the Bankers' Acceptance for payment thereunder.

(k)

Depository Bills and Notes Act.  At the option of the Borrower and any Lender, Bankers' Acceptances under this Agreement to be accepted by that Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada).  All depository bills so issued shall be governed by the provisions of this Section 3.9.

(l)

BA Equivalent Loans by Non BA Lenders.  Whenever a Borrower requests an Advance under this Agreement by way of BAs, each Non BA Lender shall, in lieu of accepting a BA, make a BA Equivalent Loan in an amount equal to the Non BA Lender's Rateable Portion of the BA Loan.

(m)

Terms Applicable to Discount Notes.  As set out in the definition of "BA", that term includes Discount Notes and all terms of this Agreement applicable to BAs shall apply equally to Discount Notes evidencing BA Equivalent Loans with such changes as may in the context be necessary, it being the intention of the parties hereto that each BA Equivalent Loan shall have the same economic consequences for the applicable Lender and the Borrower as the acceptance by such Lender of a BA.  For greater certainty:

(i)

the term of a Discount Note shall be the same as the Contract Period for BAs accepted and purchased on the same Drawdown Date in respect of the same Advance;

(ii)

an acceptance fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the Acceptance Fee in respect of a BA; and

(iii)

the Discount Rate applicable to a Discount Note shall be the Discount Rate applicable to BAs accepted by the Lenders on the same Drawdown Date, Rollover Date or Conversion Date, as the case may be, in respect of the same Advance.

3.10

Letters of Credit and Letters of Guarantee.

(a)

Currency.  The L/C Lender will issue all Letters of Credit under Facility A and Facility B and all Letters of Guarantee under Facility A.  Each Letter of Credit and each Letter of Guarantee shall be issued in Canadian Dollars, US Dollars or such other currency as the L/C Lender may agree in its sole discretion and shall mature on a Business Day.  Notwithstanding the foregoing and for greater certainty, the L/C Lender will only issue Letters of Credit denominated in US Dollars under Facility B.

(b)

Letter of Credit and Letter of Guarantee Sublimit.  The aggregate principal amount of Advances which may be outstanding by way of Letter of Credit and Letter of Guarantee under Facility A shall not exceed $3,000,000.  The aggregate principal amount of Advances which may be outstanding by way of Letter of Credit under Facility B shall not exceed US$5,000,000.  Each Letter of Credit or Letter of Guarantee shall be issued by the L/C Lender in its name as a Loan under Facility A or Facility B, as applicable.  Each Lender under Facility A (with respect to a Letter of Credit or Letter of Guarantee issued at the request of the Facility A Borrower) and each Lender under Facility B (with respect to a letter of credit issued at the request of SunOpta Food Group) will be responsible for its Rateable Portion of the funding for any drawing under any Letter of Credit or Letter of Guarantee under Section 3.10(f) or otherwise and to purchase its Rateable Portion of any outstanding Letter of Credit or Letter of Guarantee under Section 12.21.  For purposes of calculating the amount of outstanding Advances under Facility A and/or Facility B, and for other purposes of this Agreement, a Letter of Credit or Letter of Guarantee shall be deemed outstanding as of any time in an amount equal to the maximum amount which could be drawn thereunder under any circumstances and over any period of time plus any unreimbursed drawings then outstanding with respect thereto.  If and to the extent any Letter of Credit or Letter of Guarantee expires or otherwise terminates without having been drawn upon, the availability under the Facility A and/or Facility B shall to such extent be reinstated.

(c)

No Guarantees.  Other than in respect of a Letter of Credit in the face amount of $200,000.00 issued or to be issued by the Agent under Facility A in favour of Canadian Imperial Bank of Commerce as security for obligations that may now or hereafter be owing by the Borrower to Canadian Imperial Bank of Commerce in connection with Visa corporate credit cards issued by Canadian Imperial Bank of Commerce to the Borrowers, no Advance by way of the issue of a Letter of Credit or Letter of Guarantee shall be used by the Borrowers for the purpose of incurring Contingent Obligations of the type described in clause (a) of the definition of "Contingent Obligations".

(d)

Other Documentation.  The issue of a Letter of Credit or a Letter of Guarantee is subject to the execution and delivery of an application and agreement and an indemnity in the L/C Lender's standard form or other specific agreement relative to the instrument in form and substance satisfactory to the L/C Lender acting reasonably (the "L/C Agreement").

(e)

Retirement.  A Letter of Credit or Letter of Guarantee may only be retired on its maturity date unless and to the extent it has been honoured or unless the written consent of the beneficiary of the instrument has been obtained and the original instrument has been returned to the L/C Lender.

(f)

Drawings.  Any drawing under a Letter of Credit or Letter of Guarantee shall be funded by a Loan by way of a Prime Loan (if drawn in Canadian Dollars under Facility A), by way of a USBR Loan (if drawn in US Dollars or any other currency under Facility A) or by way of an Alternate Base Rate Loan (if drawn in US Dollars under Facility B).

(g)

Term.  Each Letter of Credit and each Letter of Guarantee shall have a Contract Period of not less than 30 days or more than 364 days.

(h)

Rollover.  Before the maturity date of any Letter of Credit or Letter of Guarantee the Borrower shall notify the L/C Lender, at its Branch of Account, with a copy to the Agent, by notice substantially in the form attached as Schedule N if it wishes the issue of a replacement Letter of Credit or Letter of Guarantee on the maturity date or if it wishes to extend the maturity date of any Letter of Credit or Letter of Guarantee.  If the Borrower fails to provide the foregoing notice, the maturing Letter of Credit or Letter of Guarantee shall expire on its maturity date.  Notwithstanding the foregoing, the L/C Lender shall have the sole discretion in determining whether or not to issue any replacement Letter of Credit or Letter of Guarantee or to extend the maturity date thereof.

(i)

Reimbursement.  The Borrower unconditionally and irrevocably authorizes the L/C Lender to pay the amount of any demand made on the L/C Lender under and in accordance with the terms of any Letter of Credit or Letter of Guarantee on demand without requiring proof of the Borrower's agreement that the amount so demanded was due and notwithstanding that the Borrower may dispute the validity of any such demand or payment.  The Borrower shall reimburse the L/C Lender on demand for any amounts paid by it from time to time as contemplated by this Section and, without limiting the foregoing, the Borrower shall indemnify and save the L/C Lender harmless on demand from and against any and all other losses (other than lost profits), costs, damages, expenses, claims, demands or liabilities which it may suffer or incur arising in any manner whatsoever in connection with the making of any such payments as contemplated by this Section (including, without limitation, in connection with proceedings to restrain the L/C Lender from making, or to compel the L/C Lender to make, any such payment).

(j)

Lenders Not Liable.  The L/C Lender shall not have any responsibility or liability for, or duty to inquire into, the authorization, execution, signature, endorsement, correctness, genuineness or legal effect of any certificate or other document presented to the L/C Lender pursuant to any Letter of Credit or Letter of Guarantee, other than to ensure that any demand for payment under a Letter of Credit or Letter of Guarantee is in compliance with the terms thereof, and the Borrower fully and unconditionally assumes all risks with respect to the same and, without limiting the generality of the foregoing, all risks of the acts or omissions of any beneficiary of any Letter of Credit or Letter of Guarantee with respect to the use by any beneficiary of any Letter of Credit or Letter of Guarantee.  The L/C Lender shall not be responsible for:

(i)

the validity of certificates or other documents delivered under or in connection with any Letter of Credit of Letter of Guarantee that appear on their face to be in order, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged;

(ii)

errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telefax or otherwise, whether or not they are in code;

(iii)

errors in translation or for errors in interpretation of technical terms or for errors in the calculation of amounts demanded under any Letter of Credit or Letter of Guarantee;

(iv)

any failure or inability of the L/C Lender or any other Person to make payment under any Letter of Credit or Letter of Guarantee as a result of any Applicable Law or by reason of any control or restriction rightfully or wrongfully exercised by any Person asserting or exercising governmental or paramount powers; or

(v)

any other consequences arising in respect of a failure by the L/C Lender to honour a Letter of Credit or Letter of Guarantee due to causes beyond the control of the L/C Lender.

and none of the above shall affect or impair any of the rights or powers of the Lenders hereunder or the obligations of the Borrower under this Section.  In furtherance and not in limitation of the foregoing provisions, it is agreed that any payment made by the L/C Lender in good faith under and in accordance with the terms of a Letter of Credit or Letter of Guarantee shall be binding upon the Borrower and shall not result in any liability of the Agent, the US Administrative Agent or any of the Lenders to the Borrower and shall not lessen the obligation of the Borrower under this Section.  Notwithstanding the provisions of this Section, the Borrower shall not be responsible for, and neither the Agent, the US Administrative Agent nor any Lender shall be relieved of responsibility for, any wilful misconduct, gross negligence or fraud of or by the Agent, the US Administrative Agent or any Lender or the failure of the L/C Lender to comply with the terms of a Letter of Credit or Letter of Guarantee.

(k)

Overdue Amounts.  Without limiting any other provision of this Agreement, if the Borrower shall fail to reimburse the L/C Lender in respect of any payments made by the L/C Lender under a Letter of Credit or Letter of Guarantee as contemplated in this Section, the L/C Lender may at any time thereafter notify the Agent (which shall thereupon deliver a similar notice to each Lender under Facility A and/or Facility B, as applicable of such failure) and such notification shall be deemed to have been delivery of a request for an Advance in the amount and currency of such payments on and subject to the terms hereof.  Each Lender under Facility A and/or Facility B, as applicable shall forthwith credit the account of the L/C Lender with such Lender's Rateable Portion of such payments, the amount of such payments shall be deemed to constitute, as applicable, a Prime Loan (if such payments were made in Canadian Dollars under Facility A, a USBR Loan (if such payments were made in U.S. Dollars under Facility A) or an Alternate Base Rate Loan (if such payments were made in U.S. Dollars under Facility B) made by the Lenders under Facility A and/or Facility B, as applicable and which is outstanding, and, without limiting the terms and conditions applicable to such Prime Loan, USBR Loan, or Alternate Base Rate Loan shall be due and payable when such Prime Loan, USBR Loan or Alternate Base Rate Loan is due and payable in accordance with the provisions hereof.

(l)

Acceleration.  Upon the Agent making a declaration under and Section 10.2 becoming operative, the maximum amount of the contingent liability of the L/C Lender under any Letter of Credit or Letter of Guarantee which is then outstanding shall immediately become due and payable notwithstanding that the L/C Lender has not at such date been required to make payment under any such Letter of Credit or Letter of Guarantee.  Any such amount deposited with the L/C Lender shall be held by the L/C Lender in a separate interest-bearing collateral account in the name of the relevant Borrower as security for the repayment of future indebtedness of the Borrower to the L/C Lender in respect of Letters of Credit or Letter of Guarantee which are drawn down, and, pending the expiry of all outstanding Letters of Credit or Letter of Guarantee, any amounts deposited with the L/C Lender shall bear interest at the rate established by the L/C Lender from time to time as that payable in respect of 30 day certificates of deposit of the L/C Lender for monies of like amount.  Any such amount deposited with the L/C Lender shall be held in trust for the other Lenders, to the extent of each Lenders' Rateable Portion, and shall be distributed as and when required by this Agreement.

(m)

Conflict.  Each Letter of Credit and/or Letter of Guarantee shall be subject to the L/C Lender's customary Letter of Credit and/or Letter of Guarantee terms and procedures (including without limitation pursuant to an L/C Agreement) from time to time in effect and shall be in a form acceptable to the L/C Lender.  The Borrower shall execute and deliver such standard form applications, agreements, indemnities, bonds and other assurances as the L/C Lender may reasonably require from time to time with respect to Letters of Credit and/or Letters of Guarantee.  A Letter of Credit and/or Letter of Guarantee shall in no event contain provisions requiring the L/C Lender to satisfy itself, prior to payment thereunder, as to any conditions for a drawing thereunder other than the presentation of prescribed documents.  If the provisions set forth in the L/C Lender's customary letter of credit and/or letter of guarantee documentation set forth terms of availability or cross-collateralization of security beyond or inconsistent with that set forth herein, the provisions of this Agreement in respect thereof shall prevail.

3.11

Hedge Contracts.

(a)

Term.  Each Borrower may only enter into Hedge Contracts with a Lender provided that such Hedge Contracts are only issued in respect of Canadian Dollars, US Dollars or other major currencies acceptable to such Lender for purposes of treasury risk management under and in connection with this Agreement and for no other purposes.  Each Hedge Contract that consists of a foreign exchange forward contract shall have a Contract Period of not more than 365 days and each Hedge Contract that consists of an interest rate hedging instrument shall have a contract period of not more than five years and three months.  For greater certainty, a Borrower may only enter into a Hedge Contract with a Lender provided that, as applicable, (i) the foreign exchange risk being managed relates to the Obligations of the relevant Borrower or Obligor hereunder, (ii) the Hedge Contract being entered into is not for speculation purposes, (iii) the foreign exchange risk being managed is in a currency or currencies in which the Borrower or relevant Obligor does business, and (iv) the quantum or amount of any currency being hedged or managed is reasonable in relation to the volume of the Borrower's or Obligor's business being conducted in any such currency.

(b)

Subject to Approval.  Each Lender may refuse to issue a Hedge Contract at any time at its sole discretion.

(c)

Other Documentation.  The issuance of a Hedge Contract is subject to the execution and delivery of specific agreements as may be required by each Lender on its standard forms and modified by such schedules and addenda as are customarily used by each Lender (the "Hedge Agreement").  In the event of a conflict between the terms and conditions of the Hedge Agreement and this Agreement, the Hedge Agreement shall prevail notwithstanding Section 1.3.

3.12

Prime Loans, USBR Loans, Alternate Base Rate Loans, Overdrafts and Swing B Loans.

Each Advance by way of Prime Loan shall be in a minimum aggregate principal amount of $100,000 and larger whole multiples of $100,000.  Each Advance by way of USBR Loan or Alternate Base Rate Loan shall be in a minimum aggregate principal amount of US$100,000 and larger whole multiples of US$100,000.  Notwithstanding the foregoing and for greater certainty, each Advance by way of Overdraft and Swing B Loan may be in amounts of other than, as applicable, $100,000 or US$100,000 and whole multiples thereof.

3.13

Conversion Option.

Subject to this Agreement, a Borrower may, during the term of this Agreement, effective on any Business Day, convert, in whole or in part, an outstanding Advance (other than an Advance by way of Letter of Credit, Letter of Guarantee or Treasury Rate Loan) into another type of Advance permitted under the relevant Credit Facility (other than an Advance by way of Letter of Credit, Letter of Guarantee or Treasury Rate Loan) upon giving written notice to the US Administrative Agent in respect of Facility B or to the Agent in respect of Facility A, Facility D and Facility E in substantially the form attached hereto as Schedule N, the notice period being that which would be applicable to the type of Advance into which the outstanding Advance is to be converted under Section 3.7.  Conversions under this Section 3.13 may only be made provided that:

(a)

notwithstanding any other term in this Agreement, no Advance denominated in C$ may be converted into an Advance denominated in US$ and no Advance denominated in US$ may be converted into an Advance denominated in C$;

(b)

each conversion into an Advance shall be for minimum aggregate amounts and whole multiples in excess thereof as are specified in respect of that type of Advance in this Section 3;

(c)

an Advance by way of Libor Loan may be converted only on the last day of the relevant Contract Period; if less than all of the Libor Loan is converted, after the conversion not less than US$1,000,000 shall remain as a Libor Loan;

(d)

an Advance by way of Bankers' Acceptance may be converted only on the last day of the relevant Contract Period; if less than all Advances by way of Bankers' Acceptances are converted, after the conversion not less than C$500,000 shall remain as Advances by way of Bankers' Acceptances to the Borrowers having the same maturity date;

(e)

a conversion into an Advance by way of Libor Loan shall only be made to the extent that the conditions outlined in Section 4.12 shall not exist on the relevant Conversion Date; and

(f)

no demand shall have been made and no Default, Event of Default or Material Adverse Change shall have occurred and be continuing on the relevant Conversion Date or after giving effect to the conversion of the Advance to be made on the Conversion Date.

3.14

Conversion and Rollover Not Repayment.

No Conversion or Rollover shall constitute a repayment of any Advance or a new Advance.

3.15

Mandatory Conversion of Libor Loans and Bankers' Acceptances.

Notwithstanding Sections 3.9(i), 3.10(h) and 3.11, and subject to Section 10.2, if a Default or Event of Default has occurred and is continuing on the last day of a Contract Period, as regards a Libor Loan, or upon the maturity date, as regards a Bankers' Acceptance, (a) in respect of an Advance by way of a Libor Loan, the Borrower shall be deemed to have converted the Advance, as applicable, into a USBR Loan or an Alternate Base Rate Loan as of the last day of the applicable Contract Period, and (b) in respect of an Advance by way of Bankers' Acceptances, the Borrower shall be deemed to have converted the Advance into a Prime Loan in an amount equal to the principal amount of the Bankers' Acceptances on the maturity date.

3.16

Deposit of Proceeds of Loans and Discount Proceeds.

The US Administrative Agent in respect of Facility B and the Agent in respect of Facility A, Facility C, Facility D and Facility E shall credit to the applicable Borrower's Account on the applicable Drawdown Date (a) the proceeds of each Advance by way of Prime Loan, USBR Loan, Alternate Base Rate Loan, Treasury Rate Loan or Libor Loan made, and (b) the Discount Proceeds less the applicable Acceptance Fee with respect to each Bankers' Acceptance purchased by a Lender on that Drawdown Date.  Where a Borrower has made separate arrangements for the purchase of Bankers' Acceptances issued under this Agreement, the Agent in respect of Facility A and Facility E, as applicable, shall debit the applicable Borrower's Account for the applicable Acceptance Fee upon acceptance and the Borrower shall deposit the Discount Proceeds to the applicable Borrower's Account stipulated by the Borrower immediately upon receipt.

3.17

Evidence of Obligations.

The US Administrative Agent, the Swingline Lender and Harris, as applicable, in respect of Facility B and the Agent, the Swingline Lender and BMO, as applicable, in respect of Facility A, Facility C, Facility D and Facility E shall open and maintain at its Branch of Account and the Agent's Branch, as applicable, accounts and records evidencing the Obligations of the Borrowers under this Agreement.  The US Administrative Agent and Harris, as applicable, in respect of Facility B and the Agent and BMO, as applicable, in respect of Facility A, Facility C, Facility D and Facility E shall record in those accounts by appropriate entries all amounts owing on account of those Obligations and all payments on account thereof.  Those accounts and records will constitute, in the absence of manifest error, conclusive evidence of the Obligations outstanding from time to time, the date each Advance was made and the amounts that each Borrower has paid from time to time on account of the Obligations.

3.18

Swing A Loans

(a)

Generally.  At any time that the Facility A Borrower would be entitled to obtain an Advance under Facility A, the Facility A Borrower shall be entitled to draw cheques denominated in Canadian dollars and/or U.S. Dollars on its specifically-identified accounts at the branch in Toronto of the Swingline Lender or at such other branch of the Swingline Lender as may be agreed upon by the Swingline Lender and the Facility A Borrower from time to time.  The debit balance from time to time in any such account shall be deemed to be a Prime Loan or a USBR Loan, as applicable, outstanding to the Facility A Borrower from the Swingline Lender under its Commitment for Facility A and the credit balance from time to time in any such account shall be applied by the Swingline Lender as a repayment of outstanding Swing A Loans and such account shall be reduced to zero accordingly.  If at any time the Facility A Borrower and/or any of its Subsidiaries is a party to a cash concentration arrangement, statutory offset agreement or similar master account netting arrangement with the Swingline Lender, the amount of any Overdraft from time to time in the applicable concentration account of the Facility A Borrower and/or any of its Subsidiaries established pursuant to such arrangement shall (provided that at such time the Facility A Borrower would be able to obtain Advances under Facility A) also be deemed to be a Prime Loan or a USBR Loan, as applicable, outstanding to the Facility A Borrower from the Swingline Lender under its Commitment for Facility A and the credit balance from time to time in any such account shall be applied by the Swingline Lender as a repayment of outstanding Swing A Loans and any such account shall be reduced to zero accordingly.

(b)

Sublimit. The outstanding amount of all Swing A Loans at any time shall not exceed the Swing Line A Sublimit at such time.  For greater certainty and notwithstanding any other provision of this Agreement, the Swingline Lender shall not be obligated to make a Swing A Loan available to the extent that on any relevant Drawndown Date, after giving effect to any Swing A Loan requested or deemed requested: (i) the Canadian Dollar Amount of the aggregate principal amount of all then outstanding Swing A Loans and the Canadian Dollar Amount of the aggregate principal amount of such Lender's Rateable Portion of all Advances  under Facility A would exceed its Facility A commitment at such time; or (ii) the Canadian Dollar Amount of the aggregate principal amount of all Advances under Facility A would exceed the aggregate Facility A Commitment at such time.

(c)

Repayment.  It is the intention of the parties hereto that Swing A Loans are to be available to the Facility A Borrower pending the obtaining of an Advance under Facility A.  Accordingly, if on any Business Day the aggregate amount of all outstanding Swing A Loans equals or exceeds $3,000,000, the Swingline Lender will deliver a written notice to the Agent (which in turn will provide notice to, in accordance with the provisions of this Agreement, each of the Lenders which has a Commitment for Facility A) and to the Facility A Borrower, requiring repayment of all Swing A Loans then outstanding.  Such written notice from the Swingline Lender to the Agent shall be delivered not later than 12:00 p.m. (Toronto time) one Business Day prior to the proposed date of repayment of all Swing A Loans then outstanding and any repayment amount specified in such notice shall be in a minimum amount of $1,000,000 and multiples of $100,000 (or such other amount as may be applicable in the circumstances) in excess thereof.  The Borrower shall be deemed to have given at such time a Notice of Advance to the Agent requesting, as applicable, Prime Loans or USBR Loans under Facility A in an amount equal to the repayment amount specified by the Swingline Lender and the Lenders which have Commitments for Facility A shall make such requested Loans on the next Business Day and the Agent shall apply the proceeds thereof in repayment of Swing A Loans then outstanding.  The Agent shall promptly notify the Borrower of any such Loans made, and the Borrower agrees to accept each such Loan and hereby irrevocably authorizes and directs the Agent to apply the proceeds thereof in payment of Swing A Loans as aforesaid.

3.19

Swing B Loans.

(a)

Generally.  Subject to the terms and conditions hereof, as part of Facility B, the Swingline Lender agrees to make loans in US Dollars to SunOpta Food Group under the swing line established hereby (individually a "Swing B Loan" and collectively the "Swing B Loans") which shall not in the aggregate at any time outstanding exceed the Swing Line B Sublimit.  The Swing B Loans may be availed of by SunOpta Food Group from time to time and borrowings thereunder may be repaid and used again during the period ending on the Maturity Date in respect of Facility B.  Each Swing B Loan shall be in a minimum amount of US$250,000 or such greater amount which is an integral multiple of US$100,000, unless made pursuant to the Sweep to Loan Program.

(b)

The Sweep to Loan Program.  SunOpta Food Group may elect in its discretion to participate in the Sweep to Loan Program offered by Harris to its customers.  In the event SunOpta Food Group participates in the Sweep to Loan Program, SunOpta Food Group's and Harris' respective rights and obligations thereunder shall be governed by the documentation entered into between them from time to time, except as otherwise expressly provided in this Agreement.

(c)

Requests for Swing B Loans.  SunOpta Food Group shall give the Swingline Lender prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date upon which SunOpta Food Group requests that any Swing B Loan be made, of the amount and date of such Swing B Loan, and the interest period requested therefor.  SunOpta Food Group hereby authorizes Harris to make Swing B Loans hereunder without specific request by SunOpta Food Group in accordance with and as part of the Sweep to Loan Program.  Subject to the terms and conditions hereof, the proceeds of such Swing B Loan shall be made available to SunOpta Food Group on the date so requested at the offices of the Swingline Lender in Chicago, Illinois, by depositing such proceeds to the credit of SunOpta Food Group's operating account maintained with the Swingline Lender or as SunOpta Food Group and the Swingline Lender may otherwise agree.  Anything contained in the foregoing to the contrary notwithstanding,  (i) the obligation of the Swingline Lender to make Swing B Loans shall be subject to all of the terms and conditions of this Agreement and (ii) the Swingline Lender shall not be obligated to make more than one Swing B Loan during any one day.

(d)

Refunding Loans.  In its sole and absolute discretion, the Swingline Lender may at any time, on behalf of SunOpta Food Group (which hereby irrevocably authorizes the Swingline Lender to act on its behalf for such purpose) and with notice to SunOpta Food Group, request each Lender under Facility B to make an Alternate Base Rate Loan in an amount equal to each such Lender's Rateable Portion of the amount of the Swing B Loans outstanding on the date such notice is given.  Unless an Event of Default described in Section 10.1(i) or 10.1(j) exists with respect to SunOpta Food Group, regardless of the existence of any other Event of Default, each Lender under Facility B shall make the proceeds of its requested Alternate Base Rate Loan available to the Swingline Lender, in immediately available funds, at the Swingline Lender's principal office in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given.  The proceeds of such Alternate Base Rate Loans shall be immediately applied to repay the outstanding Swing B Loans.

(e)

Participations.  If any Lender under Facility B refuses or otherwise fails to make an Alternate Base Rate Loan requested by the Swingline Lender pursuant to Section 3.19(d) above (because an Event of Default described in Section 10.1(i) or 10.1(j) exists with respect to SunOpta Food Group or otherwise), such Lender will, by the time and in the manner such Alternate Base Rate Loan was to have been funded to the Swingline Lender, purchase from the Swingline Lender an undivided participating interest in the outstanding Swing B Loans in an amount equal to its Rateable Portion of the aggregate principal amount of Swing B Loans that were to have been repaid with such Alternate Base Rate Loans.  Each Lender under Facility B that so purchases a participation in a Swing B Loan shall thereafter be entitled to receive its Rateable Portion of each payment of principal received on the Swing B Loan and of interest received thereon accruing from the date such Lender funded to the Swingline Lender its participation in such Loan.  The several obligations of the Lenders under Facility B under this Section shall, subject to Section 12.21 hereof, be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender under Facility B may have or have had against SunOpta Food Group, any other Lender under Facility B or any other Person whatsoever.  Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Facility B Commitment of any Lender under Facility B, and each payment made by a Lender under Facility B under this Section shall be made without any offset, abatement, withholding or reduction whatsoever.

SECTION 4
INTEREST, FEES AND EXPENSES

4.1

Interest on Prime Loans, Canadian Overdrafts and Swing A Loans.

(a)

Rate.  The Facility A Borrower and the Facility E Borrower, as applicable, shall pay to the Agent on behalf of the Lenders and/or the Swingline Lender, as applicable interest on Prime Loans (including Canadian Overdrafts) outstanding under Facility A and/or Facility E, as applicable, at a rate per annum equal to the Prime Rate plus the applicable margin set out in the Pricing Grid.  For greater certainty, the Facility A Borrower shall pay to the Swingline Lender interest on Canadian Overdrafts outstanding under Facility A at a rate per annum equal to the Prime Rate plus the applicable margin set out in the Pricing Grid.

(b)

Change in Rate.  Each change in the fluctuating interest rate applicable to each Prime Loan and Canadian Overdraft will take place simultaneously with the corresponding change in the Prime Rate without the necessity for any notice to the Facility A Borrower.

(c)

Calculation.  Interest on Prime Loans and Canadian Overdrafts shall be payable monthly in arrears on every Interest Payment Date and on the Maturity Date, as applicable, for the period from and including, as the case may be, the Drawdown Date, the Conversion Date or the immediately preceding Interest Payment Date to but excluding the first-mentioned Interest Payment Date or the Maturity Date, as applicable, and shall be calculated daily on the principal amount of each Prime Loan and Canadian Overdraft remaining unpaid on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable.

(d)

Payment of Interest.  Interest on Prime Loans and Canadian Overdrafts shall be paid on every Interest Payment Date and on the Maturity Date, as applicable, by debit to the Borrowers' Account by the Agent in respect of Prime Loans and by BMO in respect of Canadian Overdrafts.

4.2

Interest on USBR Loans, Alternate Base Rate Loans, US Overdrafts, Swing A Loans and Swing B Loans.

(a)

Rate.  Each applicable Borrower shall pay to the Administrative Agent (at the Agent's Account for Payments) on behalf of the Lenders and/or the Swingline Lender in respect of Facility B and to the Agent (at the Agent's Account for Payments) on behalf of the Lenders and/or the Swingline Lender in respect of Facility A, Facility D, and Facility E, as applicable, interest on USBR Loans (including US Overdrafts) and Alternate Base Rate Loans outstanding to the Lenders under each relevant Credit Facility at a rate per annum equal to, as applicable, the US Base Rate or the Alternate Base Rate plus the applicable margin set out in the relevant Pricing Grid.  For greater certainty, the Facility A Borrower shall pay to the Swingline Lender in respect of Facility A, interest on US Overdrafts outstanding to the Swingline Lender under Facility A at a rate per annum equal to the US Base Rate plus the applicable margin set out in the relevant Pricing Grid.  For greater certainty, SunOpta Food Group shall pay to the Swingline Lender in respect of Facility B, interest on Swing B Loans outstanding to the Swingline Lender under Facility B at a rate per annum equal to the Alternate Base Rate plus the applicable margin set out in the relevant Pricing Grid.

(b)

Change in Rate.   Each change in the fluctuating interest rate applicable to each USBR Loan, US Overdraft, Swing B Loan or Alternate Base Rate Loan will take place simultaneously with the corresponding change in the US Base Rate or the Alternate Base Rate without the necessity for any notice to the Borrowers.

(c)

Calculation.  Interest on USBR Loans, US Overdrafts, Swing B Loans and Alternate Base Rate Loans shall be payable monthly in arrears on every Interest Payment Date and on the Maturity Date for the period from and including, as the case may be, the Drawdown Date, the Conversion Date, or the immediately preceding Interest Payment Date to but excluding the first-mentioned Interest Payment Date or the Maturity Date, as applicable, and shall be calculated daily on the principal amount of each USBR Loan, US Overdraft, Swing B Loan and Alternate Base Rate Loan remaining unpaid on the basis of the actual number of days elapsed in a year of 360, 365 or 366 days, as applicable.

(d)

Payment of Interest.  Interest on USBR Loans, US Overdrafts, Swing B Loans and Alternate Base Rate Loans shall be paid on every Interest Payment Date and on the Maturity Date by debit to the applicable Borrower's Account by the US Administrative Agent on behalf of the Lenders in respect of Facility B, by the Agent on behalf of the Lenders in respect of Facility A, Facility D and Facility E, by BMO in respect of US Overdrafts under Facility A and by Harris in respect of Swing B Loans under Facility B.

4.3

Interest on Libor Loans.

(a)

Rate.  Each Borrower shall pay to the US Administrative Agent on behalf of the Lenders in respect of Facility B (at the Agent's Account for Payments) or to the Agent on behalf of the Lenders in respect of Facility D and Facility E (at the Agent's Account for Payments) interest on Libor Loans outstanding to the Lenders under each Credit Facility at a rate equal to LIBOR plus the applicable margin set out in the relevant Pricing Grid.

(b)

Calculation.  Interest on each Libor Loan shall be payable on each Libor Interest Date applicable to the Libor Loan, for the period commencing from and including the first day of the Contract Period or the immediately preceding Libor Interest Date, as the case may be, applicable to the Libor Loan, to but excluding the first mentioned Libor Interest Date, and shall be calculated daily on the principal amount of each Libor Loan remaining unpaid on the basis of the actual number of days elapsed in a year of 360 days.

(c)

Payment of Interest.  Interest on Libor Loans shall be paid on each Libor Interest Date by debit to the applicable Borrower's Account by the US Administrative Agent on behalf of the Lenders in respect of Facility B and by the Agent on behalf of the Lenders in respect of Facility D and Facility E (at the Agent's Account for Payments).

4.4

Interest on Treasury Rate Loan

(a)

Rate.  LP shall pay to the Agent (at the Agent's Account for Payments) on behalf of the Lenders in respect of Facility C, interest on the Treasury Rate Loan outstanding to the Lenders under Facility C at the rate of 6.44 percent (6.44%) per annum (the ''Fixed Rate'') plus, if applicable, the Facility C Interest Premium.  For greater certainty, such Fixed Rate was calculated as being equal to the Treasury Rate determined up to ten Business Days, but not later than the second Business Day, prior to the date of the Advance under Facility C pursuant to the Original Agreement, plus two percent (2.00%) per annum.  LP and the Agent on behalf of the Lenders under Facility C have previously executed and delivered to each other a written confirmation of such interest rate in the form of Schedule "Z" attached hereto.

(b)

Calculation.  Interest on the Treasury Rate Loan shall be payable quarterly in arrears on every Interest Payment Date and on the Maturity Date for the period from and including, as the case may be, the Drawdown Date or the immediately preceding Interest Payment Date to but excluding the first-mentioned Interest Payment Date or the Maturity Date, as applicable, and shall be calculated daily on the principal amount of the Treasury Rate Loan remaining unpaid on the basis of the actual number of days elapsed in a year of 360 days.

(c)

Payment of Interest.  Interest on the Treasury Rate Loan shall be paid on every Interest Payment Date and on the Maturity Date by debit to the Agent's Accounts for Payments by the Agent on behalf of the Lenders under Facility C.

(d)

Premium Interest.  In this Section, "Facility C Interest Premium" means in respect of any Fiscal Quarter (in this Section referred to as the "Subject Fiscal Quarter");

(i)

nil, if the Funded Debt to EBITDA Ratio of the Consolidated Borrower, as calculated below, is less than 3.00:1.00 in respect of the Subject Fiscal Quarter;

(ii)

25 basis points, if the Funded Debt to EBITDA Ratio of the Consolidated Borrower, as calculated below, is greater than or equal to 3.00:1.00 but less than 3.25:1.00 in respect of the Subject Fiscal Quarter; and

(iii)

50 basis points, if the Funded Debt to EBITDA Ratio of the Consolidated Borrower, as calculated below, is greater than or equal to 3.25:1.00 in respect of the Subject Fiscal Quarter.

The Facility C Interest Rate Premium payable by LP, if any, will be established quarterly and will be effective at the beginning of the third month of each Fiscal Quarter of the Borrower and is based upon the attainment by the Consolidated Borrower, in its four previous Fiscal Quarters of the Funded Debt to EBITDA Ratio, calculated quarterly, as set out in Section 9.3, on the last day of any Fiscal Quarter based on the most recent period of twelve fiscal months completed and ending on or immediately prior to such day.

4.5

Fees on Bankers' Acceptances.

(a)

Rate.  Upon acceptance of a Bankers' Acceptance by a Lender under Facility A and/or Facility E, the Borrower shall pay to the Agent at the Agent's Account for Payments on behalf of the Lender a fee (the "Acceptance Fee") at the rate per annum equal to the CDOR Rate plus the applicable fee set out in the relevant Pricing Grid.

(b)

Calculation. The Acceptance Fee shall be payable on issuance of each Bankers' Acceptance calculated on the face amount of each Bankers' Acceptance on the basis of the number of days in the Contract Period for the Bankers' Acceptance and a year of 365 or 366 days, as applicable.  Each determination by the Agent of the Acceptance Fee applicable to any Banker's Acceptance shall, in the absence of manifest error, be final, conclusive and binding upon the relevant Borrower and the relevant Lenders.  Upon determination of the Acceptance Fee applicable to any Banker's Acceptance, the Agent shall notify the relevant Borrower and each relevant Lender.

4.6

Letters of Credit and Letters of Guarantee.

Upon the issue of a Letter of Credit or a Letter of Guarantee by the L/C Lender under Facility A or under Facility B, as applicable, the Borrower shall pay to the L/C Lender, for the account of the relevant Lenders, a fee at the rate per annum set out in the relevant Pricing Grid on issue.  Issuance fees shall be calculated on the principal amount of each Letter of Credit or Letter of Guarantee on the date of issue and shall be payable quarterly in arrears on the last Business Day of each Fiscal Quarter.  Issuance fees shall be calculated on the basis of the number of days in the applicable Contract Period and a year of 360, 365 or 366 days, as applicable.  In addition to the foregoing, upon the date of issuance, renewal or increase in the amount of any Letter of Credit or Letter of Guarantee (other than in respect of any Letter of Credit or Letter of Guarantee issued, renewed or increased by the L/C Lender in its capacity as Swingline Lender under Facility A and/or Facility B), the applicable Borrower shall pay to the L/C Lender for its own account an administrative fee equal to one-eighth of one percent (0.125%) of the face amount of such Letter of Credit or Letter of Guarantee, without regard to the number of days to expiry of the relevant Letter of Credit or Letter of Guarantee.

4.7

Commitment Fees.

(a)

SunOpta Food Group shall pay to the US Administrative Agent, on behalf of the Lenders in respect of Facility B, quarterly in arrears on the last Business Day of each month which is the quarterly anniversary of the Closing Date, a commitment fee equal to (a) 12.5 Basis Points at all times when the Funded Debt to EBITDA ratio of the Consolidated Borrower is less than or equal to 2.50:1 for the last four consecutive Fiscal Quarters, or (b) 25 Basis Points at all times when the Funded Debt to EBITDA ratio of the Consolidated Borrower is greater than 2.50:1 for the last four consecutive Fiscal Quarters, calculated daily on the Facility B Unutilized Portion and on the basis of a year of 360, 365 or 366 days, as the case may be.

(b)

Each applicable Borrower shall pay to the Agent at the Agent's Account for Payments, for the account of the applicable Lenders on a Credit Facility by Credit Facility basis in respect of Facility A and Facility E, quarterly in arrears on the last Business Day of each month which is the quarterly anniversary of the Closing Date, a commitment fee equal to (a) 12.5 Basis Points at all times when the Funded Debt to EBITDA ratio of the Consolidated Borrower is less than or equal to 2.50:1 for the last four consecutive Fiscal Quarters, or (b) 25 Basis Points at all times when the Funded Debt to EBITDA ratio of the Consolidated Borrower is greater than 2.50:1 for the last Four Consecutive Fiscal Quarters, calculated daily, as applicable, on the Facility A Unutilized Portion and the Facility E Unutilized Portion, as applicable, and on the basis of a year of 360, 365 or 366 days, as the case may be.

4.8

Applicable Pricing

The Facility A Borrower shall pay to the Agent on behalf of the Lenders under Facility A, at the Agent's Account for Payments, interest in respect of Advances obtained by the Facility A Borrower under Facility A, SunOpta Food Group shall pay to the US Administrative Agent on behalf of the Lenders under Facility B, at the Agent's Account for Payments, interest in respect of Advances obtained by SunOpta Food Group under Facility B, LP shall pay to the Agent on behalf of the Lenders under Facility D, at the Agent's Account for Payments, interest in respect of Advances obtained by LP under Facility D and the Facility E Borrower shall pay to the Agent or the US Administrative Agent, a applicable, on behalf of the Lenders under Facility E, at the Agent's Account for Payments, interest in respect of Advances obtained by the Facility E Borrower under Facility E, in accordance with the pricing grid below (the " Pricing Grid").  The applicable margin or fee payable by the Borrowers will be established quarterly and will be effective at the beginning of the third month of each Fiscal Quarter of the Borrowers and is based upon the attainment by SunOpta, on a consolidated basis, in its four previous Fiscal Quarters of the Funded Debt to EBITDA Ratio, calculated quarterly, as set out in Section 9.3, on the last day of any Fiscal Quarter based on the most recent period of twelve fiscal months completed and ending on or immediately prior to such day.

Pricing Level	Funded Debt/EBITDA	Prime Rate, US Base Rate and Alternate Base Rate Plus	Libor Rate Plus	BA's/BA Equivalent Loans/LC's/LG's Fee
1.	< 1.0:1.0	0.00%	0.75%	0.75%
2.	> 1.0:1.0<2.0:1.0	0.00%	1.00%	1.00%
3.	> 2.0:1.0<2.5:1.0	0.25%	1.25%	1.25%
4.	> 2.5:1.0<3.0:1.0	0.50%	1.50%	1.50%
5.	>3.00:1.0<3.25:1.0	0.50%	2.00%	2.00%
6.	>3.25:1.0	0.50%	2.25%	2.25%

4.9

Interest on Overdue Amounts.

The Borrowers shall pay to the US Administrative Agent on behalf of the Lenders in respect of Facility B and to the Agent on behalf of the Lenders in respect of Facility A, Facility C, Facility D and Facility E interest as prescribed in this Agreement both before and after demand, default and judgment.  Interest on any overdue amounts hereunder, is payable, (a) for overdue amounts in Canadian Dollars, at the Prime Rate plus the applicable margin as required by the then current Pricing Level plus 200 Basis Points per annum, (b) for overdue amounts in US Dollars owing to the Lenders under Facility A or the Canadian domiciled Lenders under Facility E, at the US Base Rate plus the applicable margin for the then current Pricing Level plus 200 Basis Points per annum, (c) for overdue amounts in US Dollars owing to the US Administrative Agent and the Lenders under Facility B or the Agent and the US domiciled Lenders under Facility D and Facility E, at the Alternate Base Rate plus the applicable margin as required by the then current Pricing Level plus 200 Basis Points per annum, and (d) for overdue amounts owing in US Dollars to the Agent and the Lenders under Facility C, at the rate per annum equal to the Fixed Rate plus the Facility C Interest Premium plus 200 Basis Points per annum, in each case calculated on a daily basis on the actual number of days elapsed in a 360, 365 or 366 day year, as applicable, computed from the date the amount becomes due for so long as the amount remains overdue.  Interest on overdue amounts shall be payable upon demand by the US Administrative Agent in respect of Facility B and the Agent in respect of Facility A, Facility C, Facility D and Facility E and shall be compounded on each Interest Payment Date.

4.10

Interest Act.

For purposes of the Interest Act (Canada), where in this Agreement a rate of interest is to be calculated on the basis of a year of 360, 365, or 366 days, the yearly rate of interest to which the rate is equivalent is that rate multiplied by the number of days in the calendar year for which the calculation is made and divided by 360, 365, or 366, as applicable.

4.11

Limit on Rate of Interest.

(a)

Adjustment.  If any provision of this Agreement or any of the other Documents would obligate a Borrower or Obligor to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of interest at a criminal rate (as construed under the Criminal Code (Canada)), then notwithstanding that provision, that amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or result in a receipt by that Lender of interest at a criminal rate, the adjustment to be effected, to the extent necessary, as follows:

(i)

first, by reducing the amount or rate of interest required to be paid to the affected Lender under this Section 4; and

(ii)

thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of the Criminal Code (Canada).

(b)

Reimbursement.  Notwithstanding Section 4.11(a), and after giving effect to all adjustments contemplated thereby, if any Lender shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada), then the applicable Borrower shall be entitled, by notice in writing to the affected Lender, to obtain reimbursement from that Lender in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by that Lender to the applicable Borrower.

(c)

Actuarial Principles.  Any amount or rate of interest referred to in this Section 4.11  shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Advance remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the earlier of the date of advance and the Closing Date to the relevant Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Lender shall be conclusive for the purposes of that determination.

4.12

Substitute Basis of Advance – Libor Loans.

If, at any time during the term of this Agreement, a Lender acting in good faith determines (which determination shall be final, conclusive and binding upon the Borrower) that:

(a)

adequate and fair means do not exist for ascertaining the rate of interest on a Libor Loan;

(b)

LIBOR does not accurately reflect the effective cost to the Lender of making, funding or maintaining a Libor Loan and the costs to the Lender are increased or the income receivable by the Lender is reduced in respect of a Libor Loan;

(c)

the making, funding or maintaining of a Libor Loan or a portion thereof by the Lender has become impracticable by reason of circumstances which materially and adversely affect the London interbank market; or

(d)

deposits in US Dollars are not available to the Lender in the London interbank market in sufficient amounts in the ordinary course of business for the applicable Contract Period to make, fund or maintain a Libor Loan during the Contract Period;

the Lender shall promptly notify the Borrower setting forth the basis of that determination and each Borrower hereby instructs the Lender to repay the affected Libor Loan with the proceeds of an Alternate Base Rate Loan in the amount of the Libor Loan, to be drawn down on the last day of the then current Contract Period.  The Lender shall not be required to make any further Libor Loans available under this Agreement so long as any of the circumstances referred to in this Section 4.12 continue.

4.13

Indemnity.

(a)

General.  Each Obligor shall, and does hereby, jointly and severally indemnify the Agent, the US Administrative Agent, each Lender and the US Security Agent and their respective directors, officers, employees, attorneys and agents (each, an "Indemnified Person") against all suits, actions, proceedings, claims, losses (other than loss of profits), expenses (including reasonable fees, charges and disbursements of counsel), damages and liabilities including liabilities arising under Environmental Laws (each, a "Claim") that the Agent, the US Administrative Agent, each Lender or the US Security Agent may sustain or incur as a consequence of (i) any default under this Agreement or any other Document, (ii) any misrepresentation contained in any writing delivered to the Agent, the US Administrative Agent, each Lender or the US Security Agent in connection with this Agreement, (iii) the Agent, the US Administrative Agent, each Lender or the US Security Agent entering into this Agreement, (iv) the use of proceeds of the Credit Facilities, or (v) the operations of any of the Obligors or any Affiliate of any of the Obligors, except that no Indemnified Person will be indemnified for any Claim resulting from its own gross negligence or wilful misconduct.

(b)

Certificate.  A certificate of the Agent, the US Administrative Agent, affected Lender or US Security Agent, as applicable, setting out the basis for the determination of the amount necessary to indemnify the relevant Person pursuant to this Section 4.13 shall be conclusive evidence, absent manifest error, of the correctness of that determination.

(c)

Survival.  It is the intention of each of the Obligors and the Agent, the US Administrative Agent, each Lender and the US Security Agent, as applicable, that Sections 3.15, 4.13, 4.14 and 6.2(b) shall supersede any other provisions in this Agreement which in any way limit the liability of any of the Obligors and that each of the Obligors shall be liable for any obligations arising under Sections 3.15, 4.13, 4.14 and 6.2(b) even if the amount of the liability incurred exceeds the amount of the other Obligations.  The obligations of the Obligors under these Sections are joint and several and absolute and unconditional and shall not be affected by any act, omission or circumstance whatsoever, whether or not occasioned by the fault of the Agent, the US Administrative Agent, any Lender or the US Security Agent, except in respect of gross negligence or wilful misconduct by it.  The obligations of each of the Obligors under Sections 3.15, 4.13, 4.14 and 6.2(b) shall survive the repayment of the other Obligations and the termination of the Credit Facilities.

4.14

Breakage Costs

(a)

The Facility A Borrower and the Facility E Borrower may not repay, prepay or cancel an Advance by way of Bankers' Acceptances prior to the expiry of the Contract Period relating thereto.

(b)

If a Borrower repays, prepays or cancels an Advance (including repayment pursuant to Sections 4.12 and 5.3), by way of Libor Loan, Treasury Rate Loan, Letter of Credit or Letter of Guarantee, the Borrower shall indemnify the applicable Lender for any loss or expense suffered or incurred by that Lender including any loss of profit or expenses which the Lender incurs by reason of the liquidation or redeployment of deposits or other funds acquired by it to effect or maintain the Advance or any interest or other charges payable to lenders of funds borrowed by the Lender in order to maintain the Advance together with any other charges, costs or expenses incurred by that Lender relative thereto.  For greater certainty, any repayment, prepayment or cancellation of an Advance by way of Treasury Rate Loan shall be dealt with in accordance with Section 5.4 hereof.

(c)

A certificate of the Agent, the US Administrative Agent or the affected Lender setting out the basis for the determination of the amount necessary to indemnify the Agent, the US Administrative Agent or the affected Lender pursuant to this Section 4.14 shall be conclusive evidence, absent manifest error, of the correctness of that determination.

4.15

Change in Circumstances.

(a)

Reduction in Rate of Return.  If at any time any Lender determines, acting reasonably, that any change in any Applicable Law or any interpretation thereof after the date of this Agreement, or compliance by the Lender with any direction, requirement, guidelines or policies or request from any regulatory authority given after the date of this Agreement, whether or not having the force of law, has or would have, as a consequence of a Lender's obligation under this Agreement, and taking into consideration the Lender's policies with respect to capital adequacy, the effect of reducing the rate of return on the Lender's capital (in respect of making, maintaining or funding an Advance hereunder) to a level below that which the Lender would have achieved but for the change or compliance, then from time to time, upon demand of the Lender, the Borrower shall pay the Lender such additional amounts as will compensate the Lender for the reduction.

(b)

Taxes, Reserves, Capital Adequacy, etc.  If, after the date of this Agreement, the introduction of any Applicable Law or any change or introduction of a change in any Applicable Law (whether or not having the force of law) or in the interpretation or application thereof by any court or by any Governmental Authority, central bank or other authority or entity charged with the administration thereof, or any change in the compliance of any Lender therewith now or hereafter:

(i)

subjects any Lender to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Tax or changes the basis of taxation, or increases any existing Tax on payments of principal, interest, fees or other amounts payable by the Borrower to the Lender under or by virtue of this Agreement (except for Excluded Taxes); or

(ii)

imposes, modifies or deems applicable any reserve, special deposit, deposit insurance or similar requirement against assets held by, or deposits in or for the account of, or loans by or any other acquisition of funds by, an office of any Lender in respect of any Advance or any other condition with respect to this Agreement;

and the result of any of the foregoing, in the sole determination of the Lender acting reasonably, shall be to increase the cost to, or reduce the amount received or receivable by the Lender or its effective rate of return in respect of making, maintaining or funding an Advance hereunder, the Lender shall, acting reasonably, determine that amount of money which shall compensate the Lender for the increase in cost or reduction in income.

(c)

Payment of Additional Compensation.  Upon a Lender having determined that it is entitled to compensation in accordance with the provisions of this Section 4.15 ("Additional Compensation"), the Lender shall promptly so notify the Borrower and the Agent and shall provide to the Borrower and the Agent a photocopy of the relevant Applicable Law or direction, requirement, guideline, policy or request, as applicable, and a certificate of an officer of the Lender setting forth the Additional Compensation and the basis of calculation thereof, which shall be conclusive evidence of the Additional Compensation in the absence of manifest error.  The Borrower shall pay to the Lender within 30 Business Days of the giving of notice the Additional Compensation for the account of the Lender accruing from the date of the notification.  The Lender shall be entitled to be paid Additional Compensation from time to time to the extent that the provisions of this Section 4.15 are then applicable notwithstanding that the Lender has previously been paid Additional Compensation.

(d)

Commercially Reasonable.  If it is commercially reasonable in the opinion of a Lender receiving Additional Compensation under this Section 4.15, the Lender shall make reasonable efforts to limit the incidence of that Additional Compensation, including seeking recovery for the account of the Borrower following the Borrower's request and at the Borrower's expense, if the Lender, in its sole determination, would suffer no appreciable economic, legal, regulatory or other disadvantage as a result.

4.16

Payment of Portion.

Notwithstanding any other term or condition of this Agreement, if a Lender gives the notice provided for in Section 4.15 with respect to any Advance by way of Loan (an "Affected Borrowing"), the Borrower may, at its option, upon 60 Business Days notice to that Lender (which notice shall be irrevocable), repay to the Lender in full the Affected Borrowing outstanding together with accrued and unpaid interest on the principal amount so repaid up to the date of repayment and any amounts payable pursuant to Section 4.14, together with such Additional Compensation as may be applicable to the date of payment.

4.17

Illegality.

If any Applicable Law, or any change therein or in the interpretation or application thereof by any court or by any Governmental Authority or central bank or comparable agency or any other entity charged with the interpretation or administration thereof, or compliance by any Lender with any request or direction (whether or not having the force of law) of any Governmental Authority, central bank or comparable agency or other entity, now or hereafter makes it unlawful or impossible for the Lender to make, fund or maintain an Advance or to perform its obligations under or by virtue of this Agreement, the Lender may, by written notice thereof to the Borrower and the Agent, terminate its obligations to make further Advances under this Agreement, and the Borrower, if required by the Lender, shall repay forthwith (or at the end of such longer period as the Lender in its discretion has agreed) the principal amount of the Advance together with accrued interest without penalty or bonus (and in the case of Bankers' Acceptances, the face amount thereof) and such Additional Compensation as may be applicable to the date of payment and all other outstanding Obligations to the Lender.  If any change shall only affect a portion of any Lender's obligations under this Agreement which is, in the opinion of the Lender, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Lender or the Borrower under this Agreement, the Lender shall only declare its obligations under that portion so terminated.

SECTION 5
REDUCTION AND REPAYMENT

5.1

Term and Maturity.

The term of each Credit Facility shall commence on the Closing Date and end on the Maturity Date.  For greater certainty, all amounts outstanding under each Credit Facility must be repaid and all obligations of each Lender under each Credit Facility must be fully funded or cancelled on the Maturity Date.  At least 60 days, but not greater than 90 days, prior to the then current Maturity Date in respect of each of Facility A and Facility B and the then current Facility E Revolving Period Maturity Date, each applicable Borrower may, if it so desires, provide the Agent and/or the US Administrative Agent with written notice of a request to extend the current Maturity Date or the then current Facility E Revolving Period Maturity Date for a further period of 364 days.  Each request for the extension of the then current Maturity Date or the then current Facility E Revolving Period Maturity Date by each applicable Borrower shall be subject to the written consent of the applicable Lenders, which consent, if delivered, shall be delivered to each applicable Borrower no later than 30 days prior to the then current Maturity Date or the then current Facility E Revolving Period Maturity Date.  If each Lender, acting in its sole discretion, agrees to the applicable Borrower's request to extend the then current Maturity Date or the then current Facility E Revolving Period Maturity Date, the then current Maturity Date or the then current Facility E Revolving Period Maturity Date, as applicable, shall be extended for a further period of 364 days.  If a Lender does not respond to a request for an extension prior to 30 days before the expiry of the then current Maturity Date or the then current Facility E Revolving Period Maturity Date, such Lender will be deemed to have denied the request for an extension of the Maturity Date or the then current Facility E Revolving Period Maturity Date, as applicable.

5.2

Repayment.

(a)

LP shall repay the principal amount of the Advance under Facility C, together with interest thereon, by paying the amounts set out in the Facility C Repayment Schedules applicable in respect of each of Sun Life, Manulife, Hancock and Hancock USA attached as Schedule P-1, Schedule P-2, Schedule P-3 and Schedule P-4.  For greater certainty, upon the occurrence of any event or circumstance (other than an assignment by a Lender under Facility C in accordance with Section 13.1 hereof) which would cause a recalculation of the amounts payable as set out in any of Schedule P-1, Schedule P-2, Schedule P-3 or Schedule P-4, the Agent will provide to the relevant Lenders under Facility C and the Borrower a revised Schedule P setting out such recalculated amounts.  Any such revised Schedule P shall not become effective until the relevant Persons, including the Borrower, signify in writing their agreement to such revised Schedule P.

(b)

LP shall repay, in equal quarterly instalments of US$300,000, the principal amount of advances outstanding under Facility D with the first such repayment to be made on June 30, 2007 and each subsequent payment to be made on the last Business Day of each subsequent Fiscal Quarter.  All remaining principal outstanding under Facility D will be due and payable on the Maturity Date in respect of Facility D.

(c)

The Facility E Borrower shall repay the principal amount of the Advances under Facility E quarterly, commencing the first Fiscal Quarter after the initial drawdown under Facility E, in instalments equal to the greater of (i) 1/20th of the initial amount drawn down under Facility E, and (ii) 1/20th of the outstanding principal amount drawn under Facility E as of the date of the last Advance made under Facility E.  All remaining principal outstanding under Facility E will be due and payable in full on the Maturity Date in respect of Facility E.

(d)

In addition, 100% of the net cash proceeds from the permitted sale or sale/leaseback of any fixed assets of the Obligors (collectively, the "Permitted Proceeds") shall be applied to repay, in inverse order of maturity, on or before the last Business Day of the Fiscal Quarter immediately following the Fiscal Quarter in which such sale or sale/leaseback occurs, (i) the then outstanding principal amount under Facility E, until Facility E is repaid in full; (ii) the then outstanding principal amount under Facility D, until Facility D is repaid in full, and (iii) if any relevant Lender under Facility C so requires at that time in its sole discretion, the then outstanding principal amount under Facility C (subject to the make-whole provisions and the requirement to make payment of the Yield Maintenance Amount in respect of Facility C set out in Section 5.4), until Facility C is repaid in full.  Notwithstanding the foregoing, to the extent Permitted Proceeds are reinvested by the applicable Obligor, as applicable, in replacement assets in existing lines of business by the end of the Fiscal Quarter immediately following the Fiscal Quarter in which such permitted sale or sale/leaseback of assets takes place, then the Permitted Proceeds need not be applied to the outstanding principal amount under Facility E, Facility D or Facility C as set out herein.  For greater certainty, SunOpta will provide such information regarding the permitted sale or sale/leaseback of fixed assets of the Obligors and the use of Permitted Proceeds as is required by the Agent and the Lenders pursuant to Section 9.4 of this Agreement.

5.3

Mandatory Repayment – Currency Fluctuations.

(a)

If, due to exchange rate fluctuations or for any reason whatsoever, in the case of Facility A or Facility E, the Canadian Dollar Amount of the principal amount of all Advances outstanding under Facility A or Facility E shall, at any time, exceed, as applicable, the Commitment for Facility A, the Commitment for Facility E, or the then current Facility A Borrowing Base (the amount of the excess being referred to herein as an "Excess Amount"), then within three Business Days of written notice from the Agent, the Facility A Borrower and/or the Facility E Borrower, as applicable, shall, at its option:

(i)

forthwith repay Loans and/or fund any Lender's obligations with respect to outstanding Bankers' Acceptances, Letters of Credit or Letters of Guarantee in an amount equal to or greater than such Excess Amount; or

(ii)

provide cash collateral or such other security as the Agent may require in an amount equal to or greater than such Excess Amount which collateral shall remain in the Agent's possession until the Canadian Dollar Amount of the principal amount of all Advances outstanding under Facility A and/or Facility E, as applicable, is equal to or less than, as applicable, the Commitment for Facility A, the Commitment for Facility E or the then current Facility A Borrowing Base whereupon such collateral shall be released by the Agent to the Facility A Borrower and/or the Facility E Borrower, as applicable.

(b)

Notwithstanding any other provision of this Agreement, including any provision contemplating a Rollover or Conversion, whenever the Canadian Dollar Amount of the principal amount of all Advances outstanding under Facility A and/or Facility E is, as applicable, in excess of the Commitment for Facility A, the Commitment for Facility E or the then current Facility A Borrowing Base, the Facility A Borrower and/or the Facility E Borrower, as applicable, shall (i) repay any USBR Loan or (ii) upon the maturity of any Banker's Acceptance, repay the Banker's Acceptance, or (iii) upon the last day of the Contract Period in respect of a Libor Loan, repay the Libor Loan, and any repayments under clauses (i), (ii) and (iii) shall be applied in reduction of such Excess Amount.

(c)

The Facility A Borrower and/or the Facility E Borrower, as applicable, shall, on demand, reimburse each Lender for and hold each Lender harmless against any loss, cost or expense suffered or incurred by the Lender by virtue of the necessity to resort to this Section 5.3 including any loss of profit or expenses which the Lender incurs by reason of the liquidation or re-deployment of deposits or other funds acquired by the Lender to maintain its obligations under this Agreement and any interest or other charges payable to lenders of funds borrowed by the Lender in order to maintain the obligations of the Lender under this Agreement.

(d)

The Facility A Borrower and/or the Facility E Borrower, as applicable, shall pay interest on any Excess Amount at a rate of Prime Rate plus 5% per annum, calculated on a daily basis on the actual number of days elapsed in a 365 day year, computed from the date an Excess Amount arises to, but excluding, the date on which the Excess Amount is repaid.  Notwithstanding the foregoing, if the Facility A Borrower and/or the Facility E Borrower, as applicable, is aware that it will require an Excess Amount for a period not longer than three Business Days, the Facility A Borrower and/or the Facility E Borrower, as applicable, may request that such Excess Amount be made available at the rate normally applicable to Facility A and/or Facility E, as applicable, for such anticipated short term requirement.  Each Lender may refuse such a request in its discretion.

5.4

Optional Prepayment – Facility C.

LP may prepay, without penalty, in whole or in part and in a minimum amount of US$1,000,000 or larger whole multiples thereof, the principal amount outstanding under Facility C at any time prior to the Maturity Date provided that all accrued interest with respect to the amount to be prepaid shall have been paid and provided that LP shall also pay at that time to the Agent on behalf of the Lenders under Facility C a fee, as compensation for such prepayment, in an amount equal to the Yield Maintenance Amount.  LP shall give thirty days prior written notice to the Agent of its desire to make any prepayment, substantially in the form attached hereto as Schedule Q.  Such written notice of prepayment shall also include a sample calculation of the entire amount to be prepaid and LP shall provide (on that day which is three Business Days prior to the proposed prepayment date) to the Agent and the Lenders under Facility C a final calculation of the entire amount to be paid to the Agent and the Lenders under Facility C on the proposed prepayment date.  In addition to the foregoing, on the 10th Business Day prior to the prepayment date, the Borrower shall furnish the Agent and Lenders with opinions from two selected Investment Dealers addressed to the Borrower and the Agent and Lenders stating, in the opinion of the respective Investment Dealers, the Effective US Treasury Yield.  The Investment Dealers shall be members of the Investment Dealer Association of Canada.  Any prepayment shall be paid to the Agent at the Agent's Account for Payments and distributed pro rata among the Lenders under Facility C in accordance with their respective Rateable Portions.  No amount permanently prepaid may be reborrowed under this Agreement.  Each Lender's respective Commitment under Facility C will be permanently reduced by the amount of any permanent prepayment made to it under this Section 5 and the Total Commitment under Facility C reduced correspondingly.

5.5

Optional Prepayment – Facility D and Facility E.

LP and/or the Facility E Borrower, as applicable, may prepay, without penalty, in whole or in part and in a minimum amount of $500,000 or US$500,000 or larger whole multiples thereof in the relevant currency, the Advances outstanding under Facility D and/or Facility E, at any time prior to the Maturity Date provided that all accrued interest with respect to the amount to be prepaid shall have been paid and provided that LP and/or the Facility E Borrower, as applicable, indemnify the Agent on behalf of the Lenders for any loss or expense suffered or incurred by any Lender, including any breakage costs which a Lender incurs by reason of the liquidation or redeployment of deposits or other funds acquired by it to effect or maintain Facility D and/or Facility E, as applicable, or any interest or charges payable to the lender of funds borrowed by the Lender and any other charges, costs or expenses incurred by the Lender relative thereto.  LP and/or the Facility E Borrower, as applicable, shall give three Business Days' notice of its desire to make any prepayment, substantially in the form attached hereto as Schedule Q.  Any prepayment shall be paid to the Agent at the Agent's Account for Payments and distributed pro rata among the relevant Lenders in accordance with their respective Rateable Portions and applied pro rata over the remaining Scheduled Payments under Facility D and/or Facility E, as applicable. No amount permanently prepaid may be reborrowed under this Agreement.  Each Lender's respective Commitment under Facility D and/or Facility E, as applicable, will be permanently reduced by the amount of any permanent prepayment made to it under this Section 5 and the Total Commitment under Facility D and/or Facility E reduced correspondingly.

SECTION 6
PAYMENTS AND TAXES

6.1

Payments Generally.

All amounts owing in respect of a Credit Facility, whether on account of principal, interest or fees or otherwise, shall be paid in the currency in which the Advance is outstanding.  Each payment under this Agreement shall be made for value on the day the payment is due.  All interest and other fees shall continue to accrue until payment has been received by the Agent, the US Administrative Agent and each Lender as applicable.  Each payment under Facility B shall be made by debit to the applicable Borrower's Account by the US Administrative Agent at or before 1:00 p.m. on the day that payment is due.  SunOpta Food Group hereby authorizes the US Administrative Agent to debit the applicable Borrower's Account in respect of any and all payments to be made by SunOpta Food Group under this Agreement.  Receipt by the US Administrative Agent from the Borrower of funds under this Agreement, as principal, interest, fees or otherwise, shall be deemed to be receipt of these funds by the relevant Lenders.  Each payment under or in respect of Facility A, Facility C, Facility D and Facility E shall be made at the Agent's Account for Payments at or before 1:00 p.m. on the day payment is due.  The Borrowers hereby authorize the Agent in respect of Facility A, Facility C, Facility D and Facility E to debit the applicable Borrower's account in respect of any and all payments to be made by such Borrowers under this Agreement.  Receipt by the Agent from the Borrower of funds under this Agreement, as principal, interest, fees or otherwise, shall be deemed to be receipt of these funds by the relevant Lenders.

6.2

Taxes.

(a)

Payments.  All payments to be made by or on behalf of the Borrowers under or with respect to this Agreement are to be made free and clear of and without deduction or withholding for, or on account of, any present or future Taxes, unless such deduction or withholding is required by Applicable Law.  If a Borrower is required to deduct or withhold any Taxes from any amount payable to the Agent or any Lender (i) the amount payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions and withholdings applicable to, and taking into account all Taxes on, or arising by reason of the payment of, additional amounts under this Section 6.2), the Agent or any Lender, as the case may be, receives and retains an amount equal to the amount that it would have received had no such deductions or withholdings been required, (ii) the Borrowers shall make such deductions or withholdings, and (iii) the Borrowers shall remit the full amount deducted or withheld to the relevant taxing authority in accordance with Applicable Laws.  Notwithstanding the foregoing, the Borrowers shall not be required to pay additional amounts in respect of Excluded Taxes.

(b)

Indemnity.  The Borrowers shall indemnify the Agent, the US Administrative Agent and the Lenders for the full amount of any Taxes (other than Excluded Taxes) imposed by any jurisdiction on amounts payable by the Borrowers under this Agreement and paid by, the Agent, the US Administrative Agent or any Lender and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted, and any Taxes levied or imposed with respect to any indemnity payment made under this Section 6.2.  The Borrowers shall also indemnify the Agent, the US Administrative Agent and the Lenders for any Taxes (other than Excluded Taxes) that may arise as a consequence of the execution, sale, transfer, delivery or registration of, or otherwise with respect to this Agreement or any other Document. The indemnifications contained in this Section 6.2(b) shall be made within 30 days after the date the US Administrative Agent in respect of Facility B or the Agent in respect of Facility A, Facility C, Facility D or Facility E makes written demand therefor.

(c)

Evidence of Payment.  Within 30 days after the date of any payment of Taxes by the Borrowers, the Borrowers shall furnish to, as applicable, the US Administrative Agent or the Agent the original or a certified copy of a receipt evidencing payment by the Borrowers of any Taxes with respect to any amount payable to the Agent and the Lenders hereunder.

(d)

Survival.  The Borrowers' obligations under this Section 6.2 shall survive the termination of this Agreement and the payment of all amounts payable under or with respect to this Agreement.

6.3

No Set-Off.

All payments to be made by the Borrowers shall be made without set-off or counterclaim and without any deduction of any kind.

6.4

Application of Payments Before Exercise of Rights.

Subject to the provisions of this Agreement, all payments made by or on behalf of the Borrowers before the exercise of any rights arising under Section 10.2, or otherwise, shall be paid, as applicable, (i) to the US Administrative Agent in respect of Facility B, and (ii) to the Agent in respect of Facility A, Facility C, Facility D and Facility E, and distributed among the Lenders pro rata in accordance with their respective Rateable Portions (or, as the case may be, to or among the Agent, the US Administrative Agent the Lender or the Lenders to whom those payments are owing) in each instance in the following order:

(a)

firstly, in payment of any amounts due and payable as and by way of agency fees owing to the Agent, the US Administrative Agent or the US Security Agent for its services hereunder or in connection herewith;

(b)

secondly, in payment of any amounts due and payable as and by way of recoverable expenses hereunder or in connection herewith;

(c)

thirdly, in payment of any interest, other fees, or default interest then due and payable on or in respect of the Advances;

(d)

fourthly, in repayment of any principal amounts of the Advances; and

(e)

fifthly, in payment of any other amounts then due and payable by the Borrowers hereunder or in connection herewith.

6.5

Application of Payments After Exercise of Rights Under Section 10.2.

All payments made by or on behalf of the Obligors after the exercise of any rights arising under Section 10.2 shall, subject to the provisions of the Security Sharing Agreement, be paid to and distributed pro rata among, as applicable, (i) the Lenders in accordance with their Rateable Portions, or (ii) as the case may be, to or among the Agent, the US Administrative Agent, the Lender or the Lenders to whom those payments are owing, in each instance in the following order:

(a)

firstly, in payment of agency fees, if any, and the reasonable costs and expenses of any realization against the Obligors and any and all other sureties and guarantors or of its or their respective property and assets, including the out-of-pocket expenses of the Agent, the US Administrative Agent or the US Security Agent and the reasonable fees and out-of-pocket expenses of counsel, consultants and other advisers employed in connection therewith and in payment of all costs and expenses incurred by the Agent, the US Administrative Agent or the US Security Agent in connection with the administration and enforcement of this Agreement or the other Documents, to the extent that those funds, costs and expenses shall not have been reimbursed to the Agent, the US Administrative Agent or the US Security Agent; and

(b)

secondly, in payment of any interest, other fees, or default interest then due and payable on or in respect of the Advances;

(c)

thirdly, in repayment of any principal amounts of the Advances;

(d)

fourthly, in payment of any other amounts then due and payable by any Borrower hereunder or in connection herewith; and

(e)

thereafter as the Agent and the Lenders may, subject to Applicable Law, determine in their discretion.

SECTION 7
SECURITY DOCUMENTS

7.1

Security Documents.

The Borrowers shall cause the following documents to be executed and delivered to, as applicable, the Agent or the US Security Agent on behalf of the Lenders to secure the Obligations, those documents to be in form and substance satisfactory to the Agent, the US Security Agent and the Lenders:

(a)

by SunOpta:  (i) Ontario law guarantee of the obligations of all Obligors (other than SunOpta) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of SunOpta, including securities (or the equivalent) registered in every location where SunOpta has assets; (iii) security under 427 of the Bank Act (Canada); (iv) a general assignment of book debts; (v) a first collateral charge, by way of debenture or other appropriate security (including a hypothec), over the real property located at 2838 Highway 7, Norval, Ontario, (vi) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of SunOpta; (vii) an offset agreement regarding cash balances; (viii) a securities pledge agreement; (ix) if applicable, an acknowledgment regarding existing security; (x) an assignment of any security that SunOpta may now or hereafter obtain from any other Person, and (xi) such other Security Documents as the Agent may reasonably request from time to time;

(b)

by 1510146 Ontario: (i) Ontario law guarantee of the obligations of all Obligors (other than 1510146 Ontario) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of 1510146 Ontario, including securities (or the equivalent) registered in every location where 1510146 Ontario has assets; (iii) a general assignment of book debts; (iv) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of 1510146 Ontario; (v) an offset agreement regarding cash balances; (vi) if applicable, an acknowledgment regarding existing security; and (vii) such other Security Documents as the Agent may reasonably request from time to time;

(c)

by LP: (i) Illinois law guarantee of the obligations of all Obligors (other than LP) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of LP, including securities (or the equivalent) registered in every location where LP has assets; (iii) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of LP, indicating the US Security Agent and/or the Lenders as loss payee; (iv) an offset agreement regarding cash balances; (v) if applicable, an acknowledgment regarding existing security; and (vi) such other Security Documents as the Agent may reasonably request from time to time;

(d)

by ULC: (i) Ontario law guarantee of the obligations of all Obligors (other than ULC) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of ULC, including securities (or the equivalent) registered in every location where ULC has assets; (iii) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of ULC; (iv) an offset agreement regarding cash balances; (v) if applicable, an acknowledgment regarding existing security; and (vi) such other Security Documents as the Agent may reasonably request from time to time;

(e)

by LLC: (i) Illinois law guarantee of the obligations of all Obligors (other than LLC) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of LLC, including securities (or the equivalent) registered in every location where LLC has assets; (iii) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of LLC, indicating the US Security Agent and/or the Lenders as loss payee; (iv) an offset agreement regarding cash balances; (v) if applicable, an acknowledgment regarding existing security; and (vi) such other Security Documents as the Agent may reasonably request from time to time;

(f)

by SunOpta Food Group: (i) Illinois law guarantee of the obligations of all Obligors (other than SunOpta Food Group) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of SunOpta Food Group, including securities (or the equivalent) registered in every location where SunOpta Food Group has assets; (iii) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of SunOpta Food Group, indicating the US Security Agent and/or the Lenders as loss payee; (iv) an offset agreement regarding cash balances;(v) if applicable, an acknowledgment regarding existing security; and (vi) such other Security Documents as the Agent may reasonably request from time to time;

(g)

by SunOpta Fruit: (i) Illinois law guarantee of the obligations of all Obligors (other than SunOpta Fruit) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of SunOpta Fruit, including securities (or the equivalent) registered in every location where SunOpta Fruit has assets; (iii) a first collateral charge, by way of debenture or other appropriate security (including a mortgage and security agreement with assignment of rents), over the real property owned by SunOpta Fruit, (iv) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of SunOpta Fruit, indicating the US Security Agent and/or the Lenders as loss payee; (v) an offset agreement regarding cash balances; (vi) if applicable, an acknowledgment regarding existing security; and (vii) such other Security Documents as the Agent may reasonably request from time to time;

(h)

by Aseptic: (i) Illinois law guarantee of the obligations of all Obligors (other than Aseptic) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Aseptic, including securities (or the equivalent) registered in every location where Aseptic has assets; (iii) a first collateral charge, by way of debenture or other appropriate security (including a mortgage and security agreement with assignment of rents), over the real property owned by Aseptic; (iv) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Aseptic, indicating the US Security Agent and/or the Lenders as loss payee; (v) an offset agreement regarding cash balances; (vi) if applicable, an acknowledgment regarding existing security; and (vii) such other Security Documents as the Agent may reasonably request from time to time;

(i)

by Sunrich: (i) Illinois law guarantee of the obligations of all Obligors (other than Sunrich) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Sunrich, including securities (or the equivalent) registered in every location where Sunrich has assets; (iii) a first collateral charge, by way of debenture or other appropriate security (including a mortgage and security agreement with assignment of rents), over the real property owned by Sunrich; (iv) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Sunrich, indicating the US Security Agent and/or the Lenders as loss payee; (v) an offset agreement regarding cash balances; (vi) if applicable, an acknowledgment regarding existing security; and (vii) such other Security Documents as the Agent may reasonably request from time to time;

(j)

by Marathon: (i) Ontario law guarantee of the obligations of all Obligors (other than Marathon) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Marathon, including securities (or the equivalent) registered in every location where Marathon has assets; (iii) a general assignment of book debts; (iv) a first collateral charge by way of debenture or other appropriate security, over real property owned by Marathon; (v) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Marathon; (vi) an offset agreement regarding cash balances; (vii) if applicable, an acknowledgment regarding existing security; and (viii) such other Security Documents as the Agent may reasonably request from time to time;

(k)

by SunOpta Ingredients: (i) Illinois law guarantee of the obligations of all Obligors (other than SunOpta Ingredients) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of SunOpta Ingredients, including securities (or the equivalent) registered in every location where SunOpta Ingredients has assets; (iii) a first collateral charge, by way of debenture or other appropriate security (including a mortgage and security agreement with assignment of rents), over the real property owned by SunOpta Ingredients (iv) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of SunOpta Ingredients, indicating the US Security Agent and/or the Lenders as loss payee; (v) an offset agreement regarding cash balances; (vi) a patent collateral agreement; (vii) if applicable, an acknowledgment regarding existing security; and (vii) such other Security Documents as the Agent may reasonably request from time to time;

(l)

by Drive:  (i) Ontario law guarantee of the Obligations of all Obligors (other than Drive) owing to Lender, (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Drive, including securities (or the equivalent) registered in every location where Drive has assets, (iii) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Drive, (iv) an offset agreement regarding cash balances; (v) if applicable, an acknowledgment regarding existing security; and (vii) such other Security Documents as the Agent may reasonably request from time to time;

(m)

by Global: (i) Illinois law guarantee of the obligations of all Obligors (other than Global) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Global, including securities (or the equivalent) registered in every location where Global has assets (iii) a first collateral charge by way of debenture or other appropriate security (including a mortgage and security agreement with assignment of rents), over the real property owned by Global (iv) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Global, indicating the US Security Agent and/or the Lenders as loss payee; (v) an offset agreement regarding cash balances; and (vii) such other Security Documents as the Agent may reasonably request from time to time;

(n)

by SunOpta Holdings: (i) Illinois law guarantee of the obligations of all Obligors (other than SunOpta Holdings) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of SunOpta Holdings, including securities (or the equivalent) registered in every location where SunOpta Holdings has assets; (iii) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of SunOpta Holdings, indicating the US Security Agent and/or the Lenders as loss payee; (iv) an offset agreement regarding cash balances; (v) if applicable, an acknowledgment regarding existing security; and (vii) such other Security Documents as the Agent may reasonably request from time to time;

(o)

by SunOpta Financing: (i) Illinois law guarantee of the obligations of all Obligors (other than SunOpta Financing) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of SunOpta Financing, including securities (or the equivalent) registered in every location where SunOpta Financing has assets; (iii) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of SunOpta Financing, indicating the US Security Agent and/or the Lenders as loss payee; (iv) an offset agreement regarding cash balances; (v) if applicable, an acknowledgment regarding existing security; and (vii) such other Security Documents as the Agent may reasonably request from time to time;

(p)

by Trading:  (i) Illinois law guarantee of the obligations of all Obligors (other than Trading) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Trading, including securities (or the equivalent) registered in every location where Trading has assets; (iii) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Trading, indicating the US Security Agent and/or the Lenders as loss payee; (iv) an offset agreement regarding cash balances; (v) if applicable, an acknowledgment regarding existing security; and (vii) such other Security Documents as the Agent may reasonably request from time to time;

(q)

by Mexico: (i) Ontario law guarantee of the obligations of all Obligors (other than Mexico) owing to the Lenders, (ii) a consent to the pledge of Mexico's shares/participation interests to the Agent and/or the Lenders, and (iii) such other Security Documents as the Agent may reasonably request from time to time;

(r)

by Servicios: Ontario law guarantee of the obligations of all Obligors (other than Servicios) owing to the Lenders, (ii) a consent to the pledge of Servicios shares/participation interests to the Agent and/or the Lenders, and (iii) such other Security Documents as the Agent may reasonably request from time to time;

(s)

each relevant Lender's standard form Bankers' Acceptances in blank in accordance with Section 3.9(f).

7.2

Further Assurances.

(a)

Additional Obligors.  The Borrowers shall cause any Included Subsidiary (other than Mexico and Servicios as of the date hereof) to sign an Additional Obligor Counterpart and execute and deliver a guarantee unlimited as to amount, substantially similar to the guarantees executed by the Obligors, supported by:

(i)

a general security agreement or the equivalent, substantially similar to the general security agreements executed by the Obligors, creating a security interest in all its personal property, assets and undertaking, including securities registered in every location where such Included Subsidiary has assets;

(ii)

a charge (or the equivalent) of such Included Subsidiary creating a fixed charge on all such Included Subsidiary's real property registered against title to such property;

(iii)

an assignment of all insurance policies held by the Included Subsidiary insuring the real property or assets of the Included Subsidiary; and

(iv)

such other additional or substitute security as the Agent, the US Security Agent or the Unanimous Lenders may require from time to time;

all immediately upon that Person becoming an Included Subsidiary.

(b)

Further Documents.  Upon request of the Agent, the US Security Agent or the Unanimous Lenders, the Obligors or any of them shall execute and deliver, or shall cause to be executed and delivered, to the Agent or US Security Agent, as applicable, such further documents or instruments and shall do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Agent or US Security Agent, as applicable, or the Unanimous Lenders in its or their sole and absolute discretion, to secure the Obligations, including, without limitation, executing and delivering or causing to be executed and delivered such further documents or instruments to give the Lenders a first priority security interest in any and all property and assets now or hereafter acquired by any Obligor, subject to any Permitted Liens.

SECTION 8
CONDITIONS PRECEDENT

8.1

Conditions Precedent to Disbursements of Advances.

The obligation of each Lender to make available the first Advance, Rollover or Conversion under each Credit Facility is subject to and conditional upon the satisfaction of the following conditions:

(a)

Delivery of Documents.  The Agent or the US Security Agent, as applicable, shall have received Sufficient Copies, in form and substance satisfactory to the Agent or the US Security Agent, as applicable, of the following:

(i)

this Agreement duly executed by all the parties hereto;

(ii)

each Security Document and all other Documents duly executed by all the parties thereto;

(iii)

timely notice as may be required by any term of this Agreement in connection with any action to be taken thereunder;

(iv)

a Certificate of each Obligor dated the Closing Date certifying:

(A)

that its constating documents and the by-laws, which shall be attached thereto, are complete and correct copies and are in full force and effect;

(B)

all resolutions and all other authorizations necessary to authorize the execution and delivery of and the performance by it of its obligations under this Agreement, the Security Documents and the other Documents to which it is a party and all the transactions contemplated thereby; and

(C)

all representations and warranties contained in this Agreement are true and correct as if made on the date of the Certificate;

(v)

opinions of counsel to the Obligors, addressed to the Agent and each Lender and counsel to the Agent with respect to, inter alia, due authorization, execution, delivery and enforceability of the Documents executed by the Obligors;

(vi)

duly executed certificate(s) of insurance evidencing the insurance required under this Agreement and endorsements of those policies each showing loss payable to the Agent or US Security Agent, as applicable;

(vii)

such other documents as the Agent or US Security Agent may reasonably request including (A) the documents listed in Section 7.1 hereof, and (B) standard documentation used by the L/C Lender in connection with the issuance of Letters of Credit and Letters of Guarantee, prior to any Advance by way of any such method;

(viii)

a duly completed Environmental Checklist in the Agent's or the US Security Agent's standard form, or if available, a Phase I environmental report in respect of real property owned by the Obligors including, in particular, in respect of any real property owned by SunOpta Fruit as a result of a previous merger with Cleugh's Frozen Foods Inc.;

(ix)

landlord waivers and/or warehouseman waivers satisfactory to the Agent or US Security Agent in respect of real property leased and/or utilized by any Obligor;

(x)

the Security Sharing Agreement; and

(xi)

if so requested by the Lenders, title insurance satisfactory to the Lenders in favour of the Agent or the US Security Agent shall have been obtained and delivered to the Agent or the US Security Agent in respect of each relevant property owned by an Obligor.

(b)

Payout and Discharge.  All funds owed by the Obligors to those creditors identified (based upon information provided by any Obligor) by the Agent and the US Security Agent, as applicable, shall be repaid in full and all Liens and/or security registrations made in favour of such creditors shall be discharged or the Agent or the US Security Agent, as applicable, shall have received an undertaking from such creditors to discharge all such Liens and/or security registrations in form and substance satisfactory to the Agent or the US Security Agent, as applicable.

(c)

Registration of Security Documents.  All registrations, recordings and filings of or with respect to the Security Documents which in the opinion of counsel to the Agent or the US Security Agent, as applicable, are necessary to render effective the Lien intended to be created thereby shall have been completed.

(d)

Fees.  All fees payable in accordance with this Agreement on or before the Closing Date (including legal fees and expenses of the Agent and the US Security Agent) shall have been paid to the Agent.

(e)

Due Diligence.  The Agent and the Lenders shall have completed their business, legal and accounting due diligence with the respect to the Obligors with results satisfactory to them.

(f)

Market Change.  No material adverse change or material disruption of the financial, banking or capital markets shall have occurred and be continuing, in each case, determined by the Agent in its sole and absolute discretion.

(g)

Material Adverse Change.  No Material Adverse Change shall have occurred with respect to the Obligors.

(h)

Existing Debt.  The Lenders shall have reviewed the Obligors' existing Debt obligations, with results satisfactory to the Lenders.

(i)

Corporate Reorganization.  SunOpta shall have caused the following to occur and be completed to the satisfaction of the Agent and the Lenders:

(i)

the merger of Essential Phytosterolins USA, Inc. into SunOpta Food Group;

(ii)

the merger of Hess Food Group LLC into Organic Ingredients Inc.;

(iii)

a change of corporate name from ''Organic Ingredients Inc.'' to ''SunOpta Global Ingredients Inc.'';

(iv)

the merger of Cleugh's Frozen Foods Inc. into Pacific Fruit Processors Inc.; and

(v)

a change of corporate name from ''Pacific Fruit Processors Inc.'' to ''SunOpta Fruit Group Inc.''

8.2

Conditions Precedent to All Advances.

The obligations of the Lenders to make available any Advance, Rollover or Conversion, after the conditions in Section 8.1 being satisfied, are subject to and conditional upon each of the conditions below being satisfied on the applicable Drawdown Date, Issuance Date, Rollover Date or Conversion Date:

(a)

No Default.  No Default or Event of Default shall exist.

(b)

Representations Correct.  The representations and warranties contained in Section 2.1 shall be true and correct on each Drawdown Date, Issuance Date, Rollover Date or Conversion Date as if made on that date.

(c)

Notice of Advance.  The Borrowers shall have provided any notice required in respect of an Advance, Rollover or Conversion.

(d)

Facility A and Facility B Advances.  The Facility A Borrower and SunOpta Food Group, as applicable, shall have provided a current certified aged statement of Accounts Receivable and listing of Inventory in accordance with Section 3.6(a) or 3.6(b), as applicable.

(e)

Certain Advances.  Each applicable Borrower executing and delivering to the relevant Lender, the Agent or the US Administrative Agent customary documentation required by such Lender or the Agent or the US Administrative Agent, as applicable, from time to time for purposes of extending Advances by way of Letter of Credit, Letter of Guarantee and Bankers' Acceptance.

(f)

No Material Adverse Change.  No Material Adverse Change shall have occurred with respect to the Obligors.

8.3

Conditions Precedent to Advances Under Facility D and Facility E.

The obligations of the Lenders to make available any Advance, Rollover or Conversion under Facility D and/or Facility E, as applicable, in addition to being subject to and conditional upon each of the conditions being satisfied in Sections 8.1 and 8.2, are subject to and conditional upon each of the conditions below being satisfied on the applicable Drawdown Date, Issuance Date, Rollover Date or Conversion Date:

(a)

satisfactory completion by the relevant Obligor of the acquisition on terms and conditions satisfactory to the Lenders;

(b)

satisfaction to the Lenders that the acquisition is related to SunOpta's existing lines of business;

(c)

satisfaction by the Lenders with the ownership and management, organizational and legal structure of the Consolidated Borrower subsequent to the acquisition and the tax and accounting aspects of the acquisition;

(d)

satisfactory due diligence review by the Lenders, including, but not limited to, review of the relevant Person's existing operations, history of business and financial position.  This is to be confirmed by the historical (past three years) audited, consolidated (and non-consolidated if applicable) financial statements, the most recent interim financial statements and two year forecast/budgets of SunOpta and the relevant Person on a combined basis confirming compliance with all financial covenants hereunder;

(e)

repayment of any Debt attached to the acquisition upon closing and discharge of all relevant Liens together with provision of Security Documents creating a first rank of security interest in favour of the Agent, the US Security Agent and the Lenders as applicable;

(f)

receipt of satisfactory environmental review of the assets of the Person being acquired executed by an authorized signing officer of SunOpta;

(g)

no Default or Event of Default shall have occurred and be continuing or be created upon the completion of the relevant acquisition;

(h)

the amounts available under the Credit Facilities, together with any cash resources of the Obligors, shall be sufficient to complete the acquisition.  If additional funds are required to complete the acquisition, then the additional equity or Subordinated Debt may be used to fund the shortfall.  Such Subordinated Debt must be on terms and conditions satisfactory to the Lenders, including, without limitation, no acceleration rights in respect of such Subordinated Debt prior to the maturity date of the Credit Facilities; and

(i)

in respect of an Advance for purposes of making a Capital Expenditure that is not budgeted for in the Business Plan or that is more than 10% in excess of that which is budgeted for in the Business Plan, the prior approval of the Unanimous Lenders will be required.

Notwithstanding the foregoing and for greater certainty, if the entire proceeds of an Advance under Facility D and/or Facility E are going to be used to effect a Permitted Investment, then the conditions precedent set out in clauses (a) through (d), (f) and (h) of this Section 8.3 need not be complied with by the Obligors.

8.4

Waiver of a Condition Precedent.

The conditions stated in Sections 8.1, 8.2 and 8.3 are inserted for the sole benefit of the Agent, the US Administrative Agent, the US Security Agent and the Lenders and the conditions stated therein may only be waived by the Agent with the consent of the Unanimous Lenders, in whole or in part, with or without terms or conditions, in respect of all or any portion of the Advances, without affecting the right of the Lenders to assert terms and conditions in whole or in part in respect of any other Advance.

SECTION 9
COVENANTS

9.1

Affirmative Covenants.

While any amount owing under this Agreement or any of the other Documents remains unpaid, or the Agent or the Lenders have any obligations under this Agreement or any of the other Documents, each of the Obligors covenants, for itself as applicable, with the Agent, the US Administrative Agent, the US Security Agent and each Lender as follows:

(a)

Corporate Existence.  It shall do or cause to be done all things necessary to keep in full force and effect its corporate existence and all rights, trade-marks, licenses and qualifications required for it to carry on its businesses and own, lease or operate its properties in each jurisdiction in which it carries on business or owns, leases or operates property or assets from time to time.

(b)

Insurance.  It shall maintain insurance on its properties and assets and for the operation of its businesses in such amounts and against such risks as would be customarily obtained and maintained by a prudent owner of similar properties and assets operating a similar business, including appropriate liability insurance, business interruption insurance and third party liability insurance.  It shall provide copies of those policies to the Agent or the US Security Agent, as applicable, which policies shall be satisfactory to the Agent or the US Security Agent, as applicable.  Each insurance policy shall include an endorsement whereby the insurers agree to give the Agent or the US Security Agent, as applicable, on behalf of the Lenders not less than 30 days notice of the cancellation of the policy of insurance and permit the Agent or the US Security Agent, as applicable, on behalf of the Lenders to cure any default which may exist under the policy.  It shall name the Agent or the US Security Agent, as applicable, as loss payee or additional insured as its interest may appear in all of its policies of insurance or otherwise assure the Agent or the US Security Agent, as applicable, of the availability of continuing coverage in a manner satisfactory to the Agent or the US Security Agent, as applicable, and all real property policies shall contain such standard mortgage clauses as the Agent or the US Security Agent, as applicable, shall require for the Lenders' protection.  In addition, it shall notify the Agent or the US Security Agent forthwith on the happening of any loss or damage in excess of $150,000 and shall furnish at its expense all necessary proofs and do all necessary acts to enable the Agent or the US Security Agent, as applicable, to obtain payment of the insurance monies in the event that the claim for payment of insurance proceeds is $150,000 or greater.

(c)

Compliance with Laws, etc.  It shall comply with all Applicable Laws and all Government Approvals required in respect of its businesses, properties, the Collateral, or any activities or operations carried out thereon including health, safety and employment standards, labour codes and Environmental Laws.  If required by the Agent, it shall deliver to the Agent evidence satisfactory to the Agent concerning such compliance with all Applicable Laws and Government Approvals.

(d)

Government Approvals. It shall obtain (to the extent not in existence on the date of this Agreement) and maintain, by the observance and performance of all obligations thereunder and conditions thereof, all Government Approvals required for it to carry on its businesses.

(e)

Conduct of Business.  It shall: (i) conduct its business and the operation of its property in a proper and efficient manner and keep proper books of account and records with respect to the operation of its business and the operation of its property; (ii) diligently maintain, repair, use and operate its property and premises in a proper and efficient manner; (iii) maintain its physical assets in good condition so that each asset may be used at all times for the purpose for which it was intended; and (iv) perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound.

(f)

Payment.  It shall duly and punctually pay or cause to be paid all sums of money due and payable by it under this Agreement and the other Documents on the dates, at the places and in the currency and the manner set forth herein and therein.

(g)

Litigation.  It shall (i) promptly give notice to the Agent of any litigation, suit, action, proceeding or dispute, threatened or commenced it, whether before or by any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind which either individually or in the aggregate exceed $150,000 in claims, or which otherwise, if adversely determined, could reasonably be expected to have a Material Adverse Effect on it or the other Obligors, (ii) advise the Agent of the extent to which any adverse determination is covered by insurance, (iii) provide all reasonable information requested by the Agent concerning the status of any litigation, proceeding or dispute, and (iv) use reasonable efforts to bring about a reasonable, favourable and speedy resolution or disposition of the litigation, proceeding or dispute.

(h)

Pay Claims and Taxes.  It shall promptly pay and discharge, when due, all Taxes charged to or payable by it and all obligations which may result in Liens (other than Permitted Liens) on its properties or assets unless the relevant Tax or obligation is being actively and diligently contested in good faith by appropriate proceedings and is adequately reserved against in accordance with GAAP.  It shall notify the Agent of each contest promptly upon forming the intention to contest the relevant payment, Tax or obligation.

(i)

Notice of Default or Material Adverse Change.  It shall, upon obtaining knowledge thereof, provide to the Agent as soon as practicable, and in any event within one Business Day after obtaining that knowledge, notice of any Material Adverse Change, Default or Event of Default, together with an officer's Certificate setting forth the details of any such Material Adverse Change, Default or Event of Default and the action taken or to be taken to remedy it.

(j)

Other Reports and Filings.  Promptly upon transmission thereof it shall deliver to the Agent copies of all financial information, statutory audits, proxy materials and other information and reports, if any, which it (i) has filed with the Securities and Exchange Commission or any governmental agencies substituted therefor or with the Ontario Securities Commission or any securities regulatory authority or any other equivalent governmental agencies in any state, province or territory of Canada or the United States of America, (ii) has delivered to holders of, or any agent or trustee with respect to, its Debt in their capacity as such a holder, agent or trustee, or (iii) has delivered to any shareholder in its capacity as a shareholder.

(k)

Other Information.  From time to time, it shall deliver to the Agent such other information or documents (financial or otherwise) as the Agent may reasonably request.

(l)

Books, Records and Inspections.  It will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. It will permit officers and designated representatives of the Agent or any Lender to visit and inspect, under guidance of its officers, any of its properties and to examine its books of account and discuss its affairs, finances and accounts, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as the Agent or any Lender may request.

(m)

First Priority.  It will take all actions, sign all documents, effect all registrations and otherwise act so as to carry out the intent of this Agreement which is that the Liens created by the Security Documents are to rank first against all of its undertaking, property and assets subject only to Permitted Liens.

(n)

Environmental Compliance.  It will carry on all activities in compliance with all Environmental Laws.  It will not cause or permit the Release or storage of a Hazardous Substance in or under its properties except in compliance with all Environmental Laws.  If it comes to its attention that it is not in material compliance with all applicable Environmental Laws, it will remedy that non-compliance immediately.  If immediate remedy is not possible, it will notify the Agent immediately of the problem and describe in detail the action it intends to take to return to compliance with this Section 9.1(n).

(o)

Capital Expenditures.  It will make, subject to a permitted 10% variance above the budgeted amount, Capital Expenditures only in accordance with and as budgeted for in its Business Plan.  For greater certainty, Capital Expenditures for 2007 as set out in the Business Plan are $US30,000,000.

(p)

Annual Meetings with Lenders.  On or before April 30th in each Fiscal Year, it shall hold a meeting with the Lenders upon the request of the Agent at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Obligors and the Business Plan.

(q)

Auditors.  It shall promptly give notice to the Agent of a change in its Auditors and the reasons for the change.

(r)

ERISA Matters.  It will maintain each ERISA Plan in compliance in all material respects with all requirements of Applicable Law.  It will promptly notify the Agent or the US Security Agent, as applicable, on becoming aware of (a) the institution of any steps by any Person to terminate any US Pension Plan, (b) the failure of any Obligor to make a required contribution to any US Pension Plan if such failure is sufficient to give rise to an Encumbrance under Section 302(f) of ERISA, (c) the taking of any action with respect to a US Pension Plan which is reasonably likely to result in the requirement that any Obligor furnish a bond or other security to the US Pension Benefit Guaranty Corporation under ERISA or such US Pension Plan, or (d) the occurrence of any event with respect to any ERISA Plan which is reasonably likely to result in any Obligor incurring any material liability, fine or penalty, and in the notice to the Agent or the US Security Agent, as applicable, thereof, provide copies of all documentation relating thereto.

9.2

Negative Covenants.

While any amount owing under this Agreement or any of the other Documents remains unpaid, or the Agent, the US Security Agent, the US Administrative Agent or the Lenders have any obligations under this Agreement or any of the other Documents, each Obligor covenants, for itself as applicable, with the Agent, the US Administrative Agent, the US Security Agent and each Lender as follows:

(a)

Limitation on Liens.  It shall not directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any material part of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens.  The ability of the Obligors to incur or suffer to exist Permitted Liens is not to be construed as a subordination, constructive or otherwise, of the Liens granted to the Agent or US Security Agent on behalf of the Lenders to such Permitted Liens.

(b)

Disposition of Assets. It shall not sell, lease, transfer, assign, convey or otherwise dispose of any of its properties or assets except in the ordinary course of business and in accordance with the terms of the Security Documents unless the Permitted Proceeds (as defined in Section 5.2) of such sale are applied as set out in Section 5.2.  Notwithstanding the foregoing and for greater certainty, SunOpta will not sell, transfer, assign, convey or otherwise dispose of any shares that it owns in the capital of Opta Minerals Inc. without the prior written consent of the Agent and the Unanimous Lenders, such consent not to be unreasonably withheld or delayed by the Agent and the Unanimous Lenders.

(n)

Environmental Compliance.  It will carry on all activities in compliance with all Environmental Laws.  It will not cause or permit the Release or storage of a Hazardous Substance in or under its properties except in compliance with all Environmental Laws.  If it comes to its attention that it is not in material compliance with all applicable Environmental Laws, it will remedy that non-compliance immediately.  If immediate remedy is not possible, it will notify the Agent immediately of the problem and describe in detail the action it intends to take to return to compliance with this Section 9.1(n).

(o)

Capital Expenditures.  It will make, subject to a permitted 10% variance above the budgeted amount, Capital Expenditures only in accordance with and as budgeted for in its Business Plan.  For greater certainty, Capital Expenditures for 2007 as set out in the Business Plan are $US30,000,000.

(p)

Annual Meetings with Lenders.  On or before April 30th in each Fiscal Year, it shall hold a meeting with the Lenders upon the request of the Agent at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Obligors and the Business Plan.

(q)

Auditors.  It shall promptly give notice to the Agent of a change in its Auditors and the reasons for the change.

(r)

ERISA Matters.  It will maintain each ERISA Plan in compliance in all material respects with all requirements of Applicable Law.  It will promptly notify the Agent or the US Security Agent, as applicable, on becoming aware of (a) the institution of any steps by any Person to terminate any US Pension Plan, (b) the failure of any Obligor to make a required contribution to any US Pension Plan if such failure is sufficient to give rise to an Encumbrance under Section 302(f) of ERISA, (c) the taking of any action with respect to a US Pension Plan which is reasonably likely to result in the requirement that any Obligor furnish a bond or other security to the US Pension Benefit Guaranty Corporation under ERISA or such US Pension Plan, or (d) the occurrence of any event with respect to any ERISA Plan which is reasonably likely to result in any Obligor incurring any material liability, fine or penalty, and in the notice to the Agent or the US Security Agent, as applicable, thereof, provide copies of all documentation relating thereto.

9.2

Negative Covenants.

While any amount owing under this Agreement or any of the other Documents remains unpaid, or the Agent, the US Security Agent, the US Administrative Agent or the Lenders have any obligations under this Agreement or any of the other Documents, each Obligor covenants, for itself as applicable, with the Agent, the US Administrative Agent, the US Security Agent and each Lender as follows:

(a)

Limitation on Liens.  It shall not directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any material part of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens.  The ability of the Obligors to incur or suffer to exist Permitted Liens is not to be construed as a subordination, constructive or otherwise, of the Liens granted to the Agent or US Security Agent on behalf of the Lenders to such Permitted Liens.

(b)

Disposition of Assets. It shall not sell, lease, transfer, assign, convey or otherwise dispose of any of its properties or assets except in the ordinary course of business and in accordance with the terms of the Security Documents unless the Permitted Proceeds (as defined in Section 5.2) of such sale are applied as set out in Section 5.2.  Notwithstanding the foregoing and for greater certainty, SunOpta will not sell, transfer, assign, convey or otherwise dispose of any shares that it owns in the capital of Opta Minerals Inc. without the prior written consent of the Agent and the Unanimous Lenders, such consent not to be unreasonably withheld or delayed by the Agent and the Unanimous Lenders.

(c)

Consolidations and Mergers.  It shall not merge, consolidate, amalgamate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favour of any Person, except that any Obligor may merge, amalgamate with, or dissolve or liquidate into, any other Obligor (so long as it remains an Obligor), provided that in any such transaction, other than an amalgamation, the Obligor shall be the continuing or surviving corporation.

(d)

Limitation on Debt.  It shall not create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Debt (including Subordinated Debt) in excess of US$3,000,000 in the aggregate during the term of this Agreement, except: (i) Debt incurred pursuant to this Agreement; (ii) Debt consisting of Contingent Obligations described in clause (b) of the definition thereof and permitted pursuant to Section 9.2(g); (iii) Debt existing on the date of the Closing Date as set forth in Schedule R; (iv) Debt secured by or which could be secured by Permitted Liens; (v) Debt for amounts payable to suppliers in the ordinary course of business; (vi) unsecured Debt to an Obligor; (vii) unsecured Debt to Canadian Imperial Bank of Commerce in an amount not in excess of $350,000 in respect of Visa corporate credit cards issued by Canadian Imperial Bank of Commerce to the Obligors; and (viii) unsecured Debt to BMO in an amount not in excess of CDN$150,000.00 and US$50,000.00, respectively, in respect of MasterCard corporate credit cards issued by BMO to the Obligors.

(e)

Transactions with Affiliates or Associates.  It shall not enter into any transactions with any Affiliate or Associate of it, except: (i) as expressly permitted by this Agreement or listed on Schedule S hereto; or (ii) in the ordinary course of business and pursuant to the reasonable requirements of its business; and, in the case of clause (ii), upon fair and reasonable terms no less favourable to it than would obtain in a comparable arm's-length transaction with a Person which is not its Affiliate or Associate.

(f)

Management Fees and Compensation.  It shall not pay any management, consulting or similar fees to any Affiliate or to any officer, director or employee of it or any Affiliate except (i) payment of reasonable compensation and expense reimbursement to officers and employees for actual services rendered to, and expenses incurred for, it in the ordinary course of business, and (ii) payment of directors' fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings not to exceed in the aggregate for the Obligors with respect to all such items $150,000 in any Fiscal Year provided that no such payment shall be made if a Default or an Event of Default is outstanding or if the making of such payment will result in a Default or an Event of Default.

(g)

Contingent Obligations.  It shall not create, incur, assume or suffer to exist any Contingent Obligations, other than in respect of the Obligations except: (i) endorsements for collection or deposit in the ordinary course of business; (ii) Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations; and (iii) Contingent Obligations arising with respect to customary indemnification obligations in favour of purchasers in connection with dispositions permitted under Section 9.2(b).  The foregoing permission to incur Contingent Obligations is not consent for any Obligor to honour those Contingent Obligations if otherwise restricted or prohibited by this Agreement.

(h)

Restricted Payments.  It shall not (i) declare or make any payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any of its capital stock, partnership interests, membership interests or other equity securities (except that any Obligor may declare and pay dividends to another Obligor (so long as it remains an Obligor)), or (ii) purchase, redeem or otherwise acquire for value any of its, or any of its Affiliates', shares of capital stock, partnership interests, membership interests or other equity securities or any warrants, rights or options to acquire such interests or securities now or hereafter outstanding.

(i)

Change in Business.  It shall not engage in any material line of business substantially different from those lines of business carried on by it on the date hereof and it shall not change the location from which such line of business is carried on by it, all as described in Schedule C.

(j)

Change in Structure.  It shall not make any changes in its equity capital structure (including a change in the terms of its outstanding equity securities), or amend its constating documents (including any shareholder agreement), except as necessary to effect transactions permitted under Section 9.2(c).

(k)

Accounting Changes.  It shall not make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its Fiscal Year.

(l)

Material Contracts.  It shall not (i) cancel or terminate any Material Contract; (ii) waive any default or breach under any Material Contract; (iii) amend or otherwise modify any Material Contract; or (iv) take any other action in connection with any Material Contract, that would, in each case, have a Material Adverse Effect.

(m)

Limitation on Sale and Leaseback Transactions.  Unless in compliance with Section 5.2 hereof, it will not, directly or indirectly, enter into any sale and leaseback transaction with respect to any property or assets (whether now owned or hereafter acquired).

(n)

Loans and Investments.  It will not, without the prior written approval of the Agent and the Lenders, other than in respect of the proceeds of the Advances under Facility C and Facility D and the corresponding equity contribution in each of the ULC and the LLC and the subsequent loan to SunOpta Food Group (i) purchase or acquire, or make any commitment to purchase or acquire, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, including, without limitation, the establishment or creation of a Subsidiary, or (ii) make or commit to make any acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation, amalgamation or other combination or (iii) make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate or make any payments in respect thereof (the items described in clauses (i), (ii), and (iii) are referred to as "Investments"), except for: (A) Investments in cash and Cash Equivalents; (B) extensions of credit by one Obligor to another Obligor (so long as it remains an Obligor), as the case may be and interest and other payments made in connection with such extensions of credit; (C) extensions of credit which constitute trade receivables in the ordinary course of business; and (D)  Permitted Investments.

(o)

Use of Cash.  Use any cash on deposit with BMO, Harris, the US Administrative Agent or the Agent which is subject to an offset agreement in breach of any term or covenant contained in this Agreement or any other Document.

(p)

Location of Assets in Other Jurisdictions.  It will not, except for any property being delivered to a customer in the ordinary course of business of such Obligor as part of the performance of its obligations, or the provision of its services, to such customer under a contract entered into with such customer in the ordinary course of business of such Obligor, acquire any property outside of the jurisdictions identified in Schedule I or move any property from one jurisdiction to another jurisdiction where the movement of such property would cause the Security over such property to cease to be perfected under Applicable Law, or knowingly suffer or permit in any other manner any of its property to not be subject to the Security or to be or become located in a jurisdiction as a result of which the Security over such property is not perfected, unless (x) the Obligor has first given 30 days prior written notice thereof to the Agent or the US Security Agent, as applicable, and (y) the applicable Obligor has first executed and delivered to the Agent or the US Security Agent, as applicable, all Security Documents and all financing or registration statements in form and substance satisfactory to the Agent or the US Security Agent, as applicable, which the Agent or the US Security Agent, as applicable, or its counsel, acting reasonably, from time to time deem necessary or advisable to ensure that the Security Documents at all times constitute a perfected first priority Lien (subject only to Permitted Liens) over such property notwithstanding the movement or location of such property as aforesaid together with such supporting certificates, resolutions, opinions and other documents as the Agent or the US Security Agent, as applicable, may deem necessary or desirable in connection with such security and registrations.

(q)

Excluded Subsidiaries.  Other than in respect of Opta Minerals Inc. and the Subsidiaries of Opta Minerals Inc. to which this negative covenant will not apply, it will not, without the prior written approval of the Agent and the Lenders, allow or cause any Excluded Subsidiary to (i) incur any Debt, other than Debt secured by or which could be secured by Permitted Liens or Debt for amounts payable to suppliers in the ordinary course of business, (ii) grant, incur or suffer any Lien other than a Permitted Lien, (iii) purchase or acquire, or make any commitment to purchase or acquire, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, including, without limitation, the establishment or creation of a Subsidiary, (iv) make or commit to make any acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation, amalgamation or other combination or (v) make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate or make any payments in respect thereof.

(r)

Loans to Excluded Subsidiaries.  It will not make loans or advance funds or make or increase, as the case may be, any equity investment in any Excluded Subsidiary including without limitation in any of Opta Minerals Inc., Bio Process, Temisca Inc., Opta Minerals (USA) Inc., Virginia Materials Inc., International Materials and Supplies Inc. MTI01-2006 Inc, Magnesium Technologies Corporation, OPM01-2006 Inc. and BIMAC Inc.

9.3

Financial Covenants of the Borrowers.

While any amount owing under this Agreement or any of the other Documents remains unpaid, or the Agent, the US Administrative Agent or the Lenders have any obligations under this Agreement or any of the other Documents, the Borrowers covenant with the Agent, the US Administrative Agent and each Lender as follows:

(a)

Funded Debt to EBITDA Ratio.  The Funded Debt to EBITDA Ratio of the Consolidated Borrower shall at all times be less than 3.00:1.00, provided, however, that, notwithstanding the foregoing, the Funded Debt to EBITDA Ratio of the Consolidated Borrower shall at all times be less than 3.50:1.00 for a period of no more than two consecutive Fiscal Quarters in order to accommodate (i) the effect of acquisitions made by any Obligor, or (ii) a variance in business conditions.

(b)

Fixed Charge Coverage Ratio.  The Fixed Charge Coverage Ratio of the Consolidated Borrower shall at all times be greater than or equal to 1.50:1.00.

(c)

Working Capital Ratio. The Working Capital Ratio of the Consolidated Borrower shall not at any time be less than 1.25:1.00.

(d)

Total Liabilities to Tangible Net Worth.  The Consolidated Borrower shall at all times maintain a ratio of Total Liabilities at such time to Tangible Net Worth at such time of not greater than 2.00:1.00.

(e)

Calculation of Ratios, etc.  The Funded Debt to EBITDA Ratio, the Fixed Charge Coverage Ratio and the ratio of Total Liabilities to Tangible Net Worth shall each be calculated quarterly on any day based on the most recent period of twelve fiscal months completed and ending on or immediately prior to such day.

(f)

Changes to GAAP.  Upon the occurrence of any change in GAAP, the Majority Lenders will adjust the ratios set out in this Section 9.3 as may be required in the circumstances.

9.4

Accounting, Financial Statements and Other Information.

While any amount owing under this Agreement or any of the other Documents remains unpaid, or the Agent, the US Administrative Agent or the Lenders have any obligations under this Agreement or any of the other Documents, each Borrower covenants with the Agent, the US Administrative Agent and the Lenders as follows:

(a)

Quarterly Consolidated Financial Statements.  Within 60 days of the end of each Fiscal Quarter, it will deliver to the Agent the unaudited consolidated balance sheet of SunOpta, SunOpta Food Group and the Consolidated Borrower as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows (including, without limitation, the monthly internally prepared financial statements in respect of LP), together with schedules prepared in a form satisfactory to the Majority Lenders, presenting the balance sheet of the Obligors as at the end of such Fiscal Quarter (including balance sheets and income statements) in respect of each Obligor of income and cash flows, (and showing all adjustments made to prepare such balance sheet and statement) all of which shall be certified by the Chief Financial Officer (or an acceptable designate) of SunOpta, SunOpta Food Group, LP and the Consolidated Borrower, as applicable, together with a certificate of such officer relating to the compliance or non-compliance with this Agreement in the form attached hereto as Schedule T.  For greater certainty and with reference to the phrase "subject in the case of interim financial statements to normal year-end adjustments" contained in clause (a) of Schedule T, if any "normal year-end adjustments" are deemed to be material by the Majority Lenders, then a compliance certificate in the form of Schedule T for the fourth Fiscal Quarter of SunOpta shall be restated as applicable to reflect such adjustments and resubmitted by SunOpta to the Agent within 120 days of the end of the relevant Fiscal Year.  In addition to the foregoing, the Borrower will also, within 60 days of each Fiscal Quarter, deliver to the Agent a report in the form of Schedule T hereto, regarding any individual sale or sale/leaseback of any fixed assets of the Obligors giving rise to Permitted Proceeds in excess of $100,000 during the previous Fiscal Quarter and the Borrower's use of such Permitted Proceeds.

(b)

Facility A and Facility B Borrowing Base Statements.  Within 30 days of the end of each month, the Facility A Borrower will deliver to the Agent and SunOpta Food Group will deliver to the US Administrative Agent a summary listing of aged Accounts Receivable and a summary listing of Inventory segregating United States, Canadian and foreign domiciled Accounts Receivable of the Facility A Borrower and SunOpta Food Group, as applicable, and categorizing Inventory as either raw materials, parts or supplies and finished goods of the Facility A Borrower and SunOpta Food Group, as applicable, for such period, all of which shall be certified by the Chief Financial Officer (or an acceptable designate) of SunOpta for the Facility A Borrower and the Chief Financial Officer (or an acceptable designate) of SunOpta Food Group for SunOpta Food Group.  Accounts Receivable guaranteed by EDC or EXIM or secured by a letter of credit from a financial institution acceptable to the Lenders shall be separately identified.

(c)

SunOpta Annual Audited and Unaudited Financial Statements.  Within 120 days of the end of each Fiscal Year, SunOpta will deliver to the Agent (i) the external accountant prepared consolidated balance sheets of SunOpta and the Consolidated Borrower as at the end of such Fiscal Year and the related consolidated statements of income, retained earnings and statements of cash flows for such Fiscal Year, certified in respect of SunOpta by the Auditors, together with a signed opinion of the Auditors (which opinion shall not be qualified in any respect) on the consolidated financial statements, and (ii) the annual unaudited non-consolidated external accountant prepared financial statements of the Consolidated Borrower, all other Obligors and Subsidiaries.

(d)

SunOpta Food Group Annual Unaudited Financial Statements and LP Annual Tax Statement.  Within 120 days of the end of each Fiscal Year, (i) SunOpta Food Group will deliver to the Agent the unaudited consolidated balance sheets of SunOpta Food Group and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, retained earnings and statements of cash flows for such Fiscal Year, all of which shall be certified by the Chief Financial Officer (or an acceptable designate) of SunOpta Food Group, and (ii) LP will deliver to the Agent an internally prepared annual tax statement in respect of LP, which such statement shall be certified by the Chief Financial officer (or an acceptable designate) of LP.

(e)

Management Letters.  Promptly after the receipt thereof by any Obligor, it will deliver to the Agent, a copy of any "management letter" received by any Obligor from the Auditors.

(f)

Annual Business Plan.  Not later than 30 days prior to the first day of each Fiscal Year, it will deliver to the Agent a Business Plan for SunOpta on a consolidated basis and for each Obligor (other than SunOpta) and Subsidiary on an unconsolidated basis in form satisfactory to the Majority Lenders and consistent with past practice (including financial projections, Capital Expenditure budgets, budgeted statements of income and sources and uses of cash and balance sheets) prepared for (i) each calendar month of such fiscal year, and (ii) the Fiscal Year immediately following such Fiscal Year, in each case, prepared in reasonable detail with appropriate presentation and discussion of the principal assumptions upon which such projections and budgets are based, accompanied by the statement of the chief financial officer of each Obligor and Subsidiary to the effect that, to the best of his or her knowledge, the projections and budget are a reasonable estimate for the period covered thereby.

(g)

Other Information.  Such other information as the Agent, the US Administrative Agent or the Majority Lenders may reasonably request, including, without limitation, providing prompt written notice to the Agent of the aggregate hedging position of the Obligors if Hedge Contracts are greater than $1,000,000 "out of the money".

SECTION 10
DEFAULT AND ENFORCEMENT

10.1

Events of Default.

Upon the occurrence of an event described in Section 10.1(i) or 10.1(j), an Event of Default under the Credit Facility shall have occurred, and upon the occurrence of any one or more of the following events, other than an event described in Section 10.1(i) or 10.1(j), Agent may, or, if required by the Majority Lenders, the Agent shall, by written notice to the Borrower, declare that an Event of Default has occurred:

(a)

Non-payment of Principal.  Any Borrower fails to make when due, whether by acceleration or otherwise, any payment of principal required to be made under this Agreement or any other Document.

(b)

Non-payment of Interest, Fees or Other Amounts.  Any Obligor fails to make when due, whether by acceleration or otherwise, any payment of interest, fees, costs or any other payment under this Agreement or any other Document and that failure continues for three Business Days after the due date.

(c)

Breach of Covenants, etc.  Any Obligor:

(i)

fails to perform or observe any term, condition, covenant or undertaking contained in Sections 7.2, 9.1, 9.2, 9.3 and 9.4 and that failure, if capable of being remedied, is not remedied within 20 days of its occurrence;

(ii)

fails to bring any of its real property into material compliance with applicable Environmental Laws as contemplated by Section 9.1(n) within a reasonable period which, in no event, shall exceed six months from the date hereof;

(iii)

fails to observe or perform any other term, condition, covenant or undertaking contained in any Document which is not otherwise specifically addressed in this Section 10.1(c) and which failure cannot be remedied; or

(iv)

fails to observe or perform any other term, condition, covenant or undertaking contained in any Document which is not otherwise specifically addressed in this Section 10.1(c) and that failure, if capable of being remedied, is not remedied within 20 days of its occurrence.

(d)

Cross-Default.  With respect to any other Debt of any Obligor or Subsidiary:

(i)

demand is made of Debt in excess of $1,000,000 payable on demand or default occurs in the payment thereof when due, whether by virtue acceleration or otherwise;

(ii)

default occurs in the performance or observance of any obligation or condition with respect thereto and that default remains unremedied after any remedial period with respect thereto; or

(iii)

any other event occurs with respect thereto;

and the effect of that default or other event is to accelerate the maturity of that Debt or to permit the holder or holders thereof, or any trustee or agent for the holder or holders, to cause the Debt to become due and payable prior to its expressed maturity and/or to realize on any security that may be held for such Debt.

(e)

Representations and Warranties.  Any representation, warranty or statement which is made by any Obligor in any Document or which is contained in any certificate, written statement or written notice provided under or in connection with any Document or which is deemed to have been made is untrue or incorrect when made in any material respect.

(f)

Execution.  Judgments are made against the Obligors or any Subsidiary or any one of them in excess of $500,000 by any court of competent jurisdiction and either (i) a writ, execution or attachment or similar process is levied against the property of any of them in respect of such judgment, or (ii) the judgment is not actively and diligently appealed and execution thereof stayed pending appeal within 30 days of the rendering of the judgment, or (iii) the judgment is not paid or otherwise satisfied within 30 days of the rendering of the judgment.

(g)

Invalidity and Contest.  This Agreement or any of the other Documents, or any provision hereof or thereof, shall at any time after execution and delivery hereof or thereof, for any reason, cease to be a legal, valid and binding obligation of any Obligor, as applicable, or any other party thereto or cease to be enforceable against any Obligor, as applicable, or any party thereto in accordance with its terms or shall be declared to be null and void, or the legality, validity, binding nature or enforceability of this Agreement or any other Document, or any provision hereof or thereof, shall be contested by any of the Obligors, as applicable, or any other party thereto or any of the Obligors, as applicable, or any party thereto shall deny that it has any further liabilities or obligations hereunder or thereunder.

(h)

Government Approval.  Any Government Approval required to enable any of the Obligors and/or the Subsidiaries to conduct its business substantially as presently conducted or to perform its obligations under any Document is not obtained or is withdrawn or ceases to be in full force and effect and that required Government Approval cannot be acquired or reinstated within 30 days of the date on which the relevant Obligor or Subsidiary knew or ought to have known the Government Approval was required or withdrawn.

(i)

Voluntary Proceedings.  Any Obligor:

(i)

institutes proceedings for substantive relief in any bankruptcy, insolvency, debt restructuring, reorganization, readjustment of debt, dissolution, liquidation, winding-up or other similar proceedings (including proceedings under the Bankruptcy and Insolvency Act (Canada), the Winding-up and Restructuring Act (Canada), the Companies' Creditors Arrangement Act (Canada), the United States Bankruptcy Code, the incorporating statute of the relevant corporation or other similar legislation), including proceedings for the appointment of a trustee, interim receiver, receiver, receiver and manager, administrative receiver, custodian, liquidator, provisional liquidator, administrator, sequestrator or other like official with respect to the relevant corporation or all or any material part of its property or assets;

(ii)

makes an assignment for the benefit of creditors;

(iii)

is unable or admits in writing its inability to pay its debts as they become due or otherwise acknowledges its insolvency or commits any other act of bankruptcy or is taken to be insolvent under any applicable legislation;

(iv)

voluntarily suspends the conduct of its business or operations;

or acquiesces to, or takes any action in furtherance of, any of the foregoing.

(j)

Involuntary Proceedings.  If any third party in respect of any Obligor:

(i)

makes any application under the Companies' Creditors Arrangement Act (Canada), the United States Bankruptcy Code or similar legislation in Canada or the United States of America;

(ii)

files a proposal or notice of intention to file a proposal under the Bankruptcy and Insolvency Act (Canada), the United States Bankruptcy Code or similar legislation in Canada or the United States of America;

(iii)

institutes a winding-up proceeding under the Winding-up and Restructuring Act (Canada), the United States Bankruptcy Code, any relevant incorporating statute or any similar legislation in Canada or the United States of America;

(iv)

presents a petition in bankruptcy under the Bankruptcy and Insolvency Act (Canada) or any similar legislation in Canada or the United States of America; or

(v)

files, institutes or commences any other petition, proceeding or case under any other bankruptcy, insolvency, debt restructuring, reorganization, incorporation, readjustment of debt, dissolution, liquidation, winding-up or similar law now or hereafter in effect, seeking bankruptcy, liquidation, reorganization, dissolution, winding-up, composition or readjustment of debt of any of them, the appointment of a trustee, interim receiver, receiver, receiver and manager, administrative receiver, custodian, liquidator, provisional liquidator, administrator, sequestrator or other like official for any of them, or any material part of any of their respective assets or any similar relief in Canada or the United States of America;

and if the application, filing, proceeding, petition or case is not contested by bona fide action on the part of the relevant Obligor or Subsidiary and is not dismissed, stayed or withdrawn within 30 days of commencement thereof or if relief is granted against the relevant Obligor or Subsidiary.

(k)

Creditor Action.  Any secured creditor, encumbrancer or lienor, or any trustee, interim receiver, receiver, receiver and manager, administrative receiver, agent, bailiff or other similar official appointed by any secured creditor, encumbrancer or lienor, takes possession of, forecloses, seizes, retains, sells or otherwise disposes of, or otherwise proceeds to enforce security over, all or a substantial part of the assets of any Obligor or gives notice of its intention to do any of the foregoing.

(l)

Material Contracts.  Any Obligor defaults in any material respect under any Material Contract and all applicable notice or cure periods under the Material Contract have expired and the default has not been cured or waived.

(m)

Change of Control Regarding Persons Other Than SunOpta.  There occurs, directly or indirectly, a change in the legal or beneficial ownership of any shares in the capital stock of any Obligor (other than SunOpta) or any Subsidiary such that SunOpta shall cease to own or control, directly or indirectly, shares or ownership interests of such Obligor or Subsidiary carrying voting rights sufficient to permit SunOpta to elect a majority of the members of the board of directors of such Obligor or Subsidiary.

(n)

Change of Control Regarding SunOpta.   There occurs, directly or indirectly, a change in the legal or beneficial ownership of any shares in the capital stock of SunOpta such that a Person or group of Persons acting in concert beneficially owns or controls 51% or more of the shares of SunOpta carrying voting rights.

(o)

Pension Plan.  If any of the following events shall occur with respect to any Canadian Pension Plan or US Pension Plan: (i) the institution of any steps by any Obligor or any member of its Controlled Group or any applicable regulatory authority to terminate a Canadian Pension Plan or US Pension Plan (wholly or in part) if, as a result of such termination, any Obligor may be required to make an additional contribution to such Canadian Pension Plan or US Pension Plan, or to incur an additional liability or obligation to such Canadian Pension Plan or US Pension Plan, equal to or in excess of $1,000,000 or the equivalent thereof in another currency; or (ii) a contribution failure occurs with respect to any US Pension Plan sufficient to give rise to a lien or charge under Section 302(f) of ERISA or under any applicable pension benefits legislation in any other jurisdiction.

10.2

Rights upon Default and Event of Default.

Upon the occurrence of a Default, the Agent may, and the Agent shall upon the instructions of the Majority Lenders, on notice to the Borrower, declare that the ability of the Borrower to require any further Advances under the Credit Facilities shall be suspended pending the remedying of the Default. Upon the occurrence of an Event of Default pursuant to Sections 10.1(i) or 10.1(j), the Agent shall, and upon the occurrence of any other Event of Default and for so long as the other Event of Default shall continue, the Agent may, and the Agent shall upon the instructions of the Majority Lenders, without notice to the Borrower, do either or both of the following:

(a)

declare that the Total Commitment under each Credit Facility has expired and that the Lender's obligations to make Advances have terminated; and

(b)

declare the entire principal amount of all Advances outstanding, all unpaid accrued interest and all fees and other amounts required to be paid by the Borrower hereunder to be immediately due and payable without the necessity of presentment for payment, notice of non-payment and of protest (all of which are hereby expressly waived) and proceed to exercise any and all rights and remedies hereunder and under any other Document.

From and after the issuance of any declaration referred to in this Section 10.2, no Lender shall be required to honour any cheque or other instrument presented to it by any Borrower regardless of the date of issue or presentation.  Immediately upon receipt of a declaration under Section 10.2(b), the Borrowers shall pay to the Agent on behalf of the Lenders in respect of Facility A, Facility C, Facility D and Facility E, and to the US Administrative Agent on behalf of the Lenders in respect of Facility B, as applicable, all amounts outstanding hereunder including, if applicable, the Hedge Contract Exposure owing under each Hedge Contract with a Lender.  Without limiting the generality of the foregoing, the Facility A Borrower and/or the Facility E Borrower, as applicable, shall pay to the Agent on behalf of the Lenders the face amount of all Bankers' Acceptances which have not matured which amounts shall be held by the Agent as collateral security for the Facility A Borrower's obligations and/or the Facility E Borrower's obligations, as applicable, with respect to those Bankers' Acceptances, as applicable.  The Hedge Contract Exposure under any Hedge Contract shall be determined in accordance with the applicable Hedge Agreement.

10.3

Waiver of Default.

No express or implied waiver by the Agent and the Lenders of any demand, Default or Event of Default shall in any way be or be construed to be a waiver of any future or subsequent Default or Event of Default.  For greater certainty, a Default or Event of Default declared by the Agent may only be waived by the Majority Lenders.  To the extent permitted by Applicable Law, the Obligors hereby waive any rights now or thereafter conferred by statute or otherwise which may limit or modify any of the Agent's, the US Administrative Agent's, the Lenders' or the US Security Agent's rights or remedies under any Document.  The Obligors acknowledge and agree that the exercise by the Agent, the US Administrative Agent, the US Security Agent or any Lender of any rights or remedies under any Document without having declared an acceleration shall not in any way alter, affect or prejudice the right of the Agent to make a declaration pursuant to Section 10.2 at any time and, without limiting the foregoing, shall not be construed as or deemed to constitute a waiver of any rights under Section 10.2.

SECTION 11
REMEDIES

11.1

Remedies Cumulative.

For greater certainty, the rights and remedies of the Agent, the US Administrative Agent, the US Security Agent and the Lenders under this Agreement and the other Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by law.  Any single or partial exercise by the Agent, the US Administrative Agent, the US Security Agent or any Lender of any right or remedy upon the occurrence of a demand, Default or Event of Default shall not be deemed to be a waiver of, or to alter, affect or prejudice any other right or remedy to which the Agent, the US Administrative Agent, the US Security Agent or any Lender may be lawfully entitled as a result of the demand, Default or Event of Default, and any waiver by the Agent, the US Administrative Agent, the US Security Agent or any Lender of the strict observance of, performance of or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted thereby, shall be deemed not to be a waiver of any subsequent demand, Default or Event of Default.

11.2

Remedies Not Limited.

The Agent, the US Administrative Agent or the US Security Agent, as applicable, on behalf of itself and the Lenders may, to the extent permitted by Applicable Law, bring suit at law, in equity or otherwise, for any available relief or purpose including, but not limited to: (a) the specific performance of any covenant or agreement contained in this Agreement or in any other Document; (b) an injunction against a violation of any of the terms of this Agreement or any other Document; (c) in aid of the exercise of any power granted by this Agreement or any other Document or by law; or (d) the recovery of any judgment for any and all amounts due in respect of the Obligations.

11.3

Set-Off, etc.

Upon the occurrence of demand, Default or Event of Default, the Agent, the US Administrative Agent, the US Security Agent and each Lender and each of their respective branches and offices are hereby authorized by each Obligor from time to time, without notice to: (a) set off and apply any and all amounts owing by the Agent, the US Administrative Agent, the US Security Agent or any Lender or any of its branches or offices to any Obligor (whether payable in Canadian Dollars or any other currency and any amounts so owing in any other currency may be converted into one or more currencies in which the Obligations are denominated at such rate or rates as the party may be able to obtain, acting reasonably - whether matured or unmatured, and in the case of deposits, whether general or special, time or demand and however evidenced) against and on account of the Obligations (whether or not any declaration under Section 10.2 has been made and whether or not those Obligations are unmatured or contingent); (b) hold any amounts owing by the Agent, the US Administrative Agent, the US Security Agent or any Lender as collateral to secure payment of the Obligations owing to it to the extent that those amounts may be required to satisfy any contingent or unmatured Obligations owing to it; and (c) return as unpaid for insufficient funds any and all cheques and other items drawn against any deposits so held as the Agent, the US Administrative Agent, the US Security Agent or any Lender in its sole discretion may elect.  For greater certainty, and in addition to the rights, powers and remedies set out above, the Agent, the US Administrative Agent, the US Security Agent, each Lender and each of their respective branches and offices, may exercise at their discretion any and all set-off and other rights and remedies afforded to each of them pursuant to Applicable Law.  The amount of any set-off exercised by the Agent, the US Administrative Agent, the US Security Agent or a Lender shall be applied in accordance with the provisions of the Security Sharing Agreement.

11.4

Agent or Lender May Perform Covenants.

If any Obligor fails to perform any of its obligations under any covenant contained in this Agreement or any other Document, the Agent, the US Administrative Agent, the US Security Agent or any Lender may (but has no obligation to), upon notice to the Borrowers, perform any covenant capable of being performed by it and, if the covenant requires the payment or expenditure of money, it may make an Advance to fund that requirement, which Advance shall be repaid by the Borrowers on demand.  That Advance shall bear interest at a rate calculated and paid in accordance with Section 4.

SECTION 12
THE AGENTS AND THE LENDERS

12.1

Arrangements for Advances.

The Agent or the US Administrative Agent, as applicable, shall give notice to each Lender under each Credit Facility promptly in writing upon receipt by the Agent or the US Administrative Agent, as applicable, of any notice given under this Agreement which affects such a Lender.  The Agent or the US Administrative Agent, as applicable, shall advise each Lender of the amount, date and details of each Advance and of each Lender's participation in each Advance.  At or before 1:00 p.m. on the Drawdown Date, each Lender will make its participation available to the Borrower at the Agent's Account for Payments.  Unless the Agent or the US Administrative Agent, as applicable, has actual knowledge that a Lender has not made or will not make available to the Agent or the US Administrative Agent, as applicable, for value on the Drawdown Date requested for an Advance by the Borrower under a Credit Facility such Lender's Rateable Portion of such Advance requested, the Agent or the US Administrative Agent, as applicable, shall be entitled to assume that such amount has been or will be received from such Lender when so due and the Agent or the US Administrative Agent, as applicable, may (but shall not be obliged to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not in fact received by the Agent or the US Administrative Agent, as applicable, from such Lender on such Drawdown Date and the Agent or the US Administrative Agent, as applicable, has made available a corresponding amount to the Borrower on such Drawdown Date as aforesaid, such Lender shall pay to the Agent or the US Administrative Agent, as applicable, on demand an amount equal to the product of (i) the interest rate per annum applicable to the Advance multiplied by (ii) the amount that should have been paid to the Agent or the US Administrative Agent, as applicable, by such Lender on such Drawdown Date and was not, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including such Drawdown Date to but excluding the date on which the amount is received by the Agent or the US Administrative Agent, as applicable, from such Lender and the denominator of which is 365. A certificate of the Agent containing details of the amount owing by a Lender under this Section shall be deemed to be prima facie correct. If any such amount is not in fact received by the Agent or the US Administrative Agent, as applicable, from such Lender on such Drawdown Date, the Agent or the US Administrative Agent, as applicable, shall be entitled to recover from the Borrower, on demand, the related amount made available by the Agent or the US Administrative Agent, as applicable, to the Borrower as aforesaid together with interest thereon at the applicable rate per annum payable by the Borrower hereunder (but for greater certainty, without prejudice to any claim which the Borrower might have against such Lender as a result of such Lender not having made its Rateable Portion of such Advance).

12.2

Payments by Agents

(a)

The following provisions shall apply to any and all payments made or to be made (x) by the Agent to the Lenders under Facility A, Facility C, Facility D and Facility E, or (y) by the US administrative Agent to the Lenders under Facility B:

(i)

the Agent or the US Administrative Agent, as applicable, shall be under no obligation to make any payment (whether in respect of principal, interest, fees or otherwise) to any Lender until an amount in respect of such payment has been received by the Agent or the US Administrative Agent, as applicable, from the Borrower;

(ii)

if the Agent or the US Administrative Agent, as applicable, receives a payment of principal, interest, fees or other amount owing by the Borrower which is less than the full amount of any such payment due, the Agent or the US Administrative Agent, as applicable, shall have no obligation to remit to each Lender any amount other than such Lender's Rateable Portion of the amount actually received by the Agent or the US Administrative Agent, as applicable;

(iii)

if any Lender has advanced more or less than its Rateable Portion of its Commitment, such Lender's entitlement to such payment shall be increased or reduced, as the case may be, in proportion to the amount actually advanced by such Lender;

(iv)

if a Lender's Rateable Portion of an Advance has been advanced for less than the full period to which any payment by the Borrower relates, such Lender's entitlement to receive a portion of any payment of interest or fees shall be reduced in proportion to the length of time such Lender's Rateable Portion has actually been outstanding (unless such Lender has paid all interest required to have been paid by it to the Agent or the US Administrative Agent, as applicable, pursuant to Section 12.1);

(v)

the Agent acting reasonably and in good faith shall, after consultation with the Lenders in the case of any dispute, determine in all cases the amount of all payments to which each Lender under is entitled and such determination shall be deemed to be prima facie correct;

(vi)

upon request, the Agent or the US Administrative Agent, as applicable, shall deliver a statement detailing any of the payments to the Lenders under the relevant Credit Facility  referred to herein;

(vii)

all payments by the Agent or the US Administrative Agent, as applicable, to a Lender hereunder shall be made to such Lender at its address set out herein unless notice to the contrary is received by the Agent or the US Administrative Agent, as applicable, from such Lender; and

(viii)

if the Agent or the US Administrative Agent, as applicable, has received a payment from the Borrower on a Business Day (not later than the time required for the receipt of such payment as set out in this Agreement) and fails to remit such payment to any Lender entitled to receive its Rateable Portion of such payment on such Business Day, the Agent and the US Administrative Agent, as applicable, agrees to pay interest on such late payment at the same rate and in the same manner as set out in section 12.1.

(b)

Unless the Agent or the US Administrative Agent, as applicable, has actual knowledge that the Borrower has not made or will not make a payment to the Agent or the US Administrative Agent in respect of the relevant Credit Facility  for value on the date in respect of which the Borrower has notified the Agent or the US Administrative Agent in writing that the payment will be made, the Agent or the US Administrative Agent, as applicable, shall be entitled to assume that such payment has been or will be received from the Borrower when due and the Agent or the US Administrative Agent, as applicable, may (but shall not be obliged to), in reliance upon such assumption, pay to each Lender its Rateable Portion of the payment expected from the Borrower. If the Agent or the US Administrative Agent, as applicable, has made such payments to the Lenders and the expected payment from the Borrower is in fact not received by the Agent or the US Administrative on the required date, then each Lender which has received any such payment agrees to refund such payment to the Agent or the US Administrative Agent, as applicable, immediately upon request, and the Borrower shall, without limiting its other obligations under this Agreement, indemnify the Agent or the US Administrative Agent, as applicable, against any and all liabilities, obligations, losses (other than loss of profit), damages, penalties, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on or incurred by the Agent or the US Administrative Agent as a result of having made such payments to the Lenders, except for those arising from the Agent's or the US Administrative Agent's negligence or wilful misconduct. A certificate of the Agent or the US Administrative Agent, as applicable, with respect to any amount owing by the Borrower under this section shall be deemed to be prima facie correct.

(c)

The Borrower hereby irrevocably authorizes the Agent and the US Administrative Agent to debit any account maintained by the Borrower with the Agent or the US Administrative Agent, as applicable, in order to make payments to the Lenders as contemplated herein. Each of the Agent and the US Administrative Agent agrees to provide written notice to the Borrower of each such debit in reasonable detail. The Borrower shall be deemed to have agreed to each such debit unless the Borrower objects in writing to such debit within 30 days after receipt of such written notice from the Agent or the US Administrative Agent, as applicable.

12.3

Decision-Making

(a)

Any amendment, waiver, discharge or termination with respect to this Agreement relating to the following matters shall be effective only if agreed between the relevant Borrower and the Unanimous Lenders (such amendment, waiver, discharge or termination, as applicable, having been approved by all of the Lenders pursuant to Section 12.8(j)):

(i)

the amount of any principal or any other amount payable by the Borrower, or an increase in the interest or fee margin set out in the Pricing Grid, or an increase in the Facility C Interest Premium, or any alteration in the currency or mode of calculation or computation of any amount payable hereunder;

(ii)

an increase in the Total Commitment under any Credit Facility or in any Lender's Commitment;

(iii)

a change in the definition of "Unanimous Lenders";

(iv)

a change in the definition of "Majority Lenders";

(v)

the removal, in respect of Facility A, of the requirement that Advances not exceed the Facility A Borrowing Base as set out in Section 3.2(a) or an increase in the frequency that a Borrowing Base Certificate is required to be delivered under Section 3.6(a);

(vi)

the removal, in respect of Facility B, of the requirement that Advances not exceed the Facility B Borrowing Base as set out in Section 3.2(b) or an increase in the frequency that a Borrowing Base Certificate is required to be delivered under Section 3.6(b);

(vii)

a material change in the definition of "Facility A Borrowing Base", "Facility B Borrowing Base", "Eligible Accounts Receivable", "EDC Insured Accounts Receivable", "EXIM Insured Accounts Receivable", "Accounts Receivable" or "Eligible Inventory";

(viii)

any change to Section 10.1 or what constitutes an Event of Default;

(ix)

any extension or reduction of the time for any payments required to be made by the Borrower;

(x)

any change in the types of Advances available;

(xi)

any change in any Maturity Date

(xii)

an extension or reduction of the notice period required in connection with any Advance;

(xiii)

an assignment or transfer by the Borrower of any of its rights and obligations under this Agreement;

(xiv)

any material change in the nature and scope of the Security or any release or discharge of any material portion of the Security, except that the Agent or the US Security Agent, as applicable, may from time to time without notice to or the consent of the Lenders execute and deliver partial releases of the Security from time to time in respect of any item of Collateral to the extent expressly permitted in this Agreement, whether or not the Borrower may have an obligation to apply the net proceeds thereof as a repayment hereunder.  For purposes of this sub-section (xiv), "material" means any change or discharge in respect of Collateral having a value of US$5,000,000 or more; or

(xv)

any provision of this Section 12.3 (a).

(b)

Any decrease in the interest or fee margin set out in the Pricing Grid in respect of any particular Credit Facility or any decrease in the Facility C Interest Premium shall only be effective if agreed between the relevant Borrower and all of the Lenders under the relevant Credit Facility.

(c)

Except for the matters described in paragraphs (a) and (b) above, any amendment, waiver, discharge or termination with respect to this Agreement shall be effective only if agreed between the relevant Borrower and the Majority Lenders (such amendment having been approved by the Majority Lenders pursuant to Section 12.8(i)) and any such amendment, waiver, discharge or termination shall be final and binding upon all of the Lenders.  For greater certainty, and subject to the matters described in paragraph (a) above, where the terms of the Agreement or any other Document refer to any action to be taken hereunder or thereunder by the Lenders or to any such action that requires the consent or other determination of the Lenders, the action taken by and the consent or other determination given or made by the Majority Lenders shall, except to the extent that this Agreement expressly provides to the contrary, constitute the action or consent or other determination of the Lenders herein or therein referred to, and the Agent or the US Administrative Agent, as applicable, may exercise its powers under Article 12 hereof and the Documents based upon such action, consent or other determination

12.4

Security Held by Agent and US Security Agent

Except to the extent provided in Section 12.5, the Security shall be granted in favour of and held by the Agent or the US Security Agent for and on behalf of the Lenders in accordance with the provisions of this Agreement and the Security Sharing Agreement. The Agent or the US Security Agent shall, in accordance with its usual practices in effect from time to time, take all steps required to perfect and maintain such Security, including: taking possession of the share certificates representing the shares required to be pledged hereunder; filing renewals and change notices in respect of such Security; and ensuring that the name of the Agent or the US Security Agent is noted as loss payee or mortgagee on all property insurance policies covering assets subject to the Security. If the Agent or the US Security Agent becomes aware of any matter concerning the Security which it considers to be material, it shall promptly inform the Lenders.  The Agent and the US Security Agent agree to permit each Lender to review and make photocopies of the original documents comprising the Security from time to time upon reasonable notice. Each of the Lenders acknowledges that to the extent permitted by applicable law, the Security and the remedies provided under the Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally, and further acknowledges that its rights hereunder and under the Security are to be exercised not severally, but by the Agent or the US Security Agent in accordance with the Security Sharing Agreement. Accordingly, notwithstanding any of the provisions contained herein or in the Security each Lender covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action shall be taken only by the Agent or the US Security Agent in accordance with the Security Sharing Agreement.

12.5

Priorities of Security

Notwithstanding any other provision of this Agreement, the proceeds of realization of the Security or any portion thereof shall be distributed in accordance with the provisions of the Security Sharing Agreement.

12.6

Appointment of Agents

Subject to Section 12.10, each Lender hereby irrevocably appoints the Agent and the US Administrative Agent, as applicable, to act as its agent in connection with this Agreement, and irrevocably authorizes the Agent and the US Administrative Agent, as applicable, to exercise such rights, powers and discretions as are delegated to it pursuant to this Agreement together with all such rights, powers and discretions as are incidental hereto or thereto.  Each of the Agent and the US Administrative Agent, as applicable, hereby accept such appointment and agree to be bound by the provisions of this Agreement for so long as it is an Agent or US Administrative Agent hereunder. The Agent and the US Administrative Agent, as applicable, shall have only those duties and responsibilities which are expressly specified in this Agreement, and it may perform such duties by or through its agent or employees. It is expressly agreed that each of the Agent and the US Administrative Agent, as applicable, is not a fiduciary of any Lender nor shall it owe any fiduciary duties to any Lender.  Any Person to whom the Agent or the US Administrative Agent, as applicable, may delegate duties or responsibilities as permitted hereunder shall enjoy and be bound by the same benefits, rights, protections and obligations as those provided to the Agent and the US Administrative Agent, as applicable, or to which the Agent or the US Administrative Agent is subject under this Agreement, mutatis mutandis.

12.7

Protection of Agent

(a)

Unless and until instructed by the Majority Lenders, the Agent shall not be bound to inquire as to:  (i) whether any representation made by the Borrower in or in connection with any Document is true; (ii) the occurrence or otherwise of any Event of Default or Default; (iii) the performance by the Borrower of its obligations under any Document; (iv) any breach of or default by the Borrower or any Obligor under its obligations under any Document; or (v) the use or application by the Borrower of any of the proceeds of an Advance under the Credit Facilities.  The Agent shall report the results of any such enquiry to the Lenders, but shall have no obligation to take any action in connection therewith unless otherwise instructed by the Majority Lenders as provided herein.

(b)

Unless the Agent has actual knowledge or actual notice to the contrary, it may assume that:  (i) any representation made by any Obligor in or in connection with any Document is true; (ii) no Event of Default or Default has occurred; and (iii) the Borrower is not in breach of or in default under, its obligations under any Document.

(c)

Unless the Agent has actual knowledge or actual notice to the contrary, it may assume that each Lender's address is that set out herein until it has received from such Lender a notice designating some other office of such Lender as its address and act upon any such notice until the same is superseded by a further such notice.

(d)

The Agent may engage and pay for the advice or services of any lawyers, accountants or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained.

(e)

Unless the Agent has actual knowledge or actual notice to the contrary, the Agent may rely as to matters of fact which might reasonably be expected to be within the knowledge of any Obligor upon a statement contained in any Document.

(f)

Unless the Agent has actual knowledge or actual notice to the contrary, the Agent may rely upon any communication or document believed by it to be genuine.

(g)

The Agent may refrain from exercising any right, power or discretion vested in it under this Agreement unless and until instructed by, as applicable, the Majority Lenders or the Unanimous Lenders as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised.

(h)

The Agent may refrain from exercising any right, power or discretion vested in it which would or might in its opinion in its sole discretion be contrary to any law of any jurisdiction or any directive or otherwise render it liable to any Person, and may do anything which is in its opinion in its sole discretion necessary to comply with any such law or directive.

(i)

The Agent may delegate to such other Person, such duties and responsibilities of the Agent hereunder as it shall determine to be appropriate in respect of dealings with or relating to the Borrower or any other Person.

(j)

The Agent may refrain from acting in accordance with any instructions of, as applicable, the Majority Lenders or Unanimous Lenders to begin any legal action or proceeding arising out of or in connection with this Agreement or take any steps to enforce or realize upon any Security, until it shall have received such security as it may reasonably require (whether by way of payment in advance or otherwise) against all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instruction.

(k)

The Agent shall not be bound to disclose to any Person any information relating to the Borrower or any Obligor if such disclosure would or might in its opinion in its sole discretion constitute a breach of any law or regulation or be otherwise actionable at the suit of any Person.

(l)

The Agent shall not accept any responsibility for the accuracy and/or completeness of any information supplied in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of any Document and the Agent shall not be under any liability to any Lender as a result of taking or omitting to take any action in relation to any Document save in the case of the Agent's negligence or wilful misconduct.

12.8

Duties of Agents

The Agent and the US Administrative Agent, as applicable, shall:

(a)

provide to each Lender copies (including, if available, electronic copies) of all financial information received from the Borrower promptly after receipt thereof, and copies of any notices in respect of a Drawdown, Conversion, Rollover, and other notices received by the Agent or the US Administrative Agent, as applicable, from the Borrower upon request by any Lender;

(b)

promptly advise each Lender thereunder of Advances required to be made by it hereunder and disburse all repayments to the Lenders thereunder in accordance with the terms of this Agreement;

(c)

promptly notify each Lender thereunder of the occurrence of any Event of Default or any Default by the Borrower in the due performance of its obligations under this Agreement or the Security and of which the Agent has actual knowledge or actual notice;

(d)

each time the Borrower requests the prior written consent of the Majority Lenders, use its best efforts to obtain and communicate to the Borrower the response of the Majority Lenders in a reasonably prompt and timely manner having due regard to the nature and circumstances of the request;

(e)

give written notice to the Borrower in respect of any other matter in respect of which notice is required in accordance with or pursuant to this Agreement, promptly or promptly after receiving the consent of the Majority Lenders or the Unanimous Lenders, if required under the terms of this Agreement;

(f)

except as otherwise provided in this Agreement, act in accordance with any instructions given to it by, as applicable, the Majority Lenders or the Unanimous Lenders;

(g)

at the time of engaging any agent, receiver, receiver-manager, consultant, monitor or other party in connection with the Security or the enforcement thereof, obtain the agreement of such party to comply with the applicable terms of this Agreement and the Security Sharing Agreement  in carrying out any such enforcement activities and dealing with any proceeds of realization;

(h)

if so instructed by the Majority Lenders or the Unanimous Lenders, as applicable, refrain from exercising any right, power or discretion vested in it under this Agreement or any Document incidental hereto;

(i)

account for any monies received by it in connection with this Agreement, the Security and any other agreement delivered in connection herewith or therewith; and

(j)

call a meeting of the Lenders thereunder at any time not earlier than five (5) days and not later than thirty (30) days after receipt of a written request for a meeting provided by any Lender under any such Credit Facility; provided that the above notice requirements may be waived by the unanimous agreement of the Lenders thereunder; and provided further that any instrument executed by all of the Lenders thereunder (which may be in counterparts) shall have the same effect as if passed by the Lenders thereunder at a duly called meeting.

12.9

Indemnification of Agents

Each Lender shall, on demand by the Agent, indemnify the Agent and the US Administrative Agent in accordance with each such Lender's Rateable Portion, against any and all costs, claims, reasonable expenses (including legal fees) and liabilities which the Agent and/or the US Administrative Agent may incur (and which have not been reimbursed by the Borrower) to the extent required hereunder, otherwise than by reason of its own negligence or wilful misconduct, in acting in its capacity as the Agent or the US Administrative Agent under this Agreement, the Security or any other Document.

12.10

Termination or Resignation of Agents

The Majority Lenders may terminate the Agent's and/or the US Administrative Agent's appointment hereunder upon giving the Agent and/or the US Administrative Agent 90 days' prior written notice to such effect.  The Agent and/or the US Administrative Agent may resign its appointment hereunder at any time upon giving 90 days' prior written notice to each Lender, without giving any reason therefor.  In the event of any such termination or resignation, the Majority Lenders shall appoint a successor Agent and/or a successor US Administrative Agent, as applicable, acceptable to the Borrower (whose consent may not be unreasonably withheld). Within a reasonable time after the appointment of the successor Agent, the retiring Agent shall assign the Security to the successor Agent. Upon such assignment and/or upon the US Administrative Agent's termination or resignation hereunder, the retiring Agent and the retiring US Administrative Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Section 12; and the Agent's and/or the US Administrative Agent's successor and each of the other parties hereto shall have the same rights and obligations among themselves as they would have had if such successor originally had been a party hereto as the Agent and/or the US Administrative Agent. If a Person ceases to be the Agent and/or the US Administrative Agent and a successor Agent and/or a successor US Administrative Agent is not appointed within such 90 day period, upon the expiry of such period such Person shall receive no further compensation for acting as Agent and shall be released from all obligations as Agent and/or US Administrative Agent, except that until a successor Agent is appointed such Person shall passively hold the Security as Agent for the Lenders without taking any action to preserve, renew, maintain or enforce the Security; and its sole remaining obligation shall be to assign the Security to its successor if and when a successor Agent is appointed.

12.11

Rights of Agent as a Lender

Each of the Agent and the US Administrative Agent in its capacity as a Lender shall have the same rights and powers under the Documents as any other Lender, and it may exercise such rights and powers as though it were not performing the duties and functions delegated to it as the Agent hereunder.  Without limiting the generality of the foregoing, each of the Agent and the US Administrative Agent in its capacity as a Lender may retain for its own benefit any fee or other sum receivable by it for its own account, and may accept deposits from, lend money to, provide any advisory or other services to or engage in any kind of banking or other business with any Obligor.

12.12

Financial Information

The Agent shall have no duty or responsibility either initially or on a continuing basis to provide any Lender with any credit or other information with respect to the financial condition and affairs of any Obligor, except to the extent expressly set out herein.

12.13

Lenders' Independent Investigation

Each of the Lenders represents and warrants to the Agent, the US Administrative Agent, BMO and Harris that it has made its own independent investigation of the financial condition and affairs of the Obligors in connection with the establishment of credit for the Borrower hereunder, and that it has not relied on any information provided to it by the Agent, the US Administrative Agent, BMO or Harris in connection therewith, and each represents and warrants to the Agent that it shall continue to make its own appraisal of the creditworthiness of the Obligor from time to time.

12.14

Legal Proceedings by Agents

The Agent, the US Administrative Agent and/or the US Security Agent, as applicable, shall not be obligated to take any legal proceedings against the Borrower or any other Person for the recovery of any amount due under this Agreement or the Security, unless instructed to do so by, as applicable, the Majority Lenders or the Unanimous Lenders.  No Lender shall bring legal proceedings against the Borrower or any other Person hereunder under any Security or under any other Documents or in connection herewith or therewith, or exercise any right arising hereunder or thereunder or in connection herewith or therewith over the property and assets of the Borrower or any other Person, without the prior written consent of the Unanimous Lenders.

12.15

Lenders' Obligations Several; No Partnership

The obligations of each Lender under this Agreement are several.  The failure of any Lender to carry out its obligations hereunder shall not relieve the other Lenders of any of their respective obligations hereunder. No Lender shall be responsible for the obligations of any other Lender hereunder. Neither the entering into of this Agreement nor the completion of any transactions contemplated herein shall constitute the Lenders a partnership.

12.16

Sharing of Information

The Agent, the US Administrative Agent and the Lenders may share among themselves any information they may have from time to time concerning the Obligors whether or not such information is confidential; but shall have no obligation to do so (except for any obligations of the Agent or the US Administrative Agent to provide information as required in this Agreement).

12.17

Acknowledgement by Borrower

The Borrower hereby acknowledges notice of the terms of the provisions of this Section 12 and agrees to be bound hereby to the extent of its obligations hereunder, and further agrees to not make any payments, take any action or omit to take any action which would result in the non-compliance by any Lender with its obligations hereunder.

12.18

Amendments to Section 12

The Agent, the US Administrative Agent and the Lenders may amend any provision in this Section 12 without prior notice to or the consent of the Borrower, and the Agent shall provide a copy of any such amendment to the Borrower reasonably promptly thereafter; provided however if any such amendment would adversely affect any rights, entitlements, obligations or liabilities of the Borrower (other than in a de minimus manner), such amendment shall not be effective until the Borrower provides its written consent thereto, such consent not to be unreasonably withheld or arbitrarily delayed.

12.19

Deliveries, etc.

As between the Obligors, the Agent, the US Administrative Agent and the Lenders: (a) all statements, certificates, consents and other documents which the Agent or the US Administrative Agent, as applicable, purports to deliver to an Obligor on behalf of the Lenders shall be binding on each of the Lenders, and none of the Obligors shall be required to ascertain or confirm the authority of the Agent or the US Administrative Agent, as applicable, in delivering such documents; (b) all certificates, statements, notices and other documents which are delivered by an Obligor to the Agent or the US Administrative Agent, as applicable, in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders; and (c) all payments which are delivered by the Borrower to the Agent or the US Administrative Agent, as applicable, in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders, as applicable.

12.20

Agency Fee

The Borrower agrees to pay the Agent an annual agency fee in such amount as may be agreed in writing from time to time between the Borrower and the Agent, payable in advance on March 1st of each calendar during the term of this Agreement.

12.21

Adjustments Among Lenders.

(a)

Adjustment After Exercise of Rights.  Each Lender agrees that, after the exercise of any rights pursuant to Section 10.2, it will at any time or from time to time, upon the request of the Agent, as required by any other Lender, purchase portions of the amounts due and owing to the other Lenders and make any other adjustments which may be necessary or appropriate so that the amounts due and owing to each Lender, as adjusted under this Section 12.21, will, as nearly as possible, reflect each Lender's Rateable Portion determined as at the date of the exercise of any such rights.

(b)

General Application.  For greater certainty, the Lenders acknowledge and agree that, without limiting the generality of the provisions of Section 12.21(a), those provisions will have application if and whenever any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of any money owing or payable by a Borrower to it in excess of the amounts to which it would otherwise be entitled under Section 12.21(a).

(c)

Adjustments to Advances.  Notwithstanding anything else herein contained, the Agent and the US Administrative Agent, as applicable, may, when determining amounts payable to or payable by or to be advanced by a Lender under the relevant Credit Facility  in connection with Advances, which amounts are determined by or by reference to that Lender's Rateable Portion, make such adjustments to such amount as it deems appropriate in its sole discretion to account or adjust for any amounts advanced to the Borrower, if any, by way of Letter of Credit and Bankers' Acceptances.

(d)

Borrower Agreement.  The Borrower agrees to be bound by and to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders under this Section 12.21 but shall incur no increased liabilities by reason thereof.

12.22

Agents May Debit Accounts.

The Borrower authorizes and directs the Agent and the US Administrative Agent, as applicable, in their discretion, to debit automatically, by mechanical, electronic or manual means, any bank account of a Borrower maintained with BMO or Harris (for so long as BMO is Agent or Harris is US Administrative Agent) for all amounts payable by the Borrower under this Agreement or any other Document, including the repayment of principal and the payment of interest, fees and all charges for the keeping of that bank account.  The Agent and the US Administrative Agent, as applicable, shall notify the Borrower as to the particulars of those debits in the normal course.

12.23

Fonde de Pouvoir.

In addition to and without prejudice to Section 12.6 hereof, each Lender hereby irrevocably appoints and authorizes the Agent (and any successor acting as the Agent) to act as the person holding the power of attorney (in such capacity, the "Fondé de pouvoir") of each Lender as contemplated under Article 2692 of the Civil Code of Quebec, and to enter into, to take and to hold on their behalf, and for their benefit, each hypothec granted by SunOpta Inc. as well as any other party that is or may in the future become a party hereto as a Borrower or Obligor and in respect of which a security is required to be taken under the Civil Code of Quebec (a "Hypothec"), and to exercise such powers and duties which are conferred upon the Fondé de pouvoir under each Hypothec.  Moreover, each Lender hereby irrevocably appoints and authorizes the Agent (and any successor acting as the Agent) (in such capacity, the "Custodian") to act as agent and custodian for and on behalf of the Lenders to hold and to be the sole registered holder of any debenture or bond which may be issued under any Hypothec, the whole notwithstanding Section 32 of the Act Respecting the Special Powers of Legal Persons (Quebec) or any other Applicable Law.  In this respect, (i) records shall be kept indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by any pledge of any such debenture or bond and owing to each Lender, and (ii) each Lender will be entitled to the benefits of any collateral covered by any Hypothec and will participate in the proceeds of realization of any such collateral, the whole in accordance with the terms hereof.

Each of the Fondé de pouvoir and the Custodian shall (a) exercise, in accordance with the terms hereof, any rights and remedies given to the Fondé de pouvoir and the Custodian (as applicable) with respect to the collateral under any Hypothec, any debenture or bond or pledge thereof relating to any Hypothec, Applicable Laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Agent mutatis mutandis including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any Hypothec, any debenture or bond or pledge thereof relating to any Hypothec, Applicable Laws or otherwise and on such terms and conditions as it may determine from time to time.  Any person who becomes a Lender, for itself and on behalf of its Affiliates referred to above, shall be deemed to have consented to and confirmed:  (i) the Fondé de pouvoir as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Fondé de pouvoir as the person holding the power of attorney as aforesaid and to have ratified; and (ii) the Custodian as the agent and custodian as aforesaid and to have ratified, as the date it becomes a Lender, all actions taken by the Custodian in such capacity.  The Agent accepts the foregoing appointment as Fondé de pouvoir and Custodian and agrees to act in such capacities.

SECTION 13
ASSIGNMENTS

13.1

Assignment.

(a)

Benefit and Burden of this Agreement.  This Agreement shall enure to the benefit of and be binding on the parties hereto, their respective successors and any permitted Assignees.

(b)

Borrower.  The Borrowers may not assign, delegate or transfer all or any part of their rights or obligations under this Agreement without the prior written consent of the Lenders.

(c)

Assignment.

(i)

Any Lender (herein sometimes called an "Assigning Lender") may, with the prior written consent of the Borrower (subject to Section 13.1(c)(ii) and (iii)), and the Agent, which consent may not, in either case, be unreasonably withheld, assign all or any part of its rights to, and may have its obligations in respect of the Credit Facility assumed by, one or more financial institutions or other entities (each an "Assignee"); provided, however, that each assignment by a Lender must be in a minimum amount of at least US$5,000,000.  Notwithstanding the foregoing, no consent shall be required in respect of any assignment by an Assigning Lender to its Affiliate or another Lender.  An assignment shall become effective when the Borrower and the Agent have been notified of it by the Assigning Lender and have received from the Assignee an undertaking (addressed to all the parties to this Agreement) to be bound by this Agreement and to perform the obligations assigned to it, in substantially the form of Schedule W and the Agent has received from the Assignee an assignment fee of Cdn$3,500 or US$3,500, as applicable depending upon the nature of the currency being assigned.  Any Assignee shall be treated as a Lender for all purposes of this Agreement, shall be entitled to the full benefit hereof and shall be subject to the obligations of the Assigning Lender to the same extent as if it were an original party in respect of the rights or obligations assigned to it, and the Assigning Lender shall be released and discharged accordingly and to the same extent, and such Schedules as applicable shall be amended accordingly from time to time without further notice or other requirement.  For greater certainty, if in the event a Lender under Facility C wishes to assign its rights to an Assignee in accordance with this Section 13.1 which would cause a recalculation of the amounts payable as set out in any of Schedule P-1, Schedule P-2, Schedule P-3 or Schedule P-4, the relevant Lender under Facility C will provide to the Agent and the Borrower a revised Schedule P setting out such recalculated amounts.  Any such revised Schedule P shall not become effective until the relevant Persons, including the Borrower, signify in writing their agreement to such revised Schedule P.

(ii)

Notwithstanding Section 13.1(c)(i), no Lender under Facility A may assign all or any part of its rights to or have any of its obligations assumed by any financial institution or entity that is a non-resident of Canada for the purposes of the ITA, unless any of the following shall have occurred: (A) the failure by the Borrower to make when due, whether by acceleration or otherwise, any payment of principal required to be made by the Borrower under this Agreement or any other Document, (B) the failure by the Borrower to make when due, whether by acceleration or otherwise, any payment of interest, fees, costs or any other payment under this Agreement or any other Document, or (C) the exercise of any rights pursuant to Section 10.2.

(iii)

Notwithstanding anything to the contrary herein contained, where a Default or an Event of Default has occurred, the consent of the Borrower shall not be required with respect to the assignment of all or any part of the rights of a Lender hereunder.

(d)

Limitation.  No Lender shall be entitled to make an assignment under Section 13.1(c)(i) or change its Branch of Account if this would, immediately following the assignment, participation or change of Branch of Account, increase the cost of the Credit Facility to the Borrower, except that nothing in this Section 13.1(d) shall prohibit the granting of an assignment by a Schedule I Lender to a Schedule II Lender or a Schedule III Lender notwithstanding that the Discount Rate applicable to Bankers' Acceptances issued by the Schedule II Lender or Schedule III Lender may be higher than the Discount Rate applicable to Bankers' Acceptances issued by the Schedule I Lender.

(e)

Borrower Cooperation.  The Borrower will, at the Lenders' expense (exclusive of the fees of legal counsel to the Borrower), execute such further documents and instruments and do such further things as the Agent or Lenders may reasonably request for the purpose of any participation or assignment.

(f)

Disclosure.  Each Lender may disclose to any prospective Assignee, on a confidential basis, such information concerning the Borrower as it considers appropriate without incurring any liability for any breach of the duty of banker-customer confidentiality but subject to receiving an undertaking from such prospective Assignee to receive and maintain such information in confidence.

SECTION 14
MISCELLANEOUS

14.1

Amendments.

No amendment or waiver of any provision of this Agreement or consent to any departure by a party from any provision of this Agreement will be effective unless it is in writing, and then the amendment, modification, waiver or consent will be effective only in the specific instance, for the specific purpose and for the specific length of time for which it is given.

14.2

Notice.

Unless otherwise specified, any notice or other communication required or permitted to be given to a party under this Agreement shall be in writing and may be delivered personally or sent by prepaid registered mail or by facsimile, to the address or facsimile number of the party set out beside its name at the foot of this Agreement to the attention of the Person there indicated or to such other address, facsimile number or other Person's attention as the party may have specified by notice in writing given under this Section.  Any notice or other communication shall be deemed to have been given (i) if delivered personally, when received; (ii) if mailed, subject to Section 14.3, on the fifth Business Day following the date of mailing; (iii) if sent by facsimile, on the Business Day when the appropriate confirmation of receipt has been received if the confirmation of receipt has been received before 3:00 p.m. on that Business Day or, if the confirmation of receipt has been received after 3:00 p.m. on that Business Day, on the next succeeding Business Day; and (iv) if sent by facsimile on a day which is not a Business Day, on the next succeeding Business Day on which confirmation of receipt has been received.  All communication with any Obligor hereunder may be directed through SunOpta.  For greater certainty, any notice or other document or instrument which is required to be given or delivered to any Obligor hereunder shall be deemed to have been given to and received by such Obligor if given to SunOpta.

14.3

Disruption of Postal Service.

If a notice has been sent by prepaid registered mail and before the fifth Business Day after the mailing there is a discontinuance or interruption of regular postal service so that the notice cannot reasonably be expected to be delivered within five Business Days after the mailing, the notice will be deemed to have been given when it is actually received.

14.4

Environmental Indemnity.

Each Obligor shall, and does hereby, indemnify and hold each Indemnified Person harmless from and against any and all Claims and Losses incurred or suffered by, or asserted against, the Indemnified Person, with respect to or as a direct or indirect result of, (a) the presence on or under, or any Release or likely Release of any Hazardous Substance from any of the Collateral comprising real property or any other real properties owned or used by any of the Obligors or any Subsidiary or any of their successors and assigns; or (b) the breach of any Applicable Laws by any mortgagor, owner, lessee or occupant of such properties.

14.5

Further Assurances.

The Obligors shall from time to time promptly, upon the request of the Agent, take or cause to take such action, and execute and deliver such further documents as may be reasonably necessary or appropriate to give effect to the provisions and intent of this Agreement and the Documents.

14.6

Judgment Currency.

If for the purpose of obtaining judgment in any court it is necessary to convert all or any part of the liabilities or any other amount due to a Lender, the Agent, the US Administrative Agent or the US Security Agent in respect of any of the Borrowers' obligations under this Agreement in any currency (the "Original Currency") into another currency (the "Other Currency"), each Borrower, to the fullest extent that it may effectively do so, agrees that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Lender, the Agent, the US Administrative Agent or the US Security Agent could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is paid or satisfied.  The obligations of the Borrowers in respect of any sum due in the Original Currency from it to any Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in such Other Currency the Lender may, in accordance with its normal banking procedures, purchase the Original Currency with such Other Currency.  If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender agrees to remit such excess to the Borrowers.

14.7

Waivers.

No failure to exercise, and no delay in exercising, on the part of the Agent, the US Security Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, remedy, power or privilege shall preclude the exercise of any other right, remedy, power or privilege.

14.8

Reimbursement of Expenses.

The Obligors jointly and severally agree to: (a) pay or reimburse the Agent, the US Administrative Agent and the US Security Agent, on demand, for all of its reasonable out-of-pocket costs and expenses (including legal fees) incurred in connection with the preparation, negotiation and execution of this Agreement and the other Documents including any subsequent amendments of this Agreement or any other Document, and the consummation and the administration of the transactions contemplated hereby including the reasonable fees and disbursements of counsel to the Lender; and (b) pay or reimburse, on demand, and the Agent, the US Administrative Agent and the US Security Agent for all its costs and expenses (including legal fees) incurred in connection with the determination, preservation and enforcement of any responsibilities, rights and remedies under this Agreement and the other Documents, including the reasonable fees and disbursements of its counsel.  The obligations of the Obligors under this Section 14.8 shall survive the repayment of all Advances and the termination of the Credit Facility.

14.9

Submission to Jurisdiction.

Each Borrower and Obligor irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court.  Each Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action or proceeding.  Each Borrower hereby irrevocably consents to the service of any and all process in such action or proceeding by the delivery of such process to such Borrower at its address provided in accordance with Section 14.2.

14.10

Waiver of Trial by Jury.

The Borrowers and the Obligors hereby knowingly voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with, this Agreement or any other Document, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Agent, the US Administrative Agent, the US Security Agent, any Lender or any of the Borrowers or Obligors.  The Borrowers and the Obligors acknowledge and agree that they have received full and sufficient consideration for this provision (and each other provision of each other Document to which it is a party) and that this provision is a material inducement for the Lenders entering into this Agreement and each other Document.

14.11

Counterparts.

This Agreement and the Documents may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.  This Agreement and the Documents may be executed and delivered by facsimile transmission and each of the parties hereto may rely on such facsimile signature as though that facsimile signature were an original hand-written signature.

14.12

Excluded Subsidiaries.

The parties hereto acknowledge and agree that each Excluded Subsidiary is not an Obligor for purposes of this Agreement or any of the Documents.  For greater certainty and without limiting the generality of the foregoing, each Excluded Subsidiary and its assets shall not at any time be considered part of the Consolidated Borrower.

14.13

Acknowledgement.

Each Obligor hereby acknowledges, confirms and agrees that all Documents (including without limitation Security Documents) previously, now or hereafter delivered by such Obligor in favour of the Agent, the US Administrative Agent, the US Security Agent or any Lender, as applicable, remains in full force and effect in accordance with its terms, unless any such Document has been otherwise amended by written agreement.  For greater certainty, each Obligor that has previously executed and delivered a Security Document hereby acknowledges and confirms that each such Security Document secures the obligations of such Obligor under and in connection with this Agreement and all other relevant Documents.

[SIGNATURE PAGES FOLLOW]

The parties have executed this Agreement as of the day and year first written above.

SUNOPTA INC. 2838 Bovaird Drive West Norval, Ontario LOP 1KO Attention: Chief Financial Officer Fax: (905) 455-2529	By:________________________________ Name: Title:
SUNOPTA LP By: 1510146 Ontario Inc., its General Partner	By:________________________________ Name: Title:

SUNOPTA FOOD GROUP LLC	By:________________________________ Name: Title:

MARATHON NATURAL FOODS LTD.	By:________________________________ Name: Title:

1510146 ONTARIO INC.	By:________________________________ Name: Title:

C:\Documents and Settings\Wasim Thaha\Local Settings\Temporary Internet Files\OLK34\TOR01-3559764-v6-KAM_BMO_re_SunOpta_Fourth_Amended_and_Restated_Credit_Agreement.DOC

3060385 NOVA SCOTIA COMPANY	By:________________________________ Name: Title:
DRIVE ORGANICS CORPORATION	By:________________________________ Name: Title:

SUNRICH LLC	By:________________________________ Name: Title:

SUNOPTA FRUIT GROUP INC.	By:________________________________ Name: Title:

SUNOPTA ASEPTIC, INC.	By:________________________________ Name: Title:

SUNOPTA LLC	By:________________________________ Name: Title:

SUNOPTA GLOBAL ORGANIC INGREDIENTS INC.	By:________________________________ Name: Title:

SUNOPTA INGREDIENTS, INC.	By:________________________________ Name: Title:

SUNOPTA HOLDINGS INC.	By:________________________________ Name: Title:

SUNOPTA FINANCING INC.	By:________________________________ Name: Title:

GLOBAL TRADING INC.	By:________________________________ Name: Title:

SUNOPTA DE MEXICO, S. DE R.L. DE C.V.	By:________________________________ Name: Title:
By:________________________________ Name: Title:
SERVICIOS SUNOPTA, S. DE R.L. DE C.V.	By:________________________________ Name: Title:
By:________________________________ Name: Title:

BANK OF MONTREAL in its capacity as Agent Global Distribution Services 100 King Street West 19th Floor Toronto, Ontario M5X 1A1 Attention: Manager, Global Distribution Services Fax: (416) 867-5938	By:________________________________ Name: Title: By:________________________________ Name: Title:

HARRIS N.A. in its capacity as US Security Agent One Market Street Spear Tower, Suite 1515 San Francisco, CA 94105 Attention: Shane Koonce Fax: 415-397-1888	By:________________________________ Name: Title: By:________________________________ Name: Title:

HARRIS N.A. in its capacity as US Administrative Agent One Market Street Spear Tower, Suite 1515 San Francisco, CA 94105 Attention: Shane Koonce Fax: 415-397-1888	By:________________________________ Name: Title: By:________________________________ Name: Title:

BANK OF MONTREAL in its capacity as Lender Corporate Finance 100 King Street West 11th Floor Toronto, Ontario M5X 1A1 Attention: Senior Manager Fax: (416) 360-7168	By:________________________________ Name: Title: By:________________________________ Name: Title:

BANK OF MONTREAL (Chicago Branch) in its capacity as Lender 12th Floor, West 115 South Lasalle Street Chicago, Illinois 60603 Attention: Account Manager Fax: 312-750-6057	By:________________________________ Name: Title: By:________________________________ Name: Title:

HARRIS N.A. in its capacity as Lender One Market Street Spear Tower, Suite 1515 San Francisco, CA 94105 Attention: Shane Koonce Fax: 415-397-1888	By:________________________________ Name: Title: By:________________________________ Name: Title:

BANK OF MONTREAL (Toronto Branch) in its capacity as Lender 1 First Canadian Place, 4th Floor Toronto, Ontario M5X 1A1 Attention: Vice President Fax: 416-359-7796	By:________________________________ Name: Title: By:________________________________ Name: Title:

SUN LIFE ASSURANCE COMPANY OF CANADA in its capacity as Lender 225 King Street West Toronto, Ontario M5V 3C5 Attention: Steve Theofanis Managing Director, Private Fixed Income Fax: 416-595-0131	By:________________________________ Name: Title: By:________________________________ Name: Title:

THE MANUFACTURERS LIFE INSURANCE COMPANY in its capacity as Lender 200 Bloor Street East Floor NT-4 B-17 Toronto, Ontario M4W 1E5 Attention: Patrick Chen Fax: 416-852-6333	By:________________________________ Name: Title: By:________________________________ Name: Title:

JOHN HANCOCK LIFE INSURANCE COMPANY

in its capacity as Lender

c/o

John Hancock Financial Services

Bond & Corporate Finance Group – Food & Commodities Team

197 Clarendon Street

C-2

Boston, MA

02116

Attention: Phillip J. Peters

Fax: 617-572-1165

By:________________________________ Name: Title: By:________________________________ Name: Title:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

in its capacity as Lender

c/o

John Hancock Financial Services

Bond & Corporate Finance Group – Food & Commodities Team

197 Clarendon Street

C-2

Boston, MA

02116

Attention: Phillip J. Peters

Fax: 617-572-1165

By:________________________________ Name: Title: By:________________________________ Name: Title:

7-

HSBC BANK CANADA in its capacity as Lender 70 York Street 4th Floor Corporate Banking Toronto, Ontario M5J 1S9 Attention: Jody Sanderson Fax: 416-868-3817	By:________________________________ Name: Title: By:________________________________ Name: Title:

HSBC BANK U.S.A., N.A. in its capacity as Lender 452 Fifth Avenue New York, New York 10018 Attention: Mohan Mahimtura Fax: 212-525-2479	By:________________________________ Name: Title: By:________________________________ Name: Title:

RABOBANK NEDERLAND CANADIAN BRANCH in its capacity as Lender 95 Wellington Street West Suite 1830, P.O. Box 38 Toronto, Ontario M5J 2N7 Attention: Vice President Fax: 416-941-9750	By:________________________________ Name: Title: By:________________________________ Name: Title:

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
''RABOBANK NEDERLAND'',
NEW YORK BANCH

in its capacity as Lender

c/o

95 Wellington Street West

Suite 1830, P.O. Box 38

Toronto, Ontario

M5J 2N7

Attention:  Vice-President

Fax:  416-941-9750

By:________________________________ Name: Title: By:________________________________ Name: Title: